                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                   October 3, 1997
                                 -------------------
                   Date of Report (Date of Earliest Event Reported)


                                   WESTERN BANCORP
                                   ---------------
                (Exact Name of Registrant As Specified In Its Charter)


                                      CALIFORNIA
                                      ----------
                    (State or Other Jurisdiction of Incorporation)

        0-13551                                         95-3863296
        -------                                         ----------
(Commission File Number)                     (IRS Employer Identification No.)



                            4100 Newport Place, 9th Floor
                           Newport Beach, California 92660
                  -------------------------------------------------
                  (Address of Principal Executive Offices)(Zip Code)

                                    (714) 863-2300
                                    --------------
                 (Registrant's Telephone Number, including Area Code)

             ------------------------------------------------------------
            (Former Name or Former Address, If Changed Since Last Report)

Item 5.  Other Events.

    On July 30, 1997, Western Bancorp ("Western") entered into an Agreement and Plan of Merger, by and among Western, Western Bank and Santa Monica Bank ("SMB"), pursuant to which SMB will merge with a subsidiary of Western.

    In connection therewith, Western hereby files (i) SMB's Annual Report on Form F-2 for the fiscal year ended December 31, 1996; (ii) SMB's Current Reports on Form F-3, dated April 17, 1997 and August 8, 1997; (iii) SMB's Quarterly Reports on Form F-4, dated April 19, 1997 and August 6, 1997; (iv) SMB's Annual Report to security holders for fiscal year ended December 31, 1996; and (v) SMB's Proxy Statement to security holders for fiscal year ended December 31, 1996.

                        FEDERAL DEPOSIT INSURANCE CORPORATION

                                Washington. D.C. 20429

                                       FORM F-2


                                    ANNUAL REPORT


                          UNDER SECTION 13 of the Securities


                                 Exchange Act of l934


                     for the fiscal year ended Decemher 31, 1996


                             FDIC CERTIFICATE NO. 00114-7


                           S A N T A  M O N I C A  B A N K

                Incorporated in the State of California on Feb/3/1928

                      IRS Employer Identification No. 95-1191910

                                  1251 Fourth Street

                            Santa Monica, California 90401

                             Telephone No. (310) 394-9611

         Securities registered under section 12 (g) of the Act: Capital Stock 7,077,332 outstanding shares. Traded in the American Stock Exchange under the symbol of SMO.

Delinquent filers pursuant to item 10 is not contained herein, and will not be contained, to the best of Santa Monica Bank's knowledge, in definitive proxy or information statements incorporated by reference in part III of this form F-2 or any amendment of this form F-2

Santa Monica Bank (1) has filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days.

         Yes   X      No
            -------      -------

                                  SANTA MONICA BANK




Securities Registered:

    The Stock registered pursuant to Section 12 (g) of the Securities Exchange Act of 1934 is Capital Stock, par value $3 per share. As of December 31, l996, 7,077,332 shares were outstanding of 10,000,000 shares authorized. The number of holders of record of the Capital Stock of the Bank was 1,297 at December 31, 1996. The Capital Stock of the Bank is traded in the American Stock Exchange. The Transfer Agent and Registrar of the Capital Stock is Chemical Mellon Shareholder Services, L.L.C., P.O. Box 3315, South Hackensack, NY 07606, (800) 356-2017.

Documents Incorporated by Reference

    The Annual Report to security holders for fiscal year ended December 31, 1996 is herein incorporated by reference in lieu of Part II of Form F-2.

    The Proxy Statement to security holders for fiscal year ended December 31, 1996 is herein incorporated by reference in lieu of Part III of Form F-2.


                                        PART I

Item 1. Business

    The Bank was organized in 1928 and at December 31, 1996 amounted to $631,561,490 in total resources. The Bank's main office and its executive offices are located in Santa Monica. The Bank has offices in Pacific Palisades, West Los Angeles, Malibu and Marina Del Rey and four in Santa Monica. At year-end the Bank had a total staff of 281 employees.

    The Bank provides a wide variety of banking services to its customers. Services include those traditionally offered by commercial banks, such as checking and savings accounts, commercial, industrial, real estate and installment loans, and safe deposit facilities. The Bank also has a trust department with total assets market value under administration of $604,505,000 at December 31, 1996.

    The Bank concentrates its marketing among small and medium-sized businesses, persons and firms in the medical, dental, legal and accounting professions, and developers of commercial and residential real estate projects. The Bank also serves consumers and, to a lesser extent, larger corporations.

    Santa Monica Bank has kept pace with the growth of the banking industry. The Bank ranks as the 38th largest among all banks in California and 530th largest in the nation. In terms of the region we serve, Santa Monica Bank has over 15% market share, placing it third in a field that includes some of the state's largest banks. Our size and resources give us the flexibility to meet the needs of all types of customers.

    For additional information, refer to the l996 Annual Report, pages 2 thru 11, incorporated herein by reference.

                                  SANTA MONICA BANK

Item 2. Properties

    All properties are leased by the Bank, with the exception of the land and building at 1251 Fourth Street, Santa Monica; the building at 2221 Santa Monica Boulevard, Santa Monica; the land and building at 1324 Fifth Street, Santa Monica; the land and building at 1235 Fourth Street, Santa Monica, and the land and building at 4700 Lincoln Boulevard, Marina del Rey, which are owned by the bank.

MAIN OFFICE

1251 Fourth Street
Santa Monica. California 90401              OWNED

BRANCH OFFICES

     15245     Sunset Boulevard, Pacific Palisades, California 90272 /
               Lease expires l2/31/2003
      3302     Pico Boulevard, Santa Monica, California 90405 /
               Lease expires 9/30/2001
     12100     Wilshire Boulevard, West Los Angeles, California 90025 /
               Lease expires 12/31/2003
      4700     Lincoln Boulevard, Marina del Rey, California 90292 OWNED
     23705     West Malibu Road, Malibu, California 90265 /
               Lease expires 02/28/2001
       152     Santa Monica Place, Santa Monica, California 90401 /
               Lease expires 12/31/2004

AUDITING DEPARTMENT

1324 Fifth Street
Santa Monica, California 90401         OWNED

SERVICE CENTER

1324 Fifth Street
Santa Monica, California 90401         OWNED

CASHIER'S DEPARTMENT

1237 Fourth Street
Santa Monica, California 90401         Lease expires 3/31/2000

LOAN DEPARTMENT

1235 Fourth Street
Santa Monica, California 90401         OWNED

Types of properties carried as Other Real Estate Owned (OREO) as of December 31, 1996 and 1995 are as follows:


                                                                 1996                          1995

                                                Number         Amount          Number         Amount
                                               ------------------------------------------------------
 Construction and land development              #             $                    1        $ 2,640

 l-4 family residential properties                   3            345             10          3,998

 Multifamily (5 or more) res. properties             5          5,239             11          9,247

 Nonfarm nonresidential properties                   4          3,022              5          2,673
                                               ------------------------------------------------------
 TOTAL                                          #   12         $8,606         #   27        $18,558


For additional information regarding OREO refer to 1996 Annual Report, page 25, incorporated herein by reference.

                                  SANTA MONICA BANK

Item 3. Legal Proceedings

    The Bank is continually faced with legal proceedings in the ordinary conduct of its business, which in the opinion of the counsel and the judgement of management will not materially affect its financial position.

Item 4. Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth the shares of Capital Stock owned beneficially, by the principal holders of securities.


                                                                                         Percent of
                                                                                         Shares of
                                                                         Total           Capital
                                                                         Beneficial      Stock
  Name                  Address                                          Ownership       Outstanding
-------------------------------------------------------------------------------------------------------
  Doris J. Carver       1324 5th Street                                     981,690 (1)      13.87%
                        Santa Monica, CA 90401
                                                                            849,942 (2)      12.01%
  W. Paul Carver        1235 4th Street
                        Santa Monica, CA 90401
                                                                          -------------  -------------
  Total beneficial ownership of W. Paul Carver and Doris J. Carver         1,831,632         25.88%

-----------------
(1) Consists of 930,872 shares held as Trustee under Aubrey E. Austin, Jr. and Doris J. Austin 1987 Trust, of which 818,260 shares are held as trustee with a life estate interest under a Marital Trust, and 112,612 shares are held as Trustee and Beneficiary under a Survivor's Trust. In addition 33,401 shares are held as Trustee of an irrevocable trust for her two daughters who are associates, 16,322 shares are held as Trustee under the Herman Klabunde Trust, and 1,095 shares are held by Doris J. Carver as an individual.

(2) Consists of 812,995 shares which are held as Trustee with a life estate interest under the W. Paul Carver Trust, and 4,282 shares which are held by Wendell Paul Carver as Trustee of the Wendell Paul Carver 1990 Trust. In addition 32,665 shares are also held as Trustee for his one stepdaughter who is an associate.

For information on directors' individual holdings as a group, please refer to Exhibit B, Proxy Statement pages 2 thru 4, incorporated herein by reference.

                                       Part II

Item 5. Market for the Bank's Common Stock and Related Security Holder Matters.

    (a) Market for the Bank's Common Stock

        Refer to 1996 Annual Report, page 12, incorporated herein by reference.

    (b) Approximate Number of Equity Security Holders:

     Title of Class                              Number of Record Holders
--------------------------------------------------------------------------------
     Common stock $3.00 par value                     1297
     7,077,332 shares outstanding
     of 10,000,000 shares authorized

                                  SANTA MONICA BANK

Item 6.  Selected Financial Data.

         1. Financial Statements refer to 1996 Annual Report, page 12, Incorporated herein by reference.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

         1. Refer to 1996 Annual Report, page 13 thru 19, incorporated herein by reference.

         2. For tabular statistical information, refer to 1996 Annual Report, page 14 thru 19.

Item 8.  Financial Statements and Supplementary Data.

         1. Financial Statements refer to 1996 Annual Report, page 20 thru 36, incorporated herein by reference.

                                       Part III

Item 9.  Directors and Principal Officers of the Bank.

         1. Directors see exhibit B, Proxy Statement, page 3 thru 4, incorporated herein by reference.

The Principal Officers of the Bank as of December 31, 1996 are listed below. The Officers were elected to their respective positions by the Board of Directors in January 1996. There is no arrangement or understanding with any officer pursuant to selections as an officer. No principal officer has any other occupation except being a Principal Officer of the Bank.

                                       Present Principal Occupation
                                       and Principal Occupation
    Name                     Age       During the Past Five Years
--------------------------------------------------------------------------------

Aubrey L. Austin             49        President of Santa Monica Bank
                                       and Chief Executive Officer.
                                       Director of Santa Monica Bank
                                       since 1985. He joined the Bank
                                       in 1977.

Dan T. Atkins                59        Executive Vice President/Sr. Credit
                                       Administrator. He joined the Bank
                                       in May, 1993.

Ron D. Makela                53        Sr. Vice President/Operations
                                       Administrator since 1988. He joined
                                       the Bank in February, 1977.

Linda L. Mazarella           47        Sr. Vice President/Human Resources
                                       Director. She joined the Bank in
                                       March, 1978.

Dario O. Quiroga             55        Sr. Vice President/Cashier and
                                       Chief Financial Officer since 1988.
                                       He joined the Bank in October 1963.

Richard Ratkovic             60        Sr. Vice President/Trust Manager
                                       since 1983. He joined the Bank in
                                       April, 1977.

                                  SANTA MONICA BANK

Item 10.  Management Renumeration and Transactions.
          See Exhihit B, Proxy Statement, pages 6 thru 8, incorporated herein by reference.

Item 11.  Exhibits, Financial Statements Schedules.

                                      Exhibits:

          Exhibit A.     The Annual Report to security holders for fiscal year
                         ended December 31, 1996 is herein attached.

          Exhibit B.     The Proxy Statement dated March 7, 1997 to security
                         holders is herein attached.

                                      Schedules:

          Schedule I. Securities: Refer to 1996 Annual Report, page 27, incorporated herein by reference.

          Schedule II. Loans to officers, directors, principal security holders and any associates of the foregoing persons:


                                        Balance at       Interest      Amounts      Additions     Balance at
                                        beginning        Rate          Collected                  end of period
                                        of period                                                 12/31/95
                                        01/01/95
----------------------------------------------------------------------------------------------------------------
Aubrey L. Austin
Real Estate Loan due 10/01/01           761,668.49          8.00%       8,493.49                    753,175.00

Cardinal Liberty Inc.
Joe Crail, President/CEO
Real Estate Loan due 02/25/98           844,081.56          9.00%      35,843.17                    808,238.39
Joe Crail
Unsecured Loan due 11/10/97             255,208.29         10.00%      87,500.04                    167,708.25

Donald E. Dickerson
Unsecured Loan due l2/01/96            167,600.00          10.00%      46,900.00                    120,700.00

William B. Fritzsche
Unsecured Loan due 10/15/96             58,566.03          10.50%      58,566.03

Pioneer French Baking Co. Inc.
John W. Garacochea, President
Real Estate Loan due 01/19/96         3,531,322.90         11.00%     166,142.39                  3,365,180.51
Real Estate Loan due 01/19/96           320,547.16         l2.50%      16,791.05                    285,756.11
Real Estate Loan due 04/01/97         1,723,944.76         10.00%      74,724.83                  1,649,219.93
Real Estate Loan due 04/01/97           972,728.28         10.00%     972,728.28

Other Officers or retired
officers and directors                  253,790.00                      3,627.65                    250,162.35

Cummings Properties Inc.
Willard L. Cummings, Jr.
President                                                   9.00%                    560,699.12     560,699.12
Real Estate Loan due 06/05/98
Willard L. Cummings Jr.                                     9.00%                    249,061.05     249,061.05
Real Estate Loan due 08/01/97
                                     ---------------------------------------------------------------------------
                                      8,889,457.47                  1,471,316.93     809,760.17   8,227,900.71
                                     ---------------------------------------------------------------------------
                                     ---------------------------------------------------------------------------

                                                              SANTA MONICA BANK

                                        Balance at      Interest      Amounts      Additions      Balance at
                                        beginning       Rate          Collected                   end of period
                                        of period                                                 12/31/96
                                        01/01/96
----------------------------------------------------------------------------------------------------------------
Aubrey L. Austin
Real Estate Loan due 10/01/01           753,175.00          8.00%       9,198.41                    743,976.59

Cardinal Liberty Inc.
Joe Crail, President/CEO
Real Estate Loan due 02/25/98           808,238.39          9.00%      39,164.94                    769,073.45
Joe Crail
Unsecured Loan due 11/10/97             167,708.25         10.00%     167,708.25

Donald E. Dickerson
Unsecured Loan due 01/01/97             120,700.00          9.75%      20,700.00                    100,000.00

William B. Fritzsche
Unsecured Loan due 10/15/96              56,819.33         10.25%      34,259.75                     22,559.58

Pioneer French Baking Co. Inc.
John W. Garacochea, President
Real Estate Loan due 01/19/96         3,365,180.51         11.00%   3,365,180.51
Real Estate Loan due 01/19/96           285,756.11         12.50%     285,756.11
Real Estate Loan due 04/01/97         1,649,219.93         10.00%   1,649,219.93

Other officers or retired
officers and directors                  250,162.35                     73,838.37                    176,323.98

Cummings Properties Inc.
Willard L. Cummings, Jr.
President                               560,699.12          9.00%      72,488.02                    488,211.10
Real Estate Loan due 06/05/98
Willard L. Cummings Jr.                 249,061.05         7.875%      47,328.51                    201,732.54
Real Estate Loan due 04/01/03
                                     ---------------------------------------------------------------------------

                                      8,266,720.04                  5,764,842.80                  2,501,877.24
                                     ---------------------------------------------------------------------------
                                     ---------------------------------------------------------------------------


    Schedule III.  Loans

                   1. refer to 1996 Annual Report, page 28 and 29, incorporated herein by reference.

    Schedule IV.   Bank Premises and Equipment

                   1. Refer to 1996 Annual Report, pages 29 and 30, incorporated herein by reference.

    Schedule V. Investments in, Income From Dividends, and Equity in Earnings or Losses of Subsidiaries and Associated Companies.

                   1. Not Applicable

    Schedule VI.   Allowance for Possible Loan Losses

                   1. Refer to 1996 Annual Report, page 28, incorporated herein by reference.

                                  SANTA MONICA BANK

                                      SIGNATURES



Pursuant to the requirements of section 13 of the Securities Exchange Act of l934, the bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          SANTA MONICA BANK


    by /s/ Pablo M. Ercilla         by /s/ Dario O. Quiroga
     ---------------------------     ---------------------------
    Pablo M. Ercilla                   Dario O. Quiroga
    Vice President / Controller        Senior Vice President / Cashier /
                                       Chief Financial Officer /
                                       Secretary of the Bank



                                    by /s/ Aubrey L. Austin
                                     ---------------------------
                                       Aubrey L. Austin
                                       President and
                                       Chief Executive Officer





Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons behalf of the registrant and in the capacities and on the dates indicated.



    Director                 /s/ W. B. Fritzsche
                             ---------------------------

    Director                 /s/ W. L. Cummings, Jr.
                             ---------------------------

    Director                 /s/ Donald E. Dickerson
                             ---------------------------

    Director                 /s/ J. W. Garacochea
                             ---------------------------

    Director                 /s/ Dorothy F. Menzies
                             ---------------------------

    Director                 /s/ Doris J. Carver
                             ---------------------------

                        FEDERAL DEPOSIT INSURANCE CORPORATION

                                Washington, D.C. 20429



                                       FORM F-3


                                    CURRENT REPORT


                         Pursuant to Section 13 of Securities

                                 Exchange Act of 1934

                             For the Month of April 1997



                                  SANTA MONICA BANK



                Incorporated in the State of California on Feb/3/1928


                      IRS Employer Identification No. 95-1191910


                                  1251 Fourth Street


                            Santa Monica, California 90401


                              Telephone No. 213/394-9611

                                  SANTA MONICA BANK

Item 9.  Submission of Matter to a Vote of Security Holders:

    (a)  Date of Annual Meeting:            April 17, 1997

    (b)  Directors Elected at the Meeting:

         1. Election of Class III Directors to hold office for three years; Aubrey L. Austin, Doris J. Carver, W. Paul Carver to serve as Class III Directors until the Annual Meeting of Shareholders in 2000, or until a successor is duly elected. No other nominations for the Board of Directors were made at the Annual Meeting.
    ---------------------------------------------------------------------------
    Shares issued and outstanding                7,077,332
    ---------------------------------------------------------------------------
    Shares represented by proxy                  5,849,152
    ---------------------------------------------------------------------------
    Shares represented in person                   147,931
    ---------------------------------------------------------------------------
    Total shares voting                                              5,997,083
    ---------------------------------------------------------------------------

Results: Unanimous vote of the stockholders for the election of the directors as nominated

    (c)  Matters Voted upon:

         2. To approve the 1997 Incentive Stock Option Plan adopted by the Board of Directors of the Santa Monica Bank on January 22, 1997, subject to the approval of the stockholders.
    ---------------------------------------------------------------------------
    Shares represented by proxy                  5,692,613
    ---------------------------------------------------------------------------
    Shares represented in person                   147,931
    ---------------------------------------------------------------------------
    Total shares voting                                              5,840,544
    ---------------------------------------------------------------------------
Results: Unanimous vote of the stockholders to approve the 1997 Incentive Stock Option Plan as set forth in the 1997 Proxy Statement.

         3. To approve the amendment to the Articles of Incorporation of the Bank to increase the authorized number of shares of capital stock from 10,000,000 shares to 50,000,000 shares.
    ---------------------------------------------------------------------------
    Shares represented by proxy                  4,996,945
    ---------------------------------------------------------------------------
    Shares represented in person                   147,931
    ---------------------------------------------------------------------------
    Total shares voting                                              5,144,876
    ---------------------------------------------------------------------------
Result: Unanimous vote of the stockholders to amend the Articles of Incorporation of the Bank as set forth in the 1997 Proxy Statement.

         4. Ratification of the appointment of the accounting firm of Arthur Andersen LLP as auditors and as independent public accountants for the year 1996.
    ---------------------------------------------------------------------------
    Shares represented by proxy                  5,712,808
    ---------------------------------------------------------------------------
    Shares represented by person                   147,931
    ---------------------------------------------------------------------------
    Total shares voting                                              5,860,973
    ---------------------------------------------------------------------------
Result: Unanimous vote of the stockholders to ratify the appointment of the accounting firm of Arthur Andersen LLP as auditors and as independent public accountants for the year 1996.

                                  SANTA MONICA BANK

                                      SIGNATURE

    Pursuant to the requirements of section 13 of the Securities Exchange Act of 1934, the bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               SANTA MONICA BANK

by /s/ Pablo M. Ercilla                           by /s/ Dario O. Quiroga
  --------------------------                        --------------------------


                                                   Dario O. Quiroga
       Pablo M. Ercilla                            Sr. Vice President/Cashier
   Vice President/Controller                       Secretary of The Bank





                                                  by /s/ Aubrey L. Austin
                                                   --------------------------


                                                    Aubrey L. Austin
                                                    President
                                                    Chief Executive Officer

                        FEDERAL DEPOSIT INSURANCE CORPORATION

                                Washington, D.C. 20429



                                      FORM F-3

                                    CURRENT REPORT



                        Pursuant to Section 13 of Securities

                                 Exchange Act of 1934

                              For the month of July 1997



                          S A N T A   M 0 N I C A   B A N K



             Incorporated in the State of California on February 3, 1928

                      IRS Employer Identification No. 95-1191910




                                  1251 Fourth Street

                           Santa Monica, California 90401

                              Telephone No. 310/394-9611

                                  SANTA MONICA BANK

ITEM I - CHANGES IN CONTROL OF THE BANK.

    Santa Monica Bank ("Bank") entered into an Agreement and Plan of Merger dated as of July 30, 1997 (the "Agreement") with Western Bancorp ("Buyer") and its subsidiary Western Bank. Pursuant to the Agreement, Buyer will acquire the outstanding common stock of the Bank (the "Acquisition") for the Cash Consideration and, if applicable, the Stock Consideration (each as defined below) and (ii) the Bank will merge with a wholly-owned subsidiary of Buyer. Each outstanding share of the common stock, $3 par value per share ("Bank Common Stock"), of the Bank will be converted into the right to receive either (i) $28.00 in cash (the "Cash Consideration") or (ii) 0.875 shares of the common stock, no par value per share ("Buyer Common Stock"), of Buyer (the "Stock Consideration"). Each holder of Bank Common Stock may elect to, and may, receive the Cash Consideration and, if the number of Bank stockholders electing to receive the Cash Consideration is so great as to prevent a tax-free reorganization, all the holders of Bank Common Stock shall receive the Cash Consideration. If the number of Bank stockholders electing to receive the Cash Consideration is such as to permit a tax-free reorganization, the remaining holders of Bank Common Stock shall receive the Stock Consideration, subject to adjustment and/or proration under certain circumstances. The Acquisition is subject to regulatory and shareholder approvals.

It is estimated that the Acquisition will be consummated by the end of January 1998, subject to satisfaction of closing conditions.

    The Agreement provides that if the Bank, or its Board in the exercise of the Board's fiduciary duties, take certain actions relative to accepting a competing acquisition offer, the Bank shall pay to Buyer $10,000,000, together with costs and expenses incurred by Buyer in connection with the Agreement up to the maximum amount of $1,000,000. The Agreement also provides for a $3,000,000 payment, together with costs and expenses incurred by Buyer, by the Bank in the event that Buyer terminates the Agreement as a result of a material breach by the Bank of the Agreement which breach is not cured or curable within 30 days after written notice is given. The Agreement provides as well that the Buyer shall pay $5,000,000, together with costs and expenses incurred by the Bank in connection with the Agreement up to a maximum of $1,000,000, in the event that the Bank terminates the Agreement as a result of a material breach of the Agreement by Buyer which breach is not cured or curable within 30 days after written notice. In addition, certain directors of the Bank have entered into an agreement with Western Bancorp and Western Bank pursuant to which, among other things, each director agreed, in his or her capacity as a shareholder, to vote his or her shares in favor of the Acquisition.

    The description of the Acquisition set forth above is subject in all respects to the terms and conditions of the Agreement.

    Exhibits.

    Listed below are the exhibits filed as a part of this report:

Exhibit
Number                       Description

10.1     Agreement and Plan of Merger, dated as of July 30,
         1997, by and among Western Bancorp, Western Bank and Santa Monica
         Bank.

10.2 Shareholders Agreement, dated as of July 30, 1997, by and among Doris J. Carver and Western Bancorp and Western Bank.

10.3 Shareholders Agreement, dated as of July 30, 1997, by and among W. Paul Carver and Western Bancorp and Western Bank.

10.4 Shareholders Agreement, dated as of July 30, 1997, by and among Joe Crail and Western Bancorp and Western Bank.

10.5 Shareholders Agreement, dated as of July 30, 1997, by and among Willard L. Cummings, Jr., and Western Bancorp and Western Bank.

10.6 Shareholders Agreement, dated as of July 30, 1997, by and among Donald E. Dickerson and Western Bancorp and Western Bank.

10.7 Shareholders Agreement, dated as of July 30, 1997, by and among William B. Fritzsche and Western Bancorp and Western Bank.

10.8 Shareholders Agreement, dated as of July 30, 1997, by and among John W. Garacochea and Western Bancorp and Western Bank.

10.9 Shareholders Agreement, dated as of July 30, 1997, by and among Dorothy F. Menzies and Western Bancorp and Western Bank.

10.10 Joint Press Release, dated as of July 31, 1997, by and between Western Bancorp and Santa Monica Bank.

                                  SANTA MONICA BANK

                                      SIGNATURE

         Pursuant to the requirements of section 13 of the Securities Exchange Act of 1934, the bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  SANTA MONICA BANK

    by /s/ Aubrey L. Austin       by /s/ Dario 0. Quiroga
      ---------------------         ---------------------
    Aubrey L. Austin              Dario 0. Quiroga
    President                     Sr. Vice President/Cashier/CFO
    Chief Executive Officer       Secretary of the Bank

EXHIBIT INDEX

Exhibit
Number                       Description

10.1 Agreement and Plan of Merger, dated as of July 30, 1997, by and among Western Bancorp, Western Bank and Santa Monica Bank.

10.2 Shareholders Agreement, dated as of July 30, 1997, by and among Doris J. Carver and Western Bancorp and Western Bank.

10.3     Shareholders Agreement, dated as of July 30, 1997, by and among
         W. Paul Carver and Western Bancorp and Western Bank.

10.4 Shareholders Agreement, dated as of July 30, 1997, by and among Joe Crail and Western Bancorp and Western Bank.

10.5 Shareholders Agreement, dated as of July 30, 1997, by and among Willard L. Cummings, Jr., and Western Bancorp and Western Bank.

10.6 Shareholders Agreement, dated as of July 30, 1997, by and among Donald E. Dickerson and Western Bancorp and Western Bank.

10.7 Shareholders Agreement, dated as of July 30, 1997, by and among William B. Fritzsche and Western Bancorp and Western Bank.

10.8 Shareholders Agreement, dated as of July 30, 1997, by and among John W. Garacochea and Western Bancorp and Western Bank.

10.9 Shareholders Agreement, dated as of July 30, 1997, by and among Dorothy F. Menzies and Western Bancorp and Western Bank.

10.10 Joint Press Release, dated as of July 31, 1997, by and between Western Bancorp and Santa Monica Bank.

                       FEDERAL DEPOSIT INSURANCE CORPORATION

                               WASHINGTON D.C. 20429

                                      FORM F-4

                                  QUARTERLY REPORT

              UNDER SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934

                          FOR QUARTER ENDED MARCH 31, 1997

                     FDIC INSURANCE CERTIFICATE NUMBER 00114-7

                                 SANTA MONICA BANK

               Incorporated in the State of California on Feb. 3/1928

                    IRS Employer Identification No.  95-1191910

                                 1251 Fourth Street

                           Santa Monica, California 90401

                            Telephone No. (213) 394-9611

   Santa Monica Bank (1) has filed all reports required to be filed by
Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months., and (2) has been subject to such filing requirements for the past 90 days.

Yes  X    No
------   -------

                                  SANTA MONICA BANK
                               STATEMENTS OF CONDITION


ASSETS                                                            PERIOD ENDED

                                                             03/31/97       12/31/96
                                                        ------------------------------
Cash and Due from Banks ...............................   $ 55,140,529     57,535,025
                                                        ------------------------------
Investment securities available for sale ..............    138,251,291    141,139,066
Federal funds sold.....................................     64,000,000     43,000,000
Loans .................................................    373,243,224    374,993,789
  Less: unearned income................................        139,565        139,147
        reserve for possible loan losses...............      8,455,228      8,955,096
                                                        ------------------------------
        Net loans......................................    364,648,431    365,899,546
Bank premises end equipment, net.......................     10,436,570     10,340,943
Real estate owned......................................      6,336,150      8,606,042
Accrued interest receivable............................      3,960,463      3,496,127
Net deferred tax asset ................................                       796,447
Other assets ..........................................        933,111        748,294
                                                        ------------------------------
  Total assets ........................................   $643,706,345    631,561,490
                                                        ------------------------------
                                                        ------------------------------
LIABILITIES

Noninterest bearing deposits...........................   $171,210,565    172,161,860
Interest bearing deposits..............................    392,875,101    381,821,146
                                                        ------------------------------
     Total Deposits....................................    564,085,666    553,983,006
Mortgage  indebtedness.................................      1,976,891      1,981,863
Other liabilities......................................      2,850,126      2,621,314
                                                        ------------------------------
     Total liabilities ................................   $568,912,683    558,586,183
Stockholders' Equity
Capital Stock (authorized, 10,000,000 shares of
     $3 par value, issued and outstanding, 7,077,332
     shares for 1997 and 1996.)                             21,231,996     21,231,996
Surplus................................................      2,982,631      2,982,631
Undivided Profits......................................     50,258,474     48,211,600
Unrealized holding gains on securities, net of
     income taxes of $222,762 and $349,329 for 1997
     and 1996 respectively.                                    320,561        549,080
                                                        ------------------------------
     Total Stockholders' equity                            $74,793,662     72,975,307
                                                        ------------------------------
     Total liabilities and stockholders' equity........   $643,706,345    631,561,490
                                                        ------------------------------
                                                        ------------------------------


Standby letters of credit total $2,058,796 at March 31, 1997, and $1,345,993 at March 31, 1996.


STATEMENTS OF INCOME                                                                              Fiscal year to date
Santa Monica Bank                                      Three months ending March 31,       Three months ending March 31,
                                                          1997           1996                 1997                1996
                                                     ---------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans.........................  $ 8,828,435      8,785,780           8,828,435           8,785,780
Interest on Investment securities:
    Taxable.......................................     1,711,304      1,448,941           1,711,304           1,448,941
    Tax-exempt.....................................      241,232        288,063             241,232             288,063
Other..............................................      867,005        598,658             867,005             598,658
                                                     ---------------------------------------------------------------------
    Total interest income.........................    11,647,976     11,121,442          11,647,976          11,121,442
                                                     ---------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits ..............................    3,321,667      3,422,560           3,321,667           3,422,560
Interest on other liabilities .....................       48,268         49,294              48,268              49,294
                                                     ---------------------------------------------------------------------
    Total interest expense .......................     3,369,935      3,471,854           3,369,935           3,471,854
                                                     ---------------------------------------------------------------------
Net interest income................................    8,278,041      7,649,588           8,278,041           7,649,588
Provision for loan losses .........................
                                                     ---------------------------------------------------------------------
Net interest income after provision for loan losses.   8,278,041      7,649,588           8,278,041           7,649,588
                                                     ---------------------------------------------------------------------
OTHER OPERATING INCOME
Trust department income ...........................      775,016        733,431             775,016             733,431
Service charges on deposits accounts ..............      769,608        808,632             769,608             808,632
Other service charges, commissions and fees........      123,477        119,469             123,477             119,469
Other income ......................................       57,432         55,582              57,432              55,582
                                                     ---------------------------------------------------------------------
    Total other operating income .................     1,725,533      1,717,114           1,725,533          1,717,114
                                                     ---------------------------------------------------------------------

OTHER OPERATING EXPENSE
Salaries ..........................................    2,755,857      2,704,751           2,755,857           2,704,751
Profit sharing and other employee benefits ........      783,646        778,662             783,646             778,662
Net occupancy expense of bank premises ............      629,313        624,165             629,313             624,165
Furniture and equipment expense ...................      406,970        390,381             406,970             390,381
FDIC assessment ...................................       56,094        240,000              56,094             240,000
Legal fees ........................................      316,002        360,732             316,002             360,732
Loss (gain) on sale of OREO........................       (3,155)       132,796              (3,155)            132,796
OREO related expenses .............................       55,217        520,785              55,217             520,785
Other operating Expenses ..........................    1,038,226      1,124,690           1,038,226           1,124,690
                                                     ---------------------------------------------------------------------
    Total other operating expense ................     6,038,170      6,876,962           6,038,170           6,876,962
                                                     ---------------------------------------------------------------------
Income before taxes................................    3,965,404      2,489,740           3,965,404           2,489,740
Applicable income taxes ...........................    1,352,344        519,252           1,352,344             519,252
                                                     ---------------------------------------------------------------------
 NET INCOME .......................................  $ 2,613,060      1,970,488           2,613,060           1,970,488
                                                     ---------------------------------------------------------------------
                                                     ---------------------------------------------------------------------
NET INCOME PER SHARE...............................  $       .37            .28                 .37                  .28

See notes to Consolidated Financial Statements.

                                  SANTA MONICA BANK
                    STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                             Unrealized Holding
                                                                                 Undivided   Gains on Securities
                                                 Capital Stock  Capital Surplus   Profits    Net of Income Taxes     Total
                                                ------------------------------------------------------------------------------
Balance, December 31, 1995.....................  21,231,996      2,982,631      39,656,939        594,838          64,466,404
Net Income ....................................                                  1,970,488                          1,970,488
Unrealized holding gains (losses) on investment
      securities available for sale, net of                                              0                                  0
      income taxes ............................                                                 (  92,143)         (   92,143)
                                                ------------------------------------------------------------------------------

Balance, March 31, 1996........................  21,231,996      2,982,631      41,627,427        502,695          66,344,749
                                                ------------------------------------------------------------------------------
                                                ------------------------------------------------------------------------------

Balance, December 31, 1996 ....................  21,231,996      2,982,631      48,211,600        549,080          72,975,307
Net Income.....................................                                  2,613,060                          2,613,060
Cash dividends at $.08 per share...............                                 (  566,186)                        (  566,186)
Unrealized holding gains (losses) on investment
    securities available for sale, net of income
    taxes......................................                                                 ( 228,519)         (  228,519)
                                                ------------------------------------------------------------------------------

Balance, March 31, 1997........................  21,231,996      2,982,631      50,258,474        320,561          74,793,662
                                                ------------------------------------------------------------------------------
                                                ------------------------------------------------------------------------------

See notes to Consolidated Financial Statements.

Statements of Cash Flows                                                                          Santa Monica Bank

---------------------------------------------------------------------------------------------------------------------
Three months  ended March 31,                                                       1997                     1996
---------------------------------------------------------------------------------------------------------------------
Reconciliation of net income to net cash provided by operating activities
Net income                                                                 $    2,613,060           $     1,970,488
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Accretion of discount on investments                                      (     295,232)             (    511,513)
  Provision for loan losses
  Accretion of deferred loan fees and costs                                 (     281,504)             (   144, 143)
  Depreciation and amortization                                                   367,093                   361,095
  Change in accrued interest receivable                                     (     166,546)             (    564,716)
  Change in accrued interest payable                                        (     498,407)             (    183,593)
  Change in accrued taxes on income
    (excluding deferred activity)                                                 624,094                   590,062
  Change in accounts payable and other liabilities                                228,812                   465,791
                                                                            ----------------------------------------
  Total Adjustments                                                         (      21,690)                   12,983
                                                                            ----------------------------------------
    Net cash provided by operating activities                              $    2,591,370           $     1,983,471
                                                                            ----------------------------------------
                                                                            ----------------------------------------
Cash flows from investing activities:
  Proceeds from sale of investment securities                              $   87,450,000           $    96,500,202
  Purchase of investment securities                                         (  84,357,086)             ( 78,108,758)
  Net increase in loans                                                     (   1,251,115)             ( 10,684,477)
  Loan origination fees received                                                  235,941                   122,793
  Proceeds from sale of other real estate owned                                 3,349,284                 3,706,884
  Purchase of Bank premises and equipment                                   (     482,475)             (    891,673)
  Other assets                                                                  1,533,111                 1,157,111
                                                                            ----------------------------------------

    Net Cash provided by investing activities                              $    6,477,660           $    11,802,082

Cash flows from financing activities:
  Net (decrease) increase in demand deposits,
    Now accounts and savings accounts                                      $     7,396,493          $  (  2,989,332)
  Net (decrease) increase in certificates of deposit                             2,706,167             ( 10,291,209)
  Cash dividends                                                            (      566,186)
                                                                            ----------------------------------------

  Net cash used in financing activities                                    $     9,536,474          $  ( 13,280,541)

Net increase in cash and cash equivalents                                       18,605,504                  505,012

Cash and cash equivalents, beginning of year                                   100,535,025               99,386,586
                                                                            ----------------------------------------

Cash and cash equivalents, end of period                                   $   119,140,529          $    99,891,598
                                                                            ----------------------------------------
                                                                            ----------------------------------------

                                  SANTA MONICA BANK
                            NOTES TO FINANCIAL STATEMENTS

Note 1: In the opinion of management, the accompanying unaudited financial statement of Santa Monica Bank, includes all adjustments necessary to present fairly its financial position as of March 31, 1997, its results of operations and its cash flows for the quarter then ended.

Note 2:  Income taxes for period ended 3-31-97, 3-31-96 and 3-31-95.

Total tax expense amounted to $1,352,344 in 1997, $519,252 in 1996 and $ 236,944
in 1995 (effective rates of 34.1%,20.8% and 27.6% respectively)a total less than the amount of $1,387,891 in 1997, $ 846,512 in 1996 and $ 292,435 in 1995,
computed by applying the U.S.Federal Income tax rate of 35% in 1997,34% in 1996 and 34% in 1995 to income before tax. The reasons for this difference are as follows.



                                                          1997                    1996                  1995
                                                               % of                     % of                  % of
                                                              Pretax                   Pretax                Pretax
                                                    Amount    Income        Amount     Income     Amount     Income
                                                --------------------------------------------------------------------
Tax expense at statutory rate ................. $  1,387,891    35%         846,512     34%       292,435      34%
Increase (reduction) in taxes resulting
   from:

Tax exempt interest............................    (  68,392)  ( 1.7)     (  84,258)    (3.4)   ( 136,052)    (15.8)
State franchise taxes, net of
   federal income tax benefits.................      289,059     7.3        181,690     (7.3)      80,561       9.4
Reduction in valuation allowance...............    ( 256,214)  ( 6.5)     ( 424,692)   (17.1)
                                                --------------------------------------------------------------------
Total .........................................    1,352,344    34.1        519,252     20.8      236,944      27.6
                                                --------------------------------------------------------------------
                                                --------------------------------------------------------------------



Note 3: In March of 1997 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No.128 Earnings Per Share
(EPS) which changes among other things the method of computing earnings per share as follows:

  Replacement of primary EPS with basic EPS. Basic EPS is computed by dividing reported earnings available to common stockholders by weighted average shares outstanding. Use of the average share price for the period when applying the treasury stock method in computing diluted EPS.

  Statement 128 is effective for financial statements ending after December 15, 1997. Early adoption is prohibited. Because of the limited number of options outstanding management does not believe the adoption of SFAS No. 128 will have a material effect on the financial position or results of operations of the Bank.

Note 4: Cash dividends declared

      On January 22, 1997, the Board of Directors of Santa Monica Bank declared a cash dividend of $.08 per share, to be paid on February 28, 1997 to stockholders of record as of February 14, 1997.

Note 5: Letters of Credit

Standby letters of credit total $2,057,349 at March 31, 1997, $1,345,993 at March 31, 1996, $1,376,740 at March 31, 1995.

Note 6: Legal Proceedings

The Bank is continually faced with legal proceedings in the ordinary conduct of its business, which in the opinion of the counsel and the judgement of management will not materially affect its financial position.

                                  SANTA MONICA BANK
                 MANAGEMENT'S ANALYSIS OF QUARTERLY INCOME STATEMENTS

Net income for the first quarter of 1997 was $2,613,060 or $.37 per share, an increase of 33%, compared with $1,970,488 or $.28 per share recorded in the first quarter of 1996 and 319% increase as compared with $623,158 or $.09 per share recorded in the first quarter of 1995. Income before income taxes was $3,965,404 for the first quarter of 1997, a gain of 59% as compared with $2,489,740 recorded in the first quarter of 1996 and 361% increase as compared with $860,102 recorded in the first quarter of 1995.


The steep decline continued in real estate owned, which fell 57% to $6.3 million as compared to $14.9 million a year ago. Delinquent loans were also reduced substantially from last year, with non-accruals down 67% to $3.3 million as compared to $10.0 million. Credits past due 30-89 days decreased 44% to $3.2 million as compared to $5.7 million in 1996, while accruing loans past due 90 days or more stood at zero as compared to $687,091 for the same period in 1996.

As of March 31, our capital position remained excellent with ratios in excess of all regulatory requirements for a well capitalized bank. Equity capital to assets totaled 11.82%, while equity capital (Tier 1) to risk-weighted assets and total capital (Tier 1 and Tier 2) to risk-weighted assets were 19.24% and 20.50%, respectively. Given the Bank's high capital ratios, our performance ratios were all the more commendable, with return on average stockholders' equity rising to 14.41% and return on average assets to 1.68%. Our consistently solid results enabled us to pay a first quarter cash dividend of $.08 per share on February 28, 1997 to stockholders of record as of February 14, 1997, an increase of 60% over the prior quarter.

Our ongoing emphasis on marketing and sales training helped the Bank to achieve quality growth in assets of 6% over a year ago. During the first quarter, we began signing up customers for RON, our new Remote On-line Network, which will allow both individuals and businesses to enjoy convenient access and expanded options through the Internet and other forms of electronic communication. As we continue providing our premium brand of community bank service, RON will open up a world of additional opportunity to reach out to customers throughout the greater Santa Monica Bay region.

Net interest income for the first quarter of 1997 amounted to $ 8,278,041 or an 8% increase over the first quarter of 1996 and a 7% increase over the first quarter of 1995. Net interest income after provision for loan losses amounted to $8,278,041 in the first quarter of this year, an increase of 8% compared to $7,649,588 in the first quarter of 1996 and an increase of 16% from $7,145,134 in the first quarter of 1995.

Total interest income during the first quarter of the year increased 5% to $11,647,976 from $11,121,442 in 1996. Total interest expense for the first quarter of 1997 amounted to $3,369,935 a decrease of 3% from the first quarter of 1996.

Total other operating income, which is derived from trust, escrow and service charges amounted to $1,725,533 for the first quarter of 1997 as compared with $1,717,114 for the first quarter of 1996. Total other operating expense, which includes staff, occupancy, FDIC assessment, Legal fees, OREO related expenses and other expenses, for the first quarter of 1997 was $6,038,170, or a 12% decrease over the same period in 1996.

Total assets amounted to $643,706,345 at March 31, 1997, an increase of $36,333,143 or 6% , as compared to total assets at March 31, 1996. Net loans increased 1% to $364,648,431 at March 31, 1997, from $359,782,309 at March 31,
1996. Deposits amounted to $564,085,666 at March 31, 1997, an increase of 5% from the previous year.

Shareholders' equity at March 31, 1997, amounted to $74,793,662 as compared to $66,344,749 as of March 31, 1996. Based on 7,077,332 shares outstanding the per share equity value of the stock increased to $10.57 at March 31, 1997, from $9.37 at March 31, 1996.

                                                 Three          Three
                                                 Months Ended   Months Ended
Profitability Ratios:                            3/31/1997       3/31/1996
                                                 ------------   ------------

Return on average stockholders' equity           14.41%         12.21%
Return on average assets                          1.68           1.30

Capital Ratios:                      03/31/97    12/31/96       03/31/96
                                     ----------   --------      ---------

Tier 1 capital to adjusted             11.82%    11.41%         10.74%
  assets

Tier 1 capital to risk-weighted        19.24%    18.58%         16.96%
  assets

Total capital to risk-weighted         20.50%    19.84%         18.23%
  assets

                                  SANTA MONICA BANK

                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 SANTA MONICA BANK

/s/ Pablo M. Ercilla                              /s/  Dario O. Quiroga
-------------------------------                  ---------------------------
Pablo M. Ercilla                                 Dario 0. Quiroga
Vice President/Controller                        Sr. Vice President, Cashier
                                                 Chief Financial Officer



                                                 /s/ Aubrey L. Austin
                                                 ---------------------------
Date: April 24, 1997                             Aubrey L. Austin
                                                 President
                                                 Chief Executive Officer

                        FEDERAL DEPOSIT INSURANCE CORPORATION

                               WASHINGTON, D. C. 20429

                                       FORM F-4

                                   QUARTERLY REPORT

               UNDER SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934

                           FOR QUARTER ENDED JUNE 30, 1997
                              AS AMENDED AUGUST 6, 1997

                      FDIC INSURANCE CERTIFICATE NUMBER 00114-7

                                  SANTA MONICA BANK

                Incorporated in the State of California on Feb. 3/1928

                      IRS Employer Identification No. 95-1191910

                                  1251 Fourth Street

                            Santa Monica, California 90401

                             Telephone No. (310) 394-9611

Santa Monica Bank (1) has filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days.

Yes X    No
------    ------

                                  SANTA MONICA BANK
                               STATEMENTS OF CONDITION


ASSETS                                                                       PERIOD ENDED
                                                                               JUNE 30,
                                                                       1997                 1996
                                                                  --------------      --------------
Cash and Due from Banks......................................     $  50,009,899        $  58,581,888
                                                                  --------------       -------------
Investment securities available for sale.....................       141,238,821          120,882,551
Federal funds sold...........................................        76,000,000           38,000,000
Loans                                                               390,376,037          373,381,715
  Less:unearned income......................................            133,073               97,517
    allowance for possible loan losses......................          7,991,762            9,964,156
                                                                  --------------       -------------
     Net loans..............................................        382,251,202          363,320,042
Bank premises and equipment, net.............................        10,357,806           10,798,142
Other real estate owned......................................         5,686,649           12,964,666
Accrued interest receivable..................................         3,820,702            3,643,110
Net deferred tax asset.......................................                                570,256
Other assets.................................................         3,208,835            1,640,930
                                                                  --------------       -------------
  Total assets...............................................     $ 672,573,914         $610,401,585
                                                                  --------------       -------------
                                                                  --------------       -------------
LIABILITIES

Noninterest bearing deposits..................................    $ 178,906,630        $ 166,530,194
Interest bearing deposits.....................................      411,878,042          372,243,739
                                                                  --------------       -------------

  Total Deposits..............................................      590,784,672          538,773,933
Mortgage indebtedness..........................................       1,971,991            1,991,452
Other liabilities..............................................       2,554,254            1,652,182
                                                                  --------------       -------------

  Total liabilities............................................   $ 595,310,917          542,417,567
Stockholders' Equity
Capital Stock (authorized 50,000,000 and 10,000,000 shares of
  $3 par value for 1997 and 1996, respectively, issued and
  outstanding, 7,077,332 shares for 1997 and 1996.).............     21,231,996           21,231,996
Surplus.........................................................      2,982,631            2,982,631
Undivided Profits...............................................     52,601,312           43,409,359
Unrealized holding gains on securities, net of income taxes
  of $310,667 and $250,192 for 1997 and 1996 respectively.              447,058              360,032
                                                                  --------------       -------------

  Total Stockholders' equity                                      $  77,262,997        $  67,984,018
                                                                  --------------       -------------

  Total liabilities and stockholders' equity                      $ 672,573,914        $ 610,401,585
                                                                  --------------       -------------
                                                                  --------------       -------------


Standby letters of credit total $1,904,299 at June 30, 1997 and $1,106,793 at June 30, 1996.



STATEMENTS OF INCOME                                                                            Fiscal year to date
Santa Monica Bank                                     Three months ending June 30,           Six months ending June 30,
                                                           1997          1996                1997                 1996
                                                      -----------------------------      --------------------------------
INTEREST INCOME
Interest and fees on loans.....................     $  9,277,913       8,771,166         18,106,348          17,556,946
Interest on investment securities:
   Taxable.....................................        1,869,215       1,445,148          3,580,519           2,894,089
   Tax-exempt..................................          208,045         269,374            449,277             557,437
Other..........................................          812,891         495,938          1,679,896           1,094,596
                                                      -----------------------------      --------------------------------
   Total interest income.......................       12,168,064      10,981,626         23,816,040          22,103,068
                                                      -----------------------------      --------------------------------
INTEREST EXPENSE
Interest on deposits............................       3,576,307       3,203,865          6,897,974           6,626,425
Interest on other liabilities...................          49,332          48,617             97,600              97,911
                                                      -----------------------------      --------------------------------
   Total interest expense.......................       3,625,639       3,252,482          6,995,574           6,724,336
                                                      -----------------------------      --------------------------------
Net interest income                                    8,542,425       7,729,144         16,820,466          15,378,732
                                                      -----------------------------      --------------------------------
Provision for loan losses.......................
Net interest income after provision for loan losses    8,542,425       7,729,144         16,820,466          15,378,732
                                                      -----------------------------      --------------------------------

OTHER OPERATING INCOME
Trust department income.........................         836,540         710,529          1,611,556           1,443,960
Service charges on deposits accounts............         800,333         797,570          1,569,941           1,606,202
Other service charges, commission and fees......         110,402         132,448            233,879             251,917
Other income....................................          61,005          59,851            118,437             115,433
                                                      -----------------------------      --------------------------------

   Total other operating income                        1,808,280       1,700,398          3,533,813           3,417,512
                                                      -----------------------------      --------------------------------

OTHER OPERATING EXPENSE
Salaries........................................       2,835,615       2,761,382          5,591,472           5,466,133
Profit sharing and other employee benefits......         688,926         702,160          1,472,572           1,480,822
Net occupancy expense of bank premises..........         621,215         620,650          1,250,528           1,244,815
Furniture and equipment expense.................         410,882         395,226            817,852             765,607
FDIC assessment.................................          17,100          18,471             73,194             258,471
Legal fees......................................         441,062         364,197            757,064             724,929
(Gain) loss on sale or OREO.....................        (521,758)        (55,907)          (524,913)             76,889
OREO related expenses...........................         (48,116)        602,291              7,101           1,123,076
Other operating expenses........................       1,203,078       1,190,858          2,241,304           2,315,548
                                                      ----------------------------      --------------------------------

   Total other operating expense................       5,648,004       6,599,328         11,686,174          13,476,290
                                                      -----------------------------      --------------------------------

Income before income taxes......................       4,702,701       2,830,214          8,668,105           5,319,954
Applicable income taxes.........................       1,652,130         694,416          3,004,474           1,213,668
                                                      -----------------------------      --------------------------------

Net income......................................   $   3,050,571       2,135,798          5,663,631           4,106,286
                                                      -----------------------------      --------------------------------

Net income per share............................   $        0.43            0.30               0.80                0.58
                                                      -----------------------------      --------------------------------
                                                      -----------------------------      --------------------------------



See notes to Consolidated Financial Statements

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY




                                                                                                                  SANTA MONICA BANK
------------------------------------------------------------------------------------------------------------------------------------

                                                                CAPITAL                 UNDIVIDED  UNREALIZED HOLDING
                                                                 STOCK       SURPLUS     PROFITS   GAINS ON SECURITIES      TOTAL
                                                                                                   NET OF INCOME TAXES
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995.................................  $21,231,996   2,982,631   39,656,939        594,838        64,466,404
Net Income.................................................                             4,106,286                        4,106,286
Cash dividends at $.05 per share...........................                              (353,866)                        (353,866)
Net change in unrealized holding gains (losses) on investment
securities available for sale, net of income taxes.........                                             (234,806)         (234,806)
------------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1996.....................................   21,231,996   2,982,631   43,409,359        360,032        67,984,018
                                                              ----------------------------------------------------------------------
                                                              ----------------------------------------------------------------------
Balance, December 31, 1996.................................   21,231,996   2,982,631   48,211,600        549,080        72,975,307
Net income.................................................                             5,663,631                        5,663,631
Cash dividends at $.18 per share...........................                            (1,273,919)                      (1,273,919)
Net chance in unrealized holding gains (losses) on investment
securities available for sale, net of income taxes..........                                            (102,022)         (102,022)
------------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1997                                       $21,231,996   2,982,631   52,601,312      $ 447,058        77,262,997
                                                              ----------------------------------------------------------------------
                                                              ----------------------------------------------------------------------

See notes to Consolidated Financial Statements.

                                                                                           SANTA MONICA BANK

STATEMENTS OF CASH FLOWS
---------------------------------------------------------------------------------------------------------------

Six months ended June 30,                                                          1997                 1996
---------------------------------------------------------------------------------------------------------------
Reconciliation of net income to net cash provided by operating activities
Net income.................................................................. $  5,663,631         $  4,106,286
Adjustments to reconcile net income to net cash provided
by operating activities:
  Accretion of discount on investments......................................     (653,917)            (637,112)
  Provision for loan losses.................................................
  Accretion of deferred loan fees and costs.................................     (483,203)            (356,960)
  Depreciation and amortization.............................................      336,165              517,631
  Change in accrued interest receivable.....................................     (635,319)            (240,412)
  Change in accrued interest payable........................................       (9,554)             (37,947)
  Other assets..............................................................       236,678              591,838
  Provision for deferred taxes..............................................
  Change in accrued taxes on income.........................................
  (excluding deferred activity)                                                   442,668              570,256
  Change in accounts payable and other liabilities..........................      272,716              466,145
                                                                             --------------       ------------
Total Adjustments...........................................................     (493,766)             873,439
     Net cash provided by operating activities.............................. $  5,169,865         $  4,979,725

Cash flows from investing activities:
  Proceeds from sale of investment securities..............................  $158,115,000         $129,974,494
  Purchase of investment securities........................................  (158,868,672)        (116,655,772)
  Net increase in loans....................................................   (16,351,656)          (5,125,920)
  Loan origination fees received...........................................       560,209              410,460
  Proceeds from sale of other real estate owned............................     2,919,393            5,593,417
  Purchase of Bank premises and equipment..................................    (1,597,011)          (1,037,619)
                                                                              --------------       ------------

  Net Cash used in investing activities....................................  $(15,222,737)        $ 13,159,060

Cash flows from financing activities:
  Net (decrease) increase in demand deposits
     Now accounts and savings accounts.....................................  $  29,345,303        $(12,462,005)
  Net increase (decrease) in certificates of deposits......................      7,456,362             957,750
  Dividends paid...........................................................     (1,273,919)           (354,867)
                                                                             --------------       ------------

  Net cash provided by financing activities................................  $  35,527,746        $(11,859,122)

Net increase in cash and cash equivalents..................................     25,474,874           6,279,663

Cash and cash equivalents, beginning of year...............................    100,535,025          90,302,225
                                                                             --------------       ------------

Cash and cash equivalents, end of year.....................................  $ 126,009,899        $ 96,581,888
                                                                             --------------       ------------
                                                                             --------------       ------------



                                  SANTA MONICA BANK

Note 1: In the opinion of management, the accompanying unaudited financial statement of Santa Monica Bank, includes all adjustments necessary to present fairly its financial position as of June 30, 1997, its results of operations and its cash flows for the quarter then ended.

Note 2: Income taxes for period ended 6-30-97, 6-30-96 and 6-30-95.

Total tax expense amounted to $3,004,474 in 1997, $1,213,668 in 1996 and $938,647 in 1995 (effective rates of 34.6%,22.8% and 34.4% respectively) a total less than the amount of $3,033,837 in 1997, $1,808,784 in 1996 and $928,780 in 1995 computed by the U.S. Federal income tax rate of 35% in 1997, 34% in 1996 and 1995 to income before tax. The reasons for this difference are as follows:



                                                           1997                      1996                      1995
                                                                % of                      % of                     % of
                                                                Pretax                    Pretax                   Pretax
                                                   Amount       Income         Amount     Income       Amount      Income
                                                  ----------------------    --------------------      ---------------------
Tax expense at statutory rate...............     $3,033,837      35%       1,808,784        34%        928,780      34%
Increase (reduction) in taxes resulting
 from:

Tax exempt interest.........................       (140,238)   (1.6)        (165,764)     (3.1)       (195,305)     (7.1)
State franchise taxes, net of
 federal income taxes benefits..............        630,875     7.3          190,131       3.6         204,459       7.5
Other net....................................                                    517                       713
Reduction in valuation allowance ............      (520,000)   (6.1)        (620,000)     (11.7)
                                                  ----------------------    --------------------      ---------------------
Total........................................    $3,004,474    34.6 %      1,213,668      22.8 %       938,647     34.4 %
                                                  ----------------------    --------------------      ---------------------

Note 3: In March of 1997 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No.128 Earnings Per Share
(EPS) which changes among other things the method of computing earnings per share as follows:
 Replacement of primary EPS with basic EPS. Basic EPS is computed by dividing reported earnings available to common stockholders by weighted average shares outstanding. Use of the average share price for the period when applying the treasury stock method in computing diluted EPS.
 Statement 128 is effective for financial statements ending after December 15, 1997. Early adoption is prohibited. Because of the limited number of options outstanding management does not believe the adoption of SFAS No.128 will have a material effect on the financial position or results of operations of the Bank.

Note 2: Cash dividends declared:
 On April 30, 1997, the Board of Directors declared a cash dividend of $.10 per share, to be paid on May 30, 1997 to stockholders of record May 15, 1997.

Note 5: Letters of Credit

Standby letters of credit total $1,904,299 at June 30, 1997, $1,106,793 at June 30, 1996 and $1,368,740 at June 30, 1995.

Note 6: Legal Proceedings

The Bank is continually faced with legal proceedings in the ordinary conduct of its business, which in the opinion of the counsel and the judgement of management will not materially affect its financial position.

                                  SANTA MONICA BANK

                 MANAGEMENT'S ANALYSIS OF QUARTERLY INCOME STATEMENTS

 For the second quarter of 1997, Santa Monica Bank posted excellent earnings growth as income before taxes climbed 66% to $4,702,701, compared to $2,830,214 for the same period a year ago. Net income rose 43% to $3,050,571 or $.43 per share, compared to $2,135,798 or $.30 per share in 1996.

 Results for the first six months were similarly strong with income before income taxes of $8,668,105, a gain of 63% over $5,319,954 last year. Net income for the first half reached $5,663,631 or $.80 per share, an increase of 38% over $4,106,286 or $.58 per share in 1996.

 Our good progress continued in the reduction of real estate owned, which declined by more than half to $5.7 million from $13.0 million a year ago. A gain of $524,913 on the sale of 6 properties during the first half was an indication of the improvement in our real estate market. A busy local economy also supported the sharp downward trend in delinquent loans, with non-accruals falling to $1.9 million, a decrease of 78% from $8.5 million a year ago, and 42% from $3.3 million last quarter. Credits past due 30-89 days were down to $1.6 million, a decrease of 73% from $6.0 million a year ago, and 50% from $3.2 million last quarter. Accruing loans past due 90 days or more remained at zero.

 At midyear, our solid capital position was maintained with ratios in excess of all regulatory requirements for a well capitalized bank. Equity capital to assets rose to 11.90%. Equity capital (Tier 1) to risk-weighted assets was 18.72% and total capital (Tier 1 and Tier 2) to risk-weighted assets was 19.98%. In light of the Bank's strong capital ratios, our performance ratios continued to be all the more noteworthy, with return on average stockholders' equity increasing to 15.35% and return on average assets to 1.79%.

 Our record of profitability and our commitment to stockholders were reflected in a second quarter cash dividend of $.10 per share, an increase of 25% over the previous quarter, paid on May 30, 1997 to stockholders of record as of May 15, 1997.

 During the first half of the year, we continued to reap the benefits of our long-range planning efforts. As of June 30, the Bank's assets were up 10% over a year ago. Our ongoing marketing programs contributed to an increase of 5% in loans and 10% in deposits. At the same time that we worked to achieve quality growth, we also retained our emphasis on cost efficiency, with other operating expense down 13% from 1996 and 23% from 1995. Our sound financial position and strong earnings gains, combined with new service capabilities like our Remote On-Line Network, will enable us to participate more actively than ever in a revitalized Westside community.

 Net interest income after provision for loan losses for the first half of 1997 amounted to $16,820,466 or 9% increase over the first six months of 1996 and 17% increase over the first half of 1995.

 Total interest income during the first six months of 1997 increased 8% to $23,816,040 from $22,103,068 in 1996. Total interest expense increased 4% to $6,995,574 from $6,724,336 in 1996.

 Total other operating income, which is derived from trust, escrow and service charges increase 3% to $3,533,813 for the first six months of 1997, as compared with $3,417,512 for the same period in 1996. Total other operating expense, which includes staff, occupancy and other expenses, for the first six months of 1997, was $11,686,174 or a 13% decrease over the same period in 1996.

 Total assets reached $672,573,914 at June 30, 1997, or a 10% increase as compared to $610,401,585 at June 30, 1996. Loans increased 5% to $382,251,202 at June 30, 1997, from $363,320,042 at June 30, 1996. Deposits amounted to $590,784,672 at June 30, 1997, an increase of 10% from June 30, 1996.

 Stockholders' equity at June 30, 1997, amounted to $77,262,997 an increase of 14% over June 30, 1996. Based on 7,077,332 shares outstanding, the per share equity value of the stock increased to $10.92 at June 30, 1997, from $9.61 at June 30, 1996.

                                         1st Half 1997    1st Half 1996
                                       ----------------  ---------------

Profitability Ratios:
Return on average assets                         1.79%            1.36%
Return on average stockholders' equity          15.35%           12.61%

Capital Ratios:                         June 30, 1997     June 30, 1996
                                       ----------------  ---------------

Tier 1 Capital to Adjusted                      11.90%           11.14%
Assets

Tier 1 Capital to Risk-Weighted                 18.72%           17.51%
Assets

Total Capital to Risk-Weighted                 19.98%            18.78%
Assets

                                  SANTA MONICA BANK

                                      SIGNATURES




Pursuant to the requirements of the Securities Act of 1934, the bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


/s/ Thomas M. Whitesel                        /s/ Dario O. Quiroga
------------------------                      -----------------------
Thomas M. Whitesel                            Dario O. Quiroga
Vice President / Finance & Investments        Senior Vice President / Cashier
                                              Chief Financial Officer


                                              /s/ Aubrey L. Austin
                                              -----------------------
Date: August 6, 1997                          Aubrey L. Austin
                                              President
                                              Chief Executive Officer

                               SANTA MONICA BANK

                               1996 ANNUAL REPORT

                              FINANCIAL HIGHLIGHTS

                                                                   FOR THE YEAR                    INCREASE
                                                          ------------------------------  --------------------------
                                                               1996            1995          AMOUNT        PERCENT
                                                          --------------  --------------  -------------  -----------
Income before income taxes..............................  $   13,083,189  $    8,308,686  $   4,774,503         57%
Applicable income tax expense...........................       3,466,929       3,041,346        425,583         14
Net income..............................................       9,616,260       5,267,340      4,348,920         83

PER SHARE
Net income..............................................  $         1.36  $          .74   $        .62         84%
Year-end book value.....................................           10.31            9.11           1.20         13

AT-YEAR-END
Assets..................................................  $  631,561,490  $  618,863,418  $  12,698,072          2%
Deposits................................................     553,983,006     550,278,188      3,704,818          1
Net loans...............................................     365,899,546     358,194,122      7,705,424          2
Investment securities available for sale................     141,139,066     134,599,247      6,539,819          5
Stockholders' equity....................................      72,975,307      64,466,404      8,508,903         13
Shares of capital stock outstanding.....................  #    7,077,332  #    7,077,332
Stockholders of record..................................  #        1,297  #        1,395

PROFITABILITY RATIOS
Return on average stockholders' equity...................          14.22%           8.68%
Return on average assets................................            1.56             .84

YEAR-END CAPITAL RATIOS
Tier 1 capital to adjusted assets.......................           11.41%          10.27%
Tier 1 capital to risk-weighted assets..................           18.58           16.27
Total capital to risk-weighted assets...................           19.84           17.54

    IN 1996, SANTA MONICA BANK CELEBRATED ITS SIXTY-EIGHTH ANNIVERSARY, A STRETCH OF YEARS FILLED WITH EVENT AND CHALLENGE, AND ALSO WITH AN UNWAVERING COMMITMENT TO OUR AREA, THE BEAUTIFUL GEOGRAPHIC REGION WHICH EXTENDS FROM THE BEACHES AND HILLS OF MALIBU TO THE BOAT-FILLED HARBOR OF MARINA DEL REY. OVER THE DECADES, THE BANK AND THE COMMUNITY IT SERVES HAVE BEEN THROUGH A LOT TOGETHER. ECONOMIC DOWNTURNS HAVE COME AND GONE AND ALWAYS AFTERWARD THERE WAS A SENSE OF NEWFOUND PURPOSE. THIS TIME AROUND HAS PROVEN NO EXCEPTION: YOU CAN FEEL THE ENERGY COLLECTING IN OUR BUSINESS DISTRICTS AND SEE IT IN THE LOCAL CONSTRUCTION, BOTH NEW AND RENOVATION. The EXPANSION OF MONTANA AVENUE, THE REVAMP OF SANTA MONICA PIER, THE REFURBISHING OF THIRD STREET PROMENADE ARE AMONG THE PROJECTS THAT HAVE UPGRADED THE AREA'S FACILITIES AND GIVEN THE PLACE A FRESH, BRIGHT LOOK. ADD IN THE GROWING OPTIMISM AND CONFIDENCE OF THE PEOPLE AND IT ALL SEEMS TO POINT TO ONE CONCLUSION. THE WESTSIDE IS BACK. AND SO IS SANTA MONICA BANK.

                           LETTER TO OUR STOCKHOLDERS

    Year end 1996 marked another strong period of quarterly earnings gains for Santa Monica Bank. In the fourth quarter, income before taxes rose 25% to $4,085,585 as compared to $3,279,503 in 1995, and net income was up 42% to $2,865,508 or $.41 per share as compared to $2,023,964 or $.29 per share. For the twelve months ended December 31, 1996, income before taxes reached $13,083,189, an increase of 57% over $8,308,686 a year ago, while net income climbed to $9,616,260 or $1.36 per share, an increase of 83% over $5,267,340 or $.74 per share. Return on average stockholders' equity rose to 14.22% and return on average assets to 1.56%.

REACHING GOALS IN AN IMPROVED MARKET

    Our excellent performance included a reduction in real estate owned by more than half to $8.6 million, down 54% from $18.6 million at the end of 1995. Costs related to real estate owned also fell substantially, contributing to a decrease in other operating expense of 9% for the year. These favorable trends are expected to remain in place as our local real estate market shows further signs of vigor due to stability in prices and a growing demand for both commercial and residential properties.

    With the economy in our area moving toward full recovery, delinquency rates stayed on a downward course in 1996 and we continued to pursue our objectives of high quality and control in our loan portfolio. At December 31, accruing loans past due 90 days or more stood at zero and credits past due 30-89 days were down 75% to $1.4 million as compared to $5.5 million in 1995. Non-accruals fell 46% to $5.6 million as compared to $10.4 million.

REALIZING THE BENEFITS OF SOUND POLICIES

    We maintained our solid capital position with ratios in excess of all regulatory requirements for a well capitalized bank. Equity capital (Tier 1) to adjusted assets totaled 11.41%. Equity capital (Tier 1 to risk-weighted assets and total capital (Tier 1 and Tier 2) to risk-weighted assets were 18.58% and 19.84%, respectively. During 1996, the Bank's steadily rising profits and its commitment to stockholders were reflected in the payment of a quarterly cash dividend of $.05 per share beginning in the second quarter. For the first quarter of 1997, the Board of Directors declared a 60% increase in the dividend to $.08 per share, to be paid on February 28, 1997 to stockholders of record as of February 14, 1997.

    As in 1995, good results were achieved in total recoveries, which had another year of close to $2 million, enabling us to provide adequate protection and plan for loan growth without a contribution to the allowance for loan losses in 1996. This positive outcome is attributable not only to the skill and dedication of our loan professionals, but also to our willingness to work with local customers in both up and down economic cycles--a philosophy of doing business that has always been a hallmark of community banking and an important element in our partnership with the people of the Westside.

LOOKING FORWARD TO CONTINUED PROGRESS

    Over the past few years, the success of the Santa Monica Bank reorganization process has put us ahead of schedule in meeting our projections. We stand now poised to enjoy the results of our efforts as we turn our attention to the future and to the quality growth phase of our strategic plan Beyond 2000. The Bank's profitability and capital strength will allow us to accomplish a variety of things in the months ahead and currently we are underway developing new products and programs to meet the needs of a region whose health and activity are on the rise. With a history that reaches back to 1928, we have the great advantage of knowing our marketplace and the great privilege of being ideally positioned to serve it as we enter the next century.

                                          /s/ W. PAUL CARVER
                                          --------------------------------------
                                          W. Paul Carver
                                          CHAIRMAN OF THE BOARD

                                          /s/ AUBREY L. AUSTIN
                                          --------------------------------------
                                          Aubrey L. Austin
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           PERSONAL BANKING SERVICES

    Santa Monica Bank suits the Westside. From Malibu to Marina del Rey, we find ourselves in step with the people who reside and work here because we're a day-to-day part of the community, just as they are. We share the basic values and appreciate the good things, just as they do--home and family, financial security and well-being, and the opportunity to enjoy life and make a contribution. Working or playing with enthusiasm, the people of the Westside are very much like the area itself--full of vitality. They demand convenience and efficiency, but they also know that nothing takes the place of genuine top-drawer service.

MEETING EACH INDIVIDUAL'S LOAN AND DEPOSIT NEEDS

    One of our primary goals over the years has been to use the powerful combination of technology and staff training to provide ever-better levels of personalized attention to individual customer needs. Recently, for example, we have been implementing loan processing software that will help free officers and staff to concentrate more fully on assisting customers with personalized loans for home improvements, auto purchases and residential construction, as well as lines of credit that can be accessed anytime to fit the particular situation. Through the Bank's ongoing training programs, our professionals are everything the term implies--expertly qualified to furnish information on an array of valuable products, ranging from checking, savings and retirement accounts to our popular VIP Money Market Account, which features competitive market yields plus liquidity and handy checkwriting.

OFFERING OUR CUSTOMERS ADDITIONAL WAYS TO BANK

    Technology and training also play a key role in the whole new world of online banking. To make that world a simple-to-use reality for our customers, we've established a department to oversee the development of RON-SM-, our Remote Online Network-SM-. Along with state-of-the-art technical capabilities, the department is staffed with knowledgeable personnel to answer questions and provide the instruction that will enable our clients and our employees to tap into the tremendous potential of the Internet and other forms of electronic communication.

    Without leaving the comfort of their homes, customers will be able to use their PCs to review account information, make transfers, send e-mail requests to Bank staff, obtain current rates, track expenses and do budgeting. In the months ahead, we will be considering a variety of expanded functions, such as placing stop payments and paying bills. And for those who don't have a computer set-up, we are planning enhancements to our voice response system that will make many of these options available by telephone. Together our online and phone networks will allow us to reach out to customers and give them banking service at their fingertips, 24 hours a day.

KEEPING AT THE FOREFRONT OF TRUST SERVICES

    Trust services are one more area where the caliber and experience of staff, and the use of up-to-date technology, work in unison to keep us at the forefront of the industry. Continuing a tradition that goes back to 1968, our trust department remains one of the most-respected and fastest-growing in the greater Los Angeles region. In addition to providing a wide range of investment strategies, our trust specialists make it a point to understand and coordinate with each client's circumstances and preferences. Like all of our people, they place a premium on forming lasting relationships where clients are treated with all the care and respect they deserve as valued members of the Santa Monica Bank family.

                           BUSINESS BANKING SERVICES

    Doing business in the Santa Monica Bay region is an idea that has definitely taken hold as entrepreneurs and professionals set up shop here, and companies and their employees move in from other parts of Los Angeles. Not surprisingly, occupancy rates in the commercial and residential sectors have been reaching record highs. With tourism strong, and visitors stopping by regularly from neighboring areas, our hotels, restaurants and retailers are seeing brisk demand. Everywhere you look the Westside has come to life and this makes for some especially good synergy. As a newly revitalized bank, we are more able than ever to participate in a revitalized economy. For business clients in particular, the formation of our commercial banking department has increased our capability to deliver the quality solutions that can truly help them grow and prosper.

CATERING TO OUR MOSAIC OF LOCAL BUSINESSES

    Perhaps never before has our region had a mosaic of businesses so varied and exciting. Entertainment and high tech industries continue to thrive as the trend of studio outsourcing creates opportunities in special effects, sound, animation and other specialized fields. Law, accounting and communication firms, as well as a broad range of medical businesses, flourish alongside import-export companies and a host of enterprises related to our prime location on the coast. Art galleries, museums, theaters, bookstores--all make their home here.

    It isn't by chance that Santa Monica Bank service fits this kind of environment to a tee. For nearly seventy years, we have been cultivating an approach that emphasizes responsiveness, flexibility and tailored problem-solving. Unlike the large financial institutions, we never have and never will attempt to make one size do for everyone. Our talented bankers bring to the task a wealth of industry-specific expertise and financial acumen. Most importantly, they also bring a real willingness to learn about each business and work directly with its people to develop the appropriate credit structures.

TAKING A LONG-RANGE VIEW OF SERVICE

    Effective commercial banking has a lot to do with taking a long-range view of service and regarding clients as colleagues and partners who have specific goals and requirements that unfold over time. Our emphasis on forging durable relationships makes for a hands-on approach which includes on-site banking, as well as an open door policy at our branch offices. Whether meeting the larger or smaller credit need, we make sure that clients receive consistent attention from experienced loan professionals. The result is very much like having a personal business banker, readily available to talk over ideas and provide one-on-one financial guidance.

REAPING THE ADVANTAGES OF TECHNOLOGY

    At the same time that we offer the finest in traditional community banking, we are also expanding the array of electronic options that will allow businesses to reap the advantages of technology. In addition to its home banking function, RON-SM- our upcoming Remote Online Network-SM- will provide cash management services designed to meet the needs of commercial clients in such areas as reporting, account transactions, investments and payroll. Accessible directly through the Bank or through our home page on the Internet, RON-SM- is part of an updated, bankwide system that will be put in place to connect with customers and to link our branches and staff members. It will be another important advance in Santa Monica Bank's trademark ability to combine the best of both worlds: old-fashioned service with modern-day convenience and efficiency.

                               SANTA MONICA BANK

                          FIVE YEAR FINANCIAL SUMMARY


                                                          1996        1995        1994        1993        1992
                                                       ----------  ----------  ----------  ----------  ----------
ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY                     (AMOUNTS, EXCEPT PER SHARE, IN THOUSANDS)
Total assets.........................................  $  631,561  $  618,863  $  667,519  $  688,301  $  802,697
Investment securities available for sale.............     141,139     134,599     167,033
Investment securities held to maturity...............                                         125,353     124,130
Net loans............................................     365,899     358,194     349,841     398,169     524,769
Total deposits.......................................     553,983     550,278     605,280     624,873     729,774
Stockholders' equity:
  Amount.............................................      72,975      64,466      59,010      59,391      69,029
  Per share..........................................       10.31        9.11        8.34        8.39        9.76
Capital shares outstanding...........................  #    7,077  #    7,077  #    7,077  #    7,077  #    7,070
                                                       ----------  ----------  ----------  ----------  ----------
EARNINGS AND DIVIDENDS
Total interest income................................  $   45,314  $   45,678  $   41,819  $   44,765  $   60,973
Total interest expense...............................      13,498      14,205      12,421      13,865      22,196
                                                       ----------  ----------  ----------  ----------  ----------
Net interest income..................................      31,816      31,473      29,398      30,900      38,777
Provision for loan losses............................                   2,000       3,542      21,300      35,000
                                                       ----------  ----------  ----------  ----------  ----------
Net interest income after provision for loan
 losses..............................................      31,816      29,473      25,856       9,600       3,777
Total other operating income.........................       7,024       7,209       7,277       7,639       7,843
Total other operating expense........................      25,757      28,373      32,231      36,771      29,345
                                                       ----------  ----------  ----------  ----------  ----------
Income (loss) before income taxes....................      13,083       8,309         902     (19,532)    (17,725)
Applicable income taxes expense (benefit)............       3,467       3,042         381      (8,543)     (8,327)
                                                       ----------  ----------  ----------  ----------  ----------
Net income (loss)....................................  $    9,616  $    5,267  $      521  $  (10,989) $   (9,398)
                                                       ----------  ----------  ----------  ----------  ----------
Net income (loss) per share..........................  $     1.36  $      .74  $      .07  $    (1.56) $    (1.33)
                                                       ----------  ----------  ----------  ----------  ----------
Total cash dividends declared on capital stock.......  $    1,062                                      $    3,181
Cash dividends declared per capital share............  $      .15                                      $      .45
                                                       ----------  ----------  ----------  ----------  ----------

    Amounts have been adjusted to reflect all stock dividends paid.

MARKET PRICE STATISTICS OF SANTA MONICA BANK COMMON STOCK

    The following table shows the market bid range for the years 1996 and 1995.

                                        1996 BY                                               1995 BY
                                        QUARTER                                               QUARTER
                                      MARKET PRICE                                          MARKET PRICE
                                         RANGE                                                  RANGE
                                    ----------------                                      -----------------
                                     HIGH      LOW                                           HIGH      LOW
                                    -------  -------                                      --------  -------
1st...............................  $14 1/8  $12      1st...............................  $ 9  1/8  $ 7 5/8
2nd...............................   13 1/8   12      2nd...............................    9 1/16    8 1/4
3rd...............................   15       11 1/2  3rd...............................   14  1/8   11 1/8
4th...............................   17 1/2   14 1/4  4th...............................   13  7/8   12 1/8

    The common stock of Santa Monica Bank is traded on the American Stock Exchange.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE RESULTS OF OPERATIONS
                            AND FINANCIAL CONDITION

    The following sections contain management's discussion and analysis, which provide additional insight into the results of operations and the financial condition of Santa Monica Bank. The discussion and analysis should be read in conjunction with the audited financial statements and notes included in this report.

ANALYSIS OF THE RESULTS OF OPERATIONS

    During 1996, Santa Monica Bank's profits continued their upward trend with excellent results for the quarter and for the year as a whole. Showing a gain of 25%, income before taxes in the fourth quarter was $4,085,585 as compared to $3,279,503 for the same period in 1995, while net income increased 42% to $2,865,508 or $.41 per share as compared to $2,023,964 or $.29 per share. For the year ended December 31, 1996, income before taxes was up 57% to $13,083,189 as compared to $8,308,686 a year ago. Net income rose 83% to $9,616,260 or $1.36 per share as compared to $5,267,340 or $.74 per share. Augmented by a second year of close to $2 million in recoveries, the ample level of reserves during the year enabled us to maintain our policy of providing adequate protection and planning for loan growth without an addition to the allowance for loan losses in 1996.

    Other operating income remained strong as service charges on deposit accounts totaled $3.2 million and our Trust Department continued to reach new highs with fee income of $3.2 million for the year. Other operating expenses experienced a further decline, falling 9% to $25.8 million as compared to $28.4 million in 1995 and $32.2 million in 1994. Contributing factors were the substantial reduction in costs associated with real estate owned and the lower assessment by the FDIC in 1996.

    As shown in the chart below, return on average equity rose to 14.22% and return on average total assets to 1.56%, an achievement all the more noteworthy given the Bank's high capital to assets ratio.

RETURN ON EQUITY AND ASSETS

                                                                          1996       1995       1994
                                                                        ---------  ---------  ---------
Return on average assets..............................................       1.56%      0.84%      0.07%
Return on average equity..............................................      14.22       8.68       0.80
Dividend payout ratio.................................................      11.03        --         --
Tier 1 capital to adjusted assets.....................................      11.41      10.27       8.68

NET INTEREST INCOME AND NET INTEREST MARGIN

    Table 1 illustrates the average balances of assets, liabilities and stockholders' equity for the years 1996, 1995 and 1994. Interest income and interest expense are included along with the corresponding yields and costs for applicable interest-earning assets and interest-bearing liabilities.

    Net interest income, which is the difference between the interest the Bank receives on interest-earning assets and the interest it pays for interest-bearing liabilities, was up 1% to $31.8 million from $31.5 million in 1995, with total interest income remaining about the same and interest expense slightly lower than a year ago. The net yield on average earning assets, which is net interest income as a percentage of average earning assets, held steady at 6% on a fully taxable basis in 1996.

    Table 2 shows the changes in interest income and interest expense resulting from changes in the volume of interest-earning assets and interest-bearing liabilities, and the changes resulting from changes in interest rates for 1996, 1995 and 1994. Growth of 2% in loans and the sizable reduction in non-accruals in our loan portfolio contributed to an increase in the volume of earning assets during the year.

TABLE 1--DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY: INTEREST
  RATES AND INTEREST DIFFERENTIAL

                                                        1996                                   1995                      1994
                                        -------------------------------------  -------------------------------------  -----------
                                          AVERAGE                                AVERAGE                                AVERAGE
                                        BALANCE(4)    INTEREST    YIELD/RATE   BALANCE(4)    INTEREST    YIELD/RATE    BALANCE(4)
                                        -----------  -----------  ----------  ------------  -----------  ----------   -----------
                                                                             (IN THOUSANDS)
Assets
Loans:(1)(2)
  Commercial and industrial loans.....   $ 110,720    $  11,331         10.2%   $ 112,769    $  12,185         10.8%   $ 131,075
  Consumer loans......................      45,429        5,160         11.4       48,327        5,519         11.4       55,465
  Real estate and construction
    loans.............................     204,496       18,888          9.2      191,040       17,118          9.0      179,012
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
    Total loans.......................     360,645       35,379          9.8      352,136       34,822          9.9      365,552
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
Investment securities:
  Taxable.............................     109,868        6,205          5.6      108,649        6,433          5.9      121,233
  Non-taxable(3)......................      15,311        1,639         10.7       18,325        1,979         10.8       22,109
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
    Total securities..................     125,179        7,844          6.3      126,974        8,412          6.6      143,342
Federal funds sold....................      50,250        2,649          5.3       53,581        3,117          5.8       51,288
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
    Total earning assets..............   $ 536,074    $  45,872          8.6%   $ 532,691    $  46,351          8.7%   $ 560,182
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
Cash and due from banks...............      49,420                                 49,478                                 58,674
Premises and equipment................      10,780                                 11,286                                 11,976
Real estate owned.....................      13,540                                 22,495                                 35,805
Other non-earning assets..............       6,746                                  8,485                                 13,622
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
    Total assets......................   $ 616,560                              $ 624,435                              $ 680,259
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
                                        -----------  -----------         ---   -----------  -----------         ---   -----------

Liabilities and Stockholders' Equity
Interest-bearing liabilities
  Deposits:
  Premium Checking....................   $  81,086    $   1,126          1.4%   $  85,490    $   1,304          1.5%   $  92,375
  Custom Money Market/VIP.............     189,819        7,995          4.2      195,781        8,442          4.3      215,400
  Savings Deposits....................      48,830        1,278          2.6       54,125        1,448          2.7       62,615
  Time Deposits.......................      59,753        2,904          4.9       62,184        2,804          4.5       79,607
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
    Total interest-bearing deposits...     379,488       13,303          3.5      397,580       13,998          3.5      449,997
Mortgage payable......................       1,991          195          9.8        2,009          207         10.3        2,127
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
    Total interest-bearing
      liabilities.....................     381,479       13,498          3.5      399,589       14,205          3.6      452,124
Noninterest-bearing deposits..........     163,357                                161,546                                167,098
Other noninterest-bearing
  liabilities.........................       4,097                                  2,809                                  1,836
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
Stockholders' equity..................      67,627                                 60,491                                 59,201
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
    Total liabilities and
      stockholders' equity............   $ 616,560                              $ 624,435                              $ 680,259
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
Net yield on earning assets...........                                   5.9%                                   6.0%
                                        -----------  -----------         ---   -----------  -----------         ---   -----------
                                        -----------  -----------         ---   -----------  -----------         ---   -----------


                                         INTEREST    YIELD/RATE
                                        -----------  ----------


Loans:(1)(2)
  Commercial and industrial loans.....   $  11,095          8.5%
  Consumer loans......................       5,831         10.5
  Real estate and construction
    loans.............................      16,026          9.0
                                        -----------         ---
    Total loans.......................      32,952          9.0
                                        -----------         ---
                                        -----------         ---
Investment securities:................
  Taxable.............................       5,115          4.2
  Non-taxable(3)......................       2,453         11.1
                                        -----------         ---
    Total securities..................       7,568          5.3
Federal funds sold....................       2,134          4.2
                                        -----------         ---
    Total earning assets..............   $  42,654          7.6%
                                        -----------         ---
                                        -----------         ---
Cash and due from banks...............
Premises and equipment................
Real estate owned.....................
Other non-earning assets..............
                                        -----------         ---
    Total assets......................
                                        -----------         ---
                                        -----------         ---

Interest-bearing liabilities
  Deposits:
  Premium Checking....................   $   1,362          1.5%
  Custom Money Market/VIP.............       6,768          3.1
  Savings Deposits....................       1,527          2.4
  Time Deposits.......................       2,582          3.2
                                        -----------         ---
    Total interest-bearing deposits...      12,239          2.7
Mortgage payable......................         182          8.6
                                        -----------         ---
    Total interest-bearing
      liabilities.....................      12,421          2.7
Noninterest-bearing deposits..........
Other noninterest-bearing
  liabilities.........................
                                        -----------         ---
Stockholders' equity..................
                                        -----------         ---
    Total liabilities and
      stockholders' equity............
                                        -----------         ---
Net yield on earning assets...........                      5.4%
                                        -----------         ---
                                        -----------         ---

------------------------------

(1) Includes non-accrual loans.

(2) Interest income includes loan fees of $1,102,303 in 1996, $797,540 in 1995, and $766,672 in 1994.

(3) Interest income and the average yield are presented on a fully taxable equivalent basis using a tax rate of 34% in 1996, 1995 and 1994. The resulting tax equivalent adjustments are $557,260 in 1996, $672,970 in 1995 and $833,974 in 1994.

(4) Average balance is based on average daily amounts.

TABLE 2-- RATE AND VOLUME ANALYSIS FOR CHANGES IN INTEREST INCOME, INTEREST
         EXPENSE AND NET INTEREST INCOME

                                                      CHANGE 1996/1995                       CHANGE 1995/1994
                                            -------------------------------------  -------------------------------------
                                                 INCREASE (DECREASE) DUE TO             INCREASE (DECREASE) DUE TO
                                            -------------------------------------  -------------------------------------
                                              TOTAL    YIELD/RATE(1)   VOLUME(2)     TOTAL    YIELD/RATE(1)   VOLUME(2)
                                            ---------  -------------  -----------  ---------  -------------  -----------
                                                                          (IN THOUSANDS)
INTEREST INCOME
  Commercial and industrial loans.........  $    (854)   $    (633)    $    (221)  $   1,090    $   2,640     $  (1,550)
  Consumer loans..........................       (359)         (28)         (331)       (312)         438          (750)
  Real estate and construction loans......      1,770          564         1,206       1,092           10         1,082
                                            ---------        -----    -----------  ---------       ------    -----------
    Total loans...........................        557          (97)          654       1,870        3,088        (1,218)
Investment securities:
  Taxable.................................       (228)        (300)           72       1,318        1,849          (531)
  Non-taxable(3)..........................       (340)         (15)         (325)       (474)         (54)         (420)
                                            ---------        -----    -----------  ---------       ------    -----------
    Total investment securities...........       (568)        (315)         (253)        844        1,795          (951)
Federal funds sold........................       (468)        (274)         (194)        983          888            95
                                            ---------        -----    -----------  ---------       ------    -----------
    Total interest income.................  $    (479)   $    (686)    $     207   $   3,697    $   5,771     $  (2,074)
                                            ---------        -----    -----------  ---------       ------    -----------
INTEREST EXPENSE
  Premium Checking........................  $    (178)   $    (111)    $     (67)  $     (58)   $      44     $    (102)
  Custom Money Market/VIP.................       (447)        (190)         (257)      1,674        2,290          (616)
  Savings Deposits........................       (170)         (28)         (142)        (79)         128          (207)
  Time Deposits...........................        100          210          (110)        222          787          (565)
                                            ---------        -----    -----------  ---------       ------    -----------
    Total interest on deposits............       (695)        (119)         (576)      1,759        3,249        (1,490)
  Mortgage payable........................        (12)         (10)           (2)         25           35           (10)
                                            ---------        -----    -----------  ---------       ------    -----------
    Total interest expense................  $    (707)   $    (129)    $    (578)  $   1,784    $   3,284     $  (1,500)
                                            ---------        -----    -----------  ---------       ------    -----------
Net interest income.......................  $     228    $    (557)    $     785   $   1,913    $   2,487     $    (574)
                                            ---------        -----    -----------  ---------       ------    -----------
                                            ---------        -----    -----------  ---------       ------    -----------

------------------------

(1) Change in yield/rate multiplied by volume of prior period, this includes changes in rate volume.

(2) Changes in volume multiplied by yield/rate of prior period, this includes no changes in rate volume.

(3) Interest income and the average yield are presented on a fully taxable equivalent basis using a tax rate of 34% in 1996, 1995 and 1994.

STOCKHOLDERS' EQUITY

    At year end, stockholders' equity totaled $72,975,307, a gain of 13% over a year ago. The per share value of the stock went from $9.11 to $10.31 based on 7,077,332 shares outstanding. In 1996, the Bank's profitability and its commitment to stockholders were reflected in the payment of a quarterly cash dividend of $.05 per share beginning in the second quarter. We maintained the strength of our capital position during the year with ratios in excess of all requirements for a well capitalized bank.

TABLE 3--CAPITAL RATIOS AND FDIC MINIMUM REQUIREMENTS

                                                                SANTA      ADEQUATELY        WELL
                                                               MONICA      CAPITALIZED    CAPITALIZED
                                                                BANK          BANKS          BANKS
                                                             -----------  -------------  -------------
Tier 1 capital to adjusted assets..........................       11.41%         4.00%          5.00%
Tier 1 capital to risk-weighted assets.....................       18.58          4.00           6.00
Total capital to risk-weighted assets......................       19.84          8.00          10.00

DEPOSITS

    As of December 31, 1996, the Bank's deposits increased to $554.0 from $550.3 million in 1995. During the year, rates on interest-bearing accounts edged a little lower overall and we improved upon our already favorable deposit mix. Noninterest bearing demand deposits gained 2% and low-interest bearing Premium Checking deposits were up 13%. Together they represented close to half of total deposits with a percent share of 31% and 17%, respectively. Time deposits of $100,000 and over were up 17% in terms of dollar amount, but continued to represent only a small portion at 4% of the total. Like all of our deposits, they are made up entirely of high quality local core deposits with no brokered funds.

    In 1996, our VIP Money Market Account remained an excellent and flexible source of funds for the Bank, as well as a popular product with our customers due to its combination of convenience and competitive market yields.

TABLE 4--DEPOSITS

    The average daily amount of deposits and rates paid on such deposits is summarized for the periods indicated in the following table:

                                                                   1996                     1995                     1994
                                                          -----------------------  -----------------------  -----------------------
                                                            AMOUNT       RATE        AMOUNT       RATE        AMOUNT       RATE
                                                          ----------     -----     ----------     -----     ----------     -----
                                                                                       (IN THOUSANDS)
Noninterest-bearing demand..............................  $  163,357               $  161,546               $  167,098
Premium Checking........................................      81,086         1.4%      85,490         1.5%      92,375         1.5%
Custom Money Market/VIP.................................     189,818         4.2      195,781         4.3      215,400         3.1
Savings Deposits........................................      48,831         2.6       54,125         2.7       62,615         2.4
Time Deposits...........................................      59,753         4.9       62,184         4.5       79,607         3.2

                                                          ----------               ----------               ----------
    Total deposits......................................  $  542,845               $  559,126               $  617,095
                                                          ----------               ----------               ----------
                                                          ----------               ----------               ----------

TABLE 5--TYPES OF DEPOSITS AND PERCENT OF TOTAL

    The table below shows the types of deposits and changes in composition from 1995 to 1996:

                                                                   PERCENT                      PERCENT        PERCENT
TYPES OF DEPOSITS                                  12/31/1996     OF TOTAL      12/31/1995     OF TOTAL       OF CHANGE
-----------------------------------------------  --------------  -----------  --------------  -----------  ---------------
Demand Deposits................................  $  172,161,860          31%  $  168,871,973          31%             2%
Premium Checking...............................      94,299,606          17       83,497,203          15             13
Custom Money Market/VIP........................     180,106,374          33      189,910,185          34             (5)
Savings Deposits...............................      46,747,268           8       49,514,209           9             (6)
Time Deposits $100,000 and over................      22,583,452           4       19,357,363           4             17
Other Time Deposits............................      38,084,447           7       39,127,255           7             (3)
                                                 --------------         ---   --------------         ---
    Total deposits.............................  $  553,983,007         100%  $  550,278,188         100%             1%
                                                 --------------         ---   --------------         ---
                                                 --------------         ---   --------------         ---

TABLE 6--TIME CERTIFICATES OF DEPOSIT

    The following table sets forth, by time remaining to maturity, time certificates of deposit outstanding at December 31, 1996:

                                                                 TIME              TIME
                                                           CERTIFICATES OF   CERTIFICATES OF
                                                               DEPOSIT           DEPOSIT
                                                             $100,000 AND       LESS THAN
REMAINING MATURITY                                               OVER            $100,000
---------------------------------------------------------  ----------------  ----------------
                                                                     (IN THOUSANDS)
Three months or less.....................................     $   10,365        $   16,611
Over three through twelve months.........................         12,218            21,474
                                                                 -------           -------
    Total $100,000 time deposits.........................     $   22,583        $   38,085
                                                                 -------           -------
                                                                 -------           -------

LOANS

    Net loans rose 2% in 1996 to $365.9 million as compared to $358.2 million in 1995. With the tremendous improvement in the quality of the portfolio and the ongoing progress in recoveries, we provided adequate protection and planned for future growth without an addition to the allowance for loan losses, which totaled $9.0 million at year end or 2.4% of loans outstanding.

    As the economy throughout our region showed strong signs of recovery, we continued the process of building a solid category of quality construction loans. We also participated in the general renewal of consumer confidence by offering promotional programs that helped us to increase the consumer loan category during 1996.

TABLE 7--LOAN PORTFOLIO

    The carrying value for loans (before deductions of unearned income and the allowance for loan losses) by major categories is presented below for the Bank at the end of each reported period:

                                                                PERCENT                  PERCENT                  PERCENT
                                                  12/31/1996   OF TOTAL    12/31/1995   OF TOTAL    12/31/1994   OF TOTAL
                                                  ----------  -----------  ----------  -----------  ----------  -----------
                                                                               (IN THOUSANDS)
Real estate loans:
  Conventional loans............................  $  225,423          60%  $  229,253          62%  $  222,585          61%
  Interim construction loans....................      16,679           4       10,851           3        9,339           3
Commercial and industrial loans.................      95,805          26       96,450          26       92,689          25
Loans to individuals for household, family and
  other consumer expenditures...................      36,103          10       31,823           9       38,912          11
All other loans (including overdrafts)..........         983                      937                    1,301
                                                  ----------         ---   ----------         ---   ----------         ---
  Total loans...................................  $  374,993         100%  $  369,314         100%  $  364,826         100%
                                                  ----------         ---   ----------         ---   ----------         ---
                                                  ----------         ---   ----------         ---   ----------         ---

TABLE 8--MATURITY DISTRIBUTION OF LOANS

    The following table summarizes the maturity distribution of loans (excluding non-accrual loans and unearned income) by interest rate structure at December 31, 1996. Actual maturities may vary from those stated below due to prepayments by borrowers.

                                                               AFTER ONE BUT
                                        WITHIN ONE YEAR      WITHIN FIVE YEARS        AFTER FIVE YEARS
                                     ---------------------  --------------------  ------------------------
                                       FIXED     FLOATING     FIXED    FLOATING     FIXED      FLOATING
                                       RATE        RATE       RATE       RATE       RATE         RATE         TOTAL
                                     ---------  ----------  ---------  ---------  ---------  -------------  ----------
                                                               (IN THOUSANDS)
Commercial and industrial loans....  $   5,556  $   83,225  $  10,967  $     513  $   6,618                 $  106,879
Real estate loans:
  Conventional loans...............      9,765      87,915     43,831     36,204     27,496                    205,211
  Interim construction loans.......                 16,680                                                      16,680
Loans to individuals for household,
  family and other consumer
  expenditures.....................      3,634      25,531      9,158                 2,271                     40,594

                                     ---------  ----------  ---------  ---------  ---------           --    ----------
    Total..........................  $  18,955  $  213,351  $  63,956  $  36,717  $  36,385    $       0    $  369,364
                                     ---------  ----------  ---------  ---------  ---------           --    ----------
                                     ---------  ----------  ---------  ---------  ---------           --    ----------

    Over the past twelve months, we kept up our good performance in the reduction of real estate owned, which fell 54% to $8.6 million from $18.6 million a year ago. The Bank sold 22 properties in 1996 for a total of $11.2 million. A small loss on the sale of those properties amounting to $78,545 reflected continuing price stability in our local real estate market.

    Delinquent loans also experienced excellent progress. At year end, accruing loans past due 90 days or more stood at zero and credits past due 30-89 days were down 75% to $1.4 million as compared to $5.5 million in 1995. Table 9 shows that non-accrual loans fell 46% to $5.6 million as compared to $10.4 million. There are no potential problem loans, other than those disclosed as non-accrual, past due and restructured, which management has serious doubts as to the ability of such borrowers to comply with the present repayment terms and which may require disclosure.

    Adding real estate owned to non-accruals and accruing loans past due 90 days or more, and comparing the total to gross capital funds (equity capital plus allowance for loan losses) over the past three years, we saw in 1996 a continuation of the sharp downward trend as we drew close to accomplishing our goals for the portfolio. In 1994 the total of non-performing assets to gross capital funds was $60.4 million to $73.9 million, or 82%; while in 1995 it was $29.0 million to $75.5 million, or 38%. By year end 1996, the total of non-performing assets had fallen to $14.2 million, or 17% of gross capital funds of $82.0 million.

TABLE 9--NON-ACCRUAL, PAST DUE AND RESTRUCTURED

    Following is a schedule of non-accrual, past due and restructured loans as of December 31, 1996, 1995 and 1994 along with the associated interest income for the loans on non-accrual:

                                                                1996                     1995                   1994
                                                      ------------------------  ----------------------  --------------------
                                                                      GROSS                   GROSS                  GROSS
                                                       PRINCIPAL    INTEREST    PRINCIPAL   INTEREST    PRINCIPAL  INTEREST
                                                        AMOUNT       INCOME      AMOUNT      INCOME      AMOUNT     INCOME
                                                      -----------  -----------  ---------  -----------  ---------  ---------
                                                                                    (IN THOUSANDS)
Non-accrual loans...................................   $   5,629    $     591   $  10,423   $     754   $  26,520  $   2,651
Accruing loans past due 90 days or more.............                                                        5,054
                                                      -----------       -----   ---------       -----   ---------  ---------
    Total non-performing loans......................   $   5,629                $  10,423               $  31,574
                                                      -----------       -----   ---------       -----   ---------  ---------
Restructured loans included in total above..........   $   1,444                $   2,184               $   4,056
                                                      -----------       -----   ---------       -----   ---------  ---------
                                                      -----------       -----   ---------       -----   ---------  ---------

    Management's general policy is to place a loan on non-accrual status when there is a reasonable doubt as to the ability of the creditor to make repayment, with consideration given to any collateral.

    As of December 31, 1996, 1995 and 1994, there was no interest included in net income related to non-performing loans.

    Table 10 below provides comparative statistics for 1996, 1995 and 1994 on net loan losses, the provision for loan losses and the allowance for loan losses at the beginning of each period. With the economy regaining its vigor and delinquencies on a downward course, total charge-offs were about half the levels of 1995. Net charge-offs also showed a steep drop to 0.6% of average loans outstanding compared to 1.7%. As in 1995, an important factor was total recoveries, which again reached close to $2.0 million.

TABLE 10--SUMMARY OF CREDIT LOSS EXPERIENCE

    The following summarizes the allowance for loan losses for the three years ended December 31,

                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
                                                                                           (IN THOUSANDS)
Balance at beginning of period...................................................  $  11,032  $  14,898  $  28,145
Provision charged to operations..................................................                 2,000      3,542
Recoveries:
  Commercial and industrial loans................................................        810      1,276        572
  Consumer loans.................................................................        693        317        216
  Real estate and construction loans.............................................        404        379        739
                                                                                   ---------  ---------  ---------
    Total recoveries.............................................................      1,907      1,972      1,527
                                                                                   ---------  ---------  ---------
Charge-offs:
  Commercial and industrial loans................................................      2,294      2,455      5,030
  Consumer loans.................................................................      1,154      1,646      2,572
  Real estate and construction loans.............................................        536      3,737     10,714
                                                                                   ---------  ---------  ---------
    Total charge-offs............................................................      3,984      7,838     18,316
                                                                                   ---------  ---------  ---------
Net charge-offs..................................................................      2,077      5,866     16,789
Balance at end of period.........................................................  $   8,955  $  11,032  $  14,898
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Ratio of net charge-offs during the period to average loans outstanding..........       0.56%      1.67%      4.59%
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    The amount charged to operations during the year and the related balance in the allowance for loan losses is based on periodic evaluations of the loan portfolio by senior management. These evaluations consider several factors including, but not limited to, analysis of losses on specifically identified impaired loans, examinations of monthly loan reports, examinations done by the Federal and State regulators, loan portfolio composition, economic factors, and prior loan loss experience.

    As a result of provisions made pursuant to these evaluations, it is management's opinion that the aggregate allowance of the Bank is currently sufficient to provide for losses currently existing in the Bank's loan portfolio. However, since each of the criteria is subject to change, there can be no assurance that the Bank may not, in subsequent years, sustain actual losses which are substantial in relationship to the size of the allowance.

    Table 11 shows how the allowance for loan losses was allocated in 1996, 1995 and 1994. Our management policy for determining the allocation has been to assign risk levels to the various types of credits and then use these classifications to establish the proper levels and monitor our allowance to ensure adequate protection.

TABLE 11--ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

    The following allocation is based primarily on analysis of losses on specifically identified impaired loans, as well as prior loss experience, present and anticipated volume levels and historical charge-off levels by individual categories and on management's evaluation of prevailing economic conditions as they may affect segments of the portfolio. Accordingly, since each of these criteria is subject to change, the allocation of the allowance below is not necessarily indicative of the trend of future loan losses in any particular loan category.

                                                                   ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES AS OF
                                                                                     DECEMBER 31,
                                                               ---------------------------------------------------------
                                                                                                PERCENT OF LOANS IN EACH
                                                                           AMOUNT               CATEGORY TO TOTAL LOANS
                                                               -------------------------------  ------------------------
                                                                 1996       1995       1994        1996         1995
                                                               ---------  ---------  ---------     -----        -----
(In Thousands)
Commercial and industrial loans..............................  $   3,040  $   3,984  $   3,452          26%          26%
Consumer loans...............................................        537      1,020      2,731          10            9
Real estate and construction loans...........................      5,378      6,028      8,715          64           65
                                                               ---------  ---------  ---------         ---          ---
    Total allowance for loan losses..........................  $   8,955  $  11,032  $  14,898         100%         100%
                                                               ---------  ---------  ---------         ---          ---
                                                               ---------  ---------  ---------         ---          ---


                                                                  1994
                                                                  -----

Commercial and industrial loans..............................          25%
Consumer loans...............................................          11
Real estate and construction loans...........................          64
                                                                      ---
    Total allowance for loan losses..........................         100%
                                                                      ---
                                                                      ---

SECURITIES

    The Bank's total investment securities rose 5% to $141.1 million as compared to $134.6 million a year ago. U.S. Treasuries increased to 64% of the portfolio and had an average maturity of 12 months. During the year, we extended the maturities of about a third of the Treasuries to take advantage of attractive yields in the two-year range. U.S. government agency securities made up 26% of the portfolio and had an average maturity of 2 months, while municipals represented 10% and had an average maturity of 18 months. The quality of our investments remained very high, with 99% in the top AAA grade and the remainder in the AA grade.

    Along with safety, we continued to make liquidity a top priority. Table 13, which indicates maturity distribution, shows that 72% of the portfolio had maturities within one year, thereby giving us the ability to adjust to changes in deposit levels and loan requirements. As the Bank intends to utilize the securities portfolio to meet liquidity needs and maintain flexibility, all securities have been classified as available for sale at December 31, 1996 and 1995.

TABLE 12--INVESTMENT PORTFOLIO

    The carrying value of investment securities available for sale is presented below for each reported period:

                                                                                            12/31/1996  12/31/1995
                                                                                            ----------  ----------
                                                                                                (IN THOUSANDS)
U.S. treasury securities..................................................................  $   90,375  $   80,084
U.S. government agency securities.........................................................      36,271      36,604
Obligations of states and political subdivisions..........................................      14,493      17,911
                                                                                            ----------  ----------
  Total securities available for sale.....................................................  $  141,139  $  134,599
                                                                                            ----------  ----------
                                                                                            ----------  ----------

TABLE 13--MATURITY DISTRIBUTION OF INVESTMENT SECURITIES AVAILABLE FOR SALE WITH
  WEIGHTED AVERAGE YIELDS

    The maturity distribution of investment securities available for sale at December 31, 1996 together with weighted average yields (effective yields weighted for scheduled maturities) for each range of maturity are presented below:

                                                                                                   AFTER ONE BUT WITHIN
                                                                               WITHIN ONE YEAR          FIVE YEARS
                                                                            ---------------------  --------------------
                                                                              AMOUNT      YIELD     AMOUNT      YIELD
                                                                            ----------  ---------  ---------  ---------
                                                                                          (IN THOUSANDS)
U.S. treasury securities..................................................  $   60,192       5.86% $  30,183       6.20%
U.S. government agency securities.........................................      36,271       5.38
Obligations of states and political subdivisions*.........................       5,265      10.82      9,228      10.71
                                                                            ----------  ---------  ---------  ---------
    Total investment securities...........................................  $  101,728       5.95% $  39,411       7.26%
                                                                            ----------  ---------  ---------  ---------
                                                                            ----------  ---------  ---------  ---------

------------------------

* Yields on tax-exempt obligations computed on tax equivalent basis, using the composite tax rate of 34%.

                               SANTA MONICA BANK

                            STATEMENTS OF CONDITION

                                                                                            DECEMBER 31,
                                                                                   ------------------------------
                                                                                        1996            1995
                                                                                   --------------  --------------
ASSETS
Cash and due from banks..........................................................  $   57,535,025  $   53,302,225
Federal funds sold...............................................................      43,000,000      37,000,000
                                                                                   --------------  --------------
    Cash and cash equivalents....................................................     100,535,025      90,302,225
Investment securities available for sale.........................................     141,139,066     134,599,247
Loans, net.......................................................................     365,899,546     358,194,122
Bank premises and equipment, net.................................................      10,340,943      10,988,497
Other real estate owned..........................................................       8,606,042      18,557,903
Accrued interest receivable......................................................       3,496,127       3,402,983
Deferred tax asset...............................................................         796,447       1,738,961
Other assets.....................................................................         748,294       1,079,480
                                                                                   --------------  --------------
    Total assets.................................................................  $  631,561,490  $  618,863,418
                                                                                   --------------  --------------

LIABILITIES
Noninterest-bearing deposits.....................................................  $  172,161,860  $  168,871,973
Interest-bearing deposits........................................................     381,821,146     381,406,215
    Total deposits...............................................................     553,983,006     550,278,188
Mortgage indebtedness............................................................       1,981,863       2,000,500
Other liabilities................................................................       2,621,314       2,118,326
                                                                                   --------------  --------------
    Total liabilities............................................................     558,586,183     554,397,014
                                                                                   --------------  --------------
Commitments and Contingencies

STOCKHOLDERS' EQUITY
Capital stock (authorized, 10,000,000 shares of $3 par value; issued and
  outstanding, 7,077,332 shares for 1996 and 1995)...............................      21,231,996      21,231,996
Surplus..........................................................................       2,982,631       2,982,631
Undivided profits................................................................      48,211,600      39,656,939
Unrealized holding gains on securities, net of income taxes of $381,985 and
  $413,361 for 1996 and 1995, respectively.......................................         549,080         594,838
                                                                                   --------------  --------------
    Total stockholders' equity...................................................      72,975,307      64,466,404
                                                                                   --------------  --------------
    Total liabilities and stockholders' equity...................................  $  631,561,490  $  618,863,418
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                       See notes to financial statements.

                               SANTA MONICA BANK

                            STATEMENTS OF OPERATIONS

                                                                                YEAR ENDED DECEMBER 31,
                                                                      -------------------------------------------
                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
INTEREST INCOME
Interest and fees on loans..........................................  $  35,379,344  $  34,822,229  $  32,951,635
Interest on investment securities:
  Taxable...........................................................      6,205,111      6,433,313      5,114,727
  Tax-exempt........................................................      1,081,468      1,306,353      1,618,892
Other interest income...............................................      2,648,535      3,116,450      2,134,057
                                                                      -------------  -------------  -------------
  Total interest income.............................................     45,314,458     45,678,345     41,819,311
                                                                      -------------  -------------  -------------
INTEREST EXPENSE
Interest on deposits................................................     13,303,545     13,998,103     12,238,462
Interest on other liabilities.......................................        194,801        207,492        182,355
                                                                      -------------  -------------  -------------
  Total interest expense............................................     13,498,346     14,205,595     12,420,817
                                                                      -------------  -------------  -------------
Net interest income.................................................     31,816,112     31,472,750     29,398,494
Provision for loan losses...........................................                     2,000,000      3,542,000
                                                                      -------------  -------------  -------------
Net interest income after provision for loan losses.................     31,816,112     29,472,750     25,856,494
                                                                      -------------  -------------  -------------
NONINTEREST INCOME
Trust department income.............................................      3,160,453      3,059,546      3,019,658
Service charges on deposit accounts.................................      3,163,595      3,400,439      3,485,810
Other service charges, commissions and fees.........................        480,342        532,647        552,867
Other income........................................................        220,139        216,394        218,409
                                                                      -------------  -------------  -------------
  Total noninterest income..........................................      7,024,529      7,209,026      7,276,744
                                                                      -------------  -------------  -------------
NONINTEREST EXPENSE
Salaries............................................................     11,127,108     11,913,286     12,302,962
Profit sharing and other employee benefits..........................      2,873,703      2,505,479      2,918,817
Net occupancy expense of bank premises..............................      2,479,239      2,560,152      2,707,455
Furniture and equipment expense.....................................      1,580,679      1,614,476      1,814,671
Loss (gain) on sale of OREO.........................................         78,545       (400,449)      (254,492)
FDIC assessment.....................................................        350,966        723,897      1,833,634
Legal fees..........................................................      1,288,871      1,437,698      1,396,253
OREO related expenses...............................................      1,392,346      3,355,083      5,161,283
Other operating expense.............................................      4,585,995      4,663,468      4,350,643
                                                                      -------------  -------------  -------------
  Total noninterest expense.........................................     25,757,452     28,373,090     32,231,226
                                                                      -------------  -------------  -------------
Income before income taxes..........................................     13,083,189      8,308,686        902,012
Applicable income tax expense.......................................      3,466,929      3,041,346        380,728
                                                                      -------------  -------------  -------------
Net income..........................................................  $   9,616,260  $   5,267,340  $     521,284
                                                                      -------------  -------------  -------------
Net income per share................................................  $        1.36  $         .74  $         .07
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                       See notes to financial statements.

                               SANTA MONICA BANK

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                      UNREALIZED
                                                                                       HOLDING
                                                                                       GAINS ON
                                                                                      SECURITIES
                                            CAPITAL                     UNDIVIDED       NET OF
                                             STOCK        SURPLUS        PROFITS     INCOME TAXES      TOTAL
                                         -------------  ------------  -------------  ------------  -------------
Balance, January 1, 1994...............  $  21,231,996  $  2,982,631  $  33,868,315   $1,307,649   $  59,390,591
Net income.............................                                     521,284                      521,284
Net change in unrealized holding gains
  on investment securities available
  for sale, net of income taxes........                                                 (902,245)       (902,245)
                                         -------------  ------------  -------------  ------------  -------------
Balance, December 31, 1994.............     21,231,996     2,982,631     34,389,599      405,404      59,009,630
Net income.............................                                   5,267,340                    5,267,340
Net change in unrealized holding gains
  on investment securities available
  for sale, net of income taxes........                                                  189,434         189,434
                                         -------------  ------------  -------------  ------------  -------------
Balance, December 31, 1995.............     21,231,996     2,982,631     39,656,939      594,838      64,466,404
Net income.............................                                   9,616,260                    9,616,260
Cash dividends at $.15 per share.......                                  (1,061,599)                  (1,061,599)
Net change in unrealized holding gains
  on investment securities available
  for sale, net of income taxes........                                                  (45,758)        (45,758)
                                         -------------  ------------  -------------  ------------  -------------
Balance, December 31, 1996.............  $  21,231,996  $  2,982,631  $  48,211,600   $  549,080   $  72,975,307
                                         -------------  ------------  -------------  ------------  -------------
                                         -------------  ------------  -------------  ------------  -------------

                       See notes to financial statements.

                               SANTA MONICA BANK

                            STATEMENTS OF CASH FLOWS

               INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS

                                                                                YEAR ENDED DECEMBER 31,
                                                                   -------------------------------------------------
                                                                        1996             1995             1994
                                                                   ---------------  ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.......................................................  $     9,616,260  $     5,267,340  $       521,284
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Net (accretion) amortization of premium/discount on
    investments..................................................         (828,703)      (5,589,303)         113,023
  Gain on sale of investment securities..........................                                            (12,000)
  Provision for loan losses......................................                         2,000,000        3,542,000
  Write-downs of OREO............................................          736,154        2,327,804        2,904,948
  Accretion of deferred loan fees and costs......................         (701,414)        (481,667)        (501,121)
  Loss (gain) on sale of OREO/premises and equipment.............          128,164         (414,127)        (254,492)
  Depreciation...................................................        1,291,145        1,303,780        1,402,000
  Increase in accrued interest receivable........................          (93,144)        (474,228)        (737,339)
  Decrease (increase) in other assets............................          331,642        1,571,393       (1,032,761)
  (Decrease) increase in accrued interest payable................          (19,200)          54,533          (35,523)
  Deferred tax provision.........................................          973,890          983,631        2,451,313
  Decrease in current income tax receivable......................                         2,253,366        9,595,834
  Increase (decrease) in other liabilities.......................          522,188          849,579         (641,305)
                                                                   ---------------  ---------------  ---------------
    Total adjustments............................................        2,340,722        4,384,761       16,794,577
                                                                   ---------------  ---------------  ---------------
  Net cash provided by operating activities......................       11,956,982        9,652,101       17,315,861
                                                                   ---------------  ---------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities of investment securities..............      174,287,012      391,140,000      149,440,273
  Proceeds from sale of investment securities....................                                         19,983,300
  Purchase of investment securities..............................     (180,075,681)    (352,795,444)    (212,733,912)
  Net (increase) decrease in loans...............................       (9,413,816)     (18,495,396)      36,410,051
  Proceeds from sale of OREO/premises and equipment..............       11,280,216       18,166,804       18,744,505
  Capitalization of costs on OREO................................         (335,030)      (1,888,794)
  Loan origination fees received.................................          656,180          766,639          722,552
  Purchases of Bank premises and equipment.......................         (747,647)        (613,301)        (527,231)
                                                                   ---------------  ---------------  ---------------
    Net cash (used in) provided by investing activities..........       (4,348,766)      36,280,508       12,039,538
                                                                   ---------------  ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in demand deposits and savings
    accounts.....................................................        1,521,538      (45,307,113)        (262,742)
  Net increase (decrease) in time deposits.......................        2,183,282       (9,694,541)     (19,330,908)
  Repayments of notes payable....................................          (18,637)         (15,316)        (130,287)
  Dividends paid.................................................       (1,061,599)
                                                                   ---------------  ---------------  ---------------
    Net cash provided by (used in) financing activities..........        2,624,584      (55,016,970)     (19,723,937)
                                                                   ---------------  ---------------  ---------------
Net increase (decrease) in cash and cash equivalents.............       10,232,800       (9,084,361)       9,631,462
Cash and cash equivalents, beginning of year.....................       90,302,225       99,386,586       89,755,124
                                                                   ---------------  ---------------  ---------------
Cash and cash equivalents, end of year...........................  $   100,535,025  $    90,302,225  $    99,386,586
                                                                   ---------------  ---------------  ---------------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:
  Loans transferred to OREO......................................  $     1,752,933  $     7,857,718  $     8,154,367
  OREO transferred to bank premises..............................                                            280,740
  Unrealized depreciation on investment securities available for
    sale.........................................................          (77,553)        (321,072)      (1,529,228)
                                                                   ---------------  ---------------  ---------------

                       See notes to financial statements.

                               SANTA MONICA BANK

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies of Santa Monica Bank (the "Bank") are in accordance with generally accepted accounting principles and conform to practices within the banking industry.

    (A.) NATURE OF OPERATIONS: The Bank's primary operations are related to traditional banking activities, including the acceptance of deposits, the lending and investing of money, and trust department operations. The Bank's customers consist of small to mid-sized businesses and individuals located in western Los Angeles County. The Bank operates 7 branches with the headquarters located in the city of Santa Monica.

    (B.) CASH AND CASH EQUIVALENTS: For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance-sheet caption "cash and due from banks" and "federal funds sold."

    (C.) INVESTMENT SECURITIES: Investment securities available for sale are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity. Accretion of discounts and amortization of premiums are recognized as an adjustment to interest income. Realized gains or losses upon disposition are recognized in earnings based upon the specific identification method.

    (D.) LOANS: Loans are carried at amounts advanced less payments collected, deferred net loan origination fees, unearned income and the allowance for loan losses. Interest on loans is computed by methods which generally result in level rates of return on principal amounts outstanding. Interest is accrued daily as earned except where reasonable doubt exists as to collectibility of the loan, in which case the accrual of income is discontinued.

    Interest accruals may be continued for loans that have become contractually past due ninety days when such loans are well secured and in the process of collection and accordingly, management has determined such loans to be fully collectible as to both principal and interest. For this purpose, loans are considered well secured if they are collateralized by property having a realizable value in excess of the amount of principal and accrued interest outstanding or are guaranteed by a financially capable party. Loans are considered to be in the process of collection if collection of the loan is proceeding in due course either through legal action or through other collection efforts which management reasonably expects to result in repayment of the loan or its restoration to a current status in the near future.

    When a loan is placed on nonaccrual status, all interest previously accrued but uncollected is reversed against current period operating results. Income on such loans is then recognized only to the extent that cash is received and where the ultimate collection of the carrying amount of the loan is probable, after giving consideration to borrowers' current financial condition, historical repayment performance and other factors. Accrual of interest is resumed only when (i) principal and interest are brought fully current and (ii) such loans are either considered, in management's judgment, to be fully collectible or otherwise become well secured and in the process of collection. Generally, under regulatory guidelines a sustained period of repayment performance for a minimum of six months must be achieved for such loans to be returned to accrual status.

    On January 1, 1995, the Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 114 "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosure". These statements prescribe the recognition criteria for loan impairment and the measurement methods for certain impaired loans and

                               SANTA MONICA BANK

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) loans whose terms are modified in troubled debt restructurings. SFAS No. 114 states that a loan is impaired when it is probable that a creditor will be unable to collect all principal and interest amounts due according to the contractual terms of the loan agreement. The Bank measures impairment by discounting expected future cash flows at the loan's effective interest rate, or by reference to an observable market price, or the fair value of the collateral for a collateral dependent loan. The effective interest rate is the contractual rate adjusted for any deferred loan fees, premiums or discounts that existed at the time the loans were originated or acquired. The adoption of SFAS No. 114, as amended, did not have a material effect on the Bank's financial statements.

    Troubled debt restructurings are those loans for which the Bank has, for reasons related to borrowers' financial difficulties, granted concessions to borrowers (including reductions of either interest or principal) that it would not otherwise consider, whether or not such loans are secured or guaranteed by others. Subsequent to the adoption of SFAS No. 114, troubled debt restructurings have been accounted for as impaired loans in accordance with the provisions of that Statement. Prior to the adoption of SFAS No. 114, troubled debt restructurings involving only a modification of terms were accounted for prospectively from the time of restructuring and, accordingly, no gain or loss was recorded at the time of such restructuring unless the recorded investment in such loans exceeded the total future cash receipts specified by the new loan terms.

    Loan losses are charged to the allowance for loan losses and recoveries are credited to the allowance. The annual provision for loan losses charged to operating expense and added to the allowance is determined based upon the measurement of impairment for specifically identified impaired loans under the provisions of SFAS No. 114, as well as economic conditions, volume, growth, past losses and collection experience, risk characteristics of the portfolio and such other factors which, in management's judgment, deserve current recognition. These estimates are inherently uncertain and depend on the outcome of future events. Regulatory authorities have in recent years required substantial increases in the allowance for loan losses, in many cases, in recognition of the inherent risk in the existing economic environment. Although management believes that the level of the allowance is adequate to absorb losses inherent in the loan portfolio, additional declines in the local economy or rising interest rates may result in increasing losses that cannot reasonably be predicted at this time.

    Loan origination fees, net of associated costs, are deferred and recognized over the life of the loan as an adjustment of the loan yield using the effective interest method. Total unearned fees on loans as of December 31, 1996 and 1995 amounted to $1,357,658 and $1,402,199, respectively.

    (E.) OTHER REAL ESTATE OWNED ("OREO") includes real property acquired in full or partial satisfaction of loans through foreclosure, including direct foreclosure or deed in lieu of foreclosure. Such loans are excluded from OREO until the Bank has taken possession of the collateral. Prior to the adoption of SFAS No. 114, loans collateralized by real property were considered in-substance foreclosed, and thus included in OREO, when the borrower had little or no equity in the collateral and had effectively abandoned control of the property or had no economic interest to continue involvement in the property. Subsequent to adoption of SFAS No. 114, such loans are excluded from OREO until the Bank has taken possession of the collateral.

    OREO is classified as held for sale and recorded at the property's estimated fair value at the time of foreclosure less selling cost, which becomes its cost. Subsequent declines in the property's fair value, taking into consideration management's intended plans for disposition, less estimated costs to sell, are reflected in

                               SANTA MONICA BANK

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
OREO related expenses in the periods in which they become known. Costs of holding OREO are reflected in OREO related expenses as incurred. Gains and losses on sales of OREO are recognized in conformity with standards governing accounting for sales of real estate, including criteria relating to the nature of the property sold and the terms of the sale. Valuation estimates for OREO are inherently uncertain. Although management believes it has adequately provided for existing losses, further declines in real estate values could result in additional losses being recorded in future periods.

    (F.) PREMISES AND EQUIPMENT: Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is charged to operating expense over the estimated useful lives of the assets (buildings: 15 to 45 years; equipment: 3 to 30 years). Depreciation on buildings and equipment is computed by use of the straight-line method. Leasehold improvements are amortized by use of the straight-line method over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Expenditures for remodelings and improvements are capitalized, and maintenance and repairs are charged to expense as incurred.

    (G.) FINANCIAL INSTRUMENTS: The Bank does not enter into any derivative transaction, as defined by SFAS No. 119, other than standby letters of credits and commitments to extend credit.

    OTHER OFF-BALANCE-SHEET INSTRUMENTS. In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

    (H.) FAIR VALUES OF FINANCIAL INSTRUMENTS: The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

    CASH AND SHORT-TERM INSTRUMENTS. The carrying amounts of cash and short-term instruments approximate their fair value.

    AVAILABLE-FOR-SALE SECURITIES. Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

    LOANS RECEIVABLE. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

    DEPOSIT LIABILITIES. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

    MORTGAGE INDEBTEDNESS. The fair value of the Bank's mortgage indebtedness is estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of

                               SANTA MONICA BANK

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) borrowing arrangements.

    ACCRUED INTEREST. The carrying amounts of accrued interest approximate their fair values.

    OFF-BALANCE-SHEET INSTRUMENTS. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

    (I.) INCOME TAXES: Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

    (J.) EMPLOYEE RETIREMENT PLANS: The Bank records expense for contributions to employee retirement plans during the years for which such contributions are declared.

    (K.) CAPITAL STOCK AND INCOME PER SHARE: Income per share is computed on the basis of the weighted average number of common shares and equivalents outstanding.

    (L.) TRUST FEES:  Trust fees are recorded on the accrual basis.

    (M.) POSTRETIREMENT BENEFITS: Expense is provided for postretirement benefits other than pensions during the years in which the employee's service is rendered, based upon an estimate of the expected cost of providing such benefits.

    (N.) USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. AVERAGE FEDERAL RESERVE BALANCES

    The average cash reserve balances required to be maintained at the Federal Reserve Bank under the Federal Reserve Act and Regulation D were approximately $14.9 million and $13.6 million for the years ended December 31, 1996 and 1995, respectively.

3. INVESTMENT SECURITIES AVAILABLE FOR SALE

    Investment securities available for sale with total amortized cost of $29,323,453 as of December 31, 1996 and $32,600,650 as of December 31, 1995 were pledged to secure trust funds and public deposits and for other purposes required or permitted by law.

                               SANTA MONICA BANK

3. INVESTMENT SECURITIES AVAILABLE FOR SALE (CONTINUED)
    The total amortized cost and aggregate fair values of investment securities available for sale at December 31, 1996 were:

                                                                           GROSS         GROSS
                                                            TOTAL        UNREALIZED   UNREALIZED
TYPE AND MATURITY GROUPING                              AMORTIZED COST      GAIN         LOSS        FAIR VALUE
------------------------------------------------------  --------------  ------------  -----------  --------------
U.S. treasury securities:
  Due within one year.................................  $   60,006,723  $    185,465   $           $   60,192,188
  After one but within five years.....................      29,975,306       207,507                   30,182,813
U.S. government agency securities:
  Due within one year.................................      36,317,079                    45,741       36,271,338
                                                        --------------  ------------  -----------  --------------
    Total.............................................     126,299,108       392,972      45,741      126,646,339
                                                        --------------  ------------  -----------  --------------
Obligations of states and political subdivisions:
    Due within one year...............................       5,176,198        88,737                    5,264,935
    After one but within five years...................       8,733,114       494,678                    9,227,792
                                                        --------------  ------------  -----------  --------------
    Total.............................................      13,909,312       583,415                   14,492,727
                                                        --------------  ------------  -----------  --------------
    Total investment securities available
      for sale........................................  $  140,208,420  $    976,387   $  45,741   $  141,139,066
                                                        --------------  ------------  -----------  --------------
                                                        --------------  ------------  -----------  --------------

    The Bank had a security gain of $7,200 in 1996.

    The total amortized cost and aggregate fair values of investment securities available for sale at December 31, 1995 were:

                                                                           GROSS         GROSS
                                                            TOTAL        UNREALIZED   UNREALIZED
TYPE AND MATURITY GROUPING                              AMORTIZED COST      GAIN         LOSS        FAIR VALUE
------------------------------------------------------  --------------  ------------  -----------  --------------
U.S. treasury securities:
  Due within one year.................................  $   80,043,830  $     40,570   $           $   80,084,400
    U.S. government agency securities:
  Due within one year.................................      36,632,664                    29,057       36,603,607
                                                        --------------  ------------  -----------  --------------
    Total.............................................     116,676,494        40,570      29,057      116,688,007
                                                        --------------  ------------  -----------  --------------
Obligations of states and political subdivisions:
    Due within one year...............................       2,517,871        41,056                    2,558,927
    After one but within five years...................      14,396,683       955,630                   15,352,313
                                                        --------------  ------------  -----------  --------------
    Total.............................................      16,914,554       996,686                   17,911,240
                                                        --------------  ------------  -----------  --------------
    Total investment securities available
      for sale........................................  $  133,591,048  $  1,037,256   $  29,057   $  134,599,247
                                                        --------------  ------------  -----------  --------------
                                                        --------------  ------------  -----------  --------------

4. LOANS

    The Bank has limited its lending activity to its immediate service area, resulting in a natural concentration of loans secured primarily by real estate in western Los Angeles County. As a result, the

                               SANTA MONICA BANK

4. LOANS (CONTINUED)
performance of the Bank's loan portfolio will be impacted by trends in the local economy, to the extent such trends influence borrowers' repayment ability.

    Classification of loans at December 31:

                                                                                        1996            1995
                                                                                   --------------  --------------
Real estate loans:
  Conventional loans.............................................................  $  225,409,589  $  229,253,833
  Interim construction loans.....................................................      16,679,165      10,851,109
Commercial and industrial loans..................................................      95,773,016      96,450,108
Loans to individuals for household, family and other consumer expenditures.......      36,148,612      31,822,528
All other loans (including overdrafts)...........................................         983,327         936,607
                                                                                   --------------  --------------
Gross loans......................................................................     374,993,709     369,314,185
Less: unearned income............................................................         139,147          87,739
    allowance for possible loan losses...........................................       8,955,096      11,032,324
                                                                                   --------------  --------------
    Total loans, net.............................................................  $  365,899,466  $  358,194,122
                                                                                   --------------  --------------
                                                                                   --------------  --------------

    The following is a summary of the transactions in the allowance for loan losses for the years ended December 31:

                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
Balance at beginning of year........................................  $  11,032,324  $  14,897,660  $  28,145,467
Recoveries credited to allowance....................................      1,906,637      1,971,741      1,526,686
Losses charged to allowance.........................................     (3,983,865)    (7,837,077)   (18,316,493)
                                                                      -------------  -------------  -------------
Net chargeoffs......................................................     (2,077,228)    (5,865,336)   (16,789,807)
Provision for loan losses charged to expense........................                     2,000,000      3,542,000
                                                                      -------------  -------------  -------------
Balance at end of year..............................................  $   8,955,096  $  11,032,324  $  14,897,660
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

    The allowance for loan losses is an estimate involving both subjective and objective factors and its measurement is inherently uncertain, pending the outcome of certain events. Management's determination of the adequacy of the allowance is based upon the measurement of impairment for specifically identified impaired loans under the provisions of SFAS No. 114, as well as an evaluation of economic conditions, growth, volume, past losses and collection experience, risk characteristics of the portfolio and other factors which, in management's judgment, deserve current recognition. Although management believes the level of the allowance as of December 31, 1996 is adequate to absorb losses inherent in the loan portfolio, additional deterioration in the economy of the Bank's lending area or rising interest rates could result in levels of loan losses that could not be predicted at that date.

                               SANTA MONICA BANK

    Past due and non-accrual loans as of December 31 are as follows:

                                                            PAST DUE OVER 90 DAYS
                                                              AND STILL ACCRUING
                                                                   INTEREST                   NON-ACCRUAL
                                                          --------------------------  ---------------------------
                                                              1996          1995          1996          1995
                                                          ------------  ------------  ------------  -------------
A) Commercial and industrial loans......................  $    --       $    --       $  1,224,217  $   3,444,082
B) Consumer loans.......................................                                 2,814,244      2,273,743
C) Real estate and construction loans...................                                 1,590,668      4,705,320
                                                          ------------  ------------  ------------  -------------
    Total...............................................  $    --       $    --       $  5,629,129  $  10,423,145
                                                          ------------  ------------  ------------  -------------
                                                          ------------  ------------  ------------  -------------

    The total non-accrual loan balance above includes restructured loans of $1,443,682 and $2,183,874 at December 31, 1996 and 1995, respectively. During 1996 and 1995 income recognized on non-accruals was $0 and $0, respectively.

    Interest income that would have been recorded under the original terms of such loans was $590,749, $754,216 and $2,650,951 for the years ended December 31, 1996, 1995 and 1994, respectively.

    The Bank reviews for impairment all loans which are 90 days or more delinquent and not currently accruing interest. As permitted under SFAS No. 114, impairment recognition need not be applied during a period of delay in payment if the creditor expects to collect all amounts due, including principal and interest, for the period of delay. As of December 31, 1996 the Bank had classified $6,483,603 in loans as impaired. No specific allowance was established for these loans under the provisions of SFAS No. 114. Generally, this is due to identified losses on such loans having been charged off under regulatory guidelines, or because sufficient collateral exists to provide for recovery of the recorded loan amount. The average balance of impaired loans during the year ended December 31, 1996 was $5,203,036 and interest income recognized on such loans during such year was $230,784.

TRANSACTIONS INVOLVING DIRECTORS AND SHAREHOLDERS:

    In the ordinary course of business, the Bank has granted loans to certain directors, executive officers and the businesses with which they are associated. All such loans and commitments to loan were made under the terms that are consistent with the Bank's normal lending policies.

    The following is an analysis of all activity of all such loans for the year ending December 31 as follows:

                                                                      1996           1995
                                                                  -------------  -------------
Outstanding balance, beginning of year..........................  $   8,227,900  $   8,889,457
Credit granted, including renewals..............................                       809,760
Repayments......................................................     (5,726,021)    (1,471,317)
                                                                  -------------  -------------
Outstanding balance, end of year................................  $   2,501,879  $   8,227,900
                                                                  -------------  -------------
                                                                  -------------  -------------

                               SANTA MONICA BANK

5. OTHER REAL ESTATE OWNED

    A summary of the components of OREO at December 31, 1996 and 1995 is presented below.

                                                                       1996          1995
                                                                   ------------  -------------
Foreclosed assets................................................  $  8,606,042  $  18,557,903
                                                                   ------------  -------------
    Total OREO...................................................  $  8,606,042  $  18,557,903
                                                                   ------------  -------------
                                                                   ------------  -------------

6. BANK PREMISES AND EQUIPMENT

    The following is a summary of the major categories of bank premises and equipment:

                                                                ACCUMULATED
                                                              DEPRECIATION AND      BOOK
                                                   COST         AMORTIZATION        VALUE
                                               -------------  ----------------  -------------
December 31, 1996
Premises, including land of $4,911,000.......  $  10,366,414   $    3,450,957   $   6,915,457
Equipment....................................      9,590,814        7,757,022       1,833,792
Leasehold improvements.......................      5,792,595        4,200,901       1,591,694
                                               -------------  ----------------  -------------
    Total....................................  $  25,749,823   $   15,408,880   $  10,340,943
                                               -------------  ----------------  -------------
                                               -------------  ----------------  -------------
December 31, 1995
Premises, including land of $4,850,000.......  $  10,560,304   $    3,506,974   $   7,053,330
Equipment....................................      9,410,320        7,273,017       2,137,303
Leasehold improvements.......................      5,691,182        3,893,318       1,797,864
                                               -------------  ----------------  -------------
    Total....................................  $  25,661,806   $   14,673,309   $  10,988,497
                                               -------------  ----------------  -------------
                                               -------------  ----------------  -------------

    Depreciation included in operating expenses was $1,291,145 in 1996, $1,303,780 in 1995 and $1,402,000 in 1994. Included in operating expenses are net rental payments for bank premises and equipment of $1,261,449 in 1996, $1,300,404 in 1995 and $1,331,892 in 1994.

    The future minimum rental commitments, primarily representing noncancelable operating leases for premises, were as follows at December 31, 1996:

                                                                                    MINIMUM
                                                                                    RENTAL
PERIOD                                                                            COMMITMENTS
-------------------------------------------------------------------------------  -------------
1997...........................................................................   $ 1,125,756
1998...........................................................................     1,125,756
1999...........................................................................     1,125,756
2000...........................................................................       920,669
2001...........................................................................       825,417
Thereafter.....................................................................     1,667,744
                                                                                 -------------
    Total......................................................................   $ 6,791,098
                                                                                 -------------
                                                                                 -------------

    Certain of these leases contain renewal or purchase options, escalation clauses, related guarantees and obligations assumed which are immaterial.

                               SANTA MONICA BANK

7. DEPOSITS:

    Interest expense for the years ended December 31, 1996, 1995 and 1994 relating to interest-bearing deposits is set forth as follows:

                                                      1996           1995           1994
                                                  -------------  -------------  -------------
Demand, interest-bearing........................  $   1,125,869  $   1,303,998  $   1,361,871
Money market and savings........................      9,273,846      9,889,963      8,297,028
Time certificates of deposit:
  Under $100,000................................      1,838,113      1,776,939      1,414,480
  $100,000 and over.............................      1,065,717      1,027,203      1,165,083
                                                  -------------  -------------  -------------
    Interest expense on deposits................  $  13,303,545  $  13,998,103  $  12,238,462
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------

    The Bank made interest payments of $13,514,230, $14,205,595 and $12,420,817 during the years ended December 31, 1996, 1995 and 1994, respectively.

8. INCOME TAXES

    The Bank made tax payments of $2,236,498 and $1,770,800 during the years ended December 31, 1996 and 1995, respectively. The Bank received refunds of $0, $2,660,977 and $12,015,613 in 1996, 1995 and 1994, respectively.

    The components for the three years ended December 31, 1996 of income tax expense (benefit) were as follows:

                                                         1996          1995          1994
                                                     ------------  ------------  -------------
Current provision (benefit)
  Federal..........................................  $  2,478,832  $  2,027,901  $  (2,071,385)
  State............................................        14,207        29,814            800
                                                     ------------  ------------  -------------
                                                        2,493,039     2,057,715     (2,070,585)
                                                     ------------  ------------  -------------
Deferred provision (benefit)
  Federal..........................................        99,327       194,912      2,248,049
  State............................................       874,563       788,719        203,264
                                                     ------------  ------------  -------------
                                                          973,890       983,631      2,451,313
                                                     ------------  ------------  -------------
    Total..........................................  $  3,466,929  $  3,041,346  $     380,728
                                                     ------------  ------------  -------------
                                                     ------------  ------------  -------------

                               SANTA MONICA BANK

8. INCOME TAXES (CONTINUED)
COMPONENTS OF NET DEFERRED TAX ASSET FOR THE YEARS ENDED DECEMBER 31:

                                                                      1996           1995
                                                                   TAX EFFECT     TAX EFFECT
                                                                  -------------  -------------
Deferred tax liabilities
  Depreciation..................................................  $      65,303  $     205,872
  California franchise tax......................................       --               28,598
  Unrealized gains on securities................................        381,985        413,361
  Prepaids......................................................        245,911        356,342
                                                                  -------------  -------------
    Gross deferred liability....................................  $     693,199  $   1,004,173
                                                                  -------------  -------------
                                                                  -------------  -------------
Deferred tax assets
  Bad debt and loan loss deductions.............................  $  (1,559,225) $  (4,011,095)
  Reserve for post-employment...................................       (498,150)      (398,569)
  OREO charge-offs..............................................     (1,429,415)    (1,931,955)
  CA franchise tax..............................................       (293,497)      --
  AMT credit....................................................        (18,043)      (293,578)
  State NOL.....................................................       (284,862)      (357,008)
  Other.........................................................        (26,486)      (172,969)
                                                                  -------------  -------------
Gross deferred asset............................................     (4,109,678)    (7,165,174)
Valuation allowance.............................................      2,620,032      4,422,040
                                                                  -------------  -------------
    Net deferred tax asset......................................  $    (796,447) $  (1,738,961)
                                                                  -------------  -------------
                                                                  -------------  -------------

    Valuation allowances were established to the extent uncertainty exists as to the recoverability of the deferred tax asset as of December 31, 1996 and 1995. During 1996 and 1995, the valuation allowance was reversed by approximately $1.8 million due to management's reassessment of the ultimate realizability of the deferred tax asset.

    A reconciliation of the Statutory Federal Income Tax Rate with the effective tax rate is as follows:

                                                                          1996             1995             1994
                                                                       PERCENT OF       PERCENT OF       PERCENT OF
                                                                      PRETAX INCOME    PRETAX INCOME     PRETAX LOSS
                                                                     ---------------  ---------------  ---------------
Tax expense at statutory rate:.....................................         35.00%           35.00%           35.00%
Tax-exempt interest................................................         (2.72)           (4.97)          (62.77)
State taxes, net of federal benefit................................          7.40             6.50             5.93
Executive life insurance...........................................          0.22             0.26            (7.30)
Valuation allowance................................................        (12.16)           (1.25)           71.14
Other permanent items..............................................         (1.24)            1.06             0.21
                                                                           ------           ------           ------
    Total..........................................................         26.50%           36.60%           42.21%
                                                                           ------           ------           ------
                                                                           ------           ------           ------

    As of December 31, 1996, the Bank has a net operating loss carryforward for state income tax purposes of $4,913,603 of which $1,979,801 expires in 1998, with the remainder expiring in 1999.

                               SANTA MONICA BANK

9. COMMITMENTS AND CONTINGENT LIABILITIES

    The Bank's commitments under standby letters of credit amounted to $2,226,243 on December 31, 1996 and $1,291,293 on December 31, 1995.

    At December 31, 1996 and 1995, the Bank had outstanding undisbursed loan commitments of $44,016,458 and $68,355,000, respectively. The Bank considers these commitments in its determination of the adequacy of the allowance for loan losses.

    The Bank faces legal claims in the ordinary conduct of its business which, in the opinion of counsel and the judgment of management, will not materially affect its financial position or results of operations.

10. COMMON STOCK

    California banking law places the following restrictions on the availability of surplus and undivided profits for dividend purposes:

    "A bank may not make distribution to its shareholders in excess of the lesser of (1) retained earnings or (2) net income for its last three fiscal years, less the amount of any such distributions made by the bank to the shareholders of the bank during such period." Therefore, the Bank could not pay dividends during the three years ending December 31, 1996, unless approved by the State Banking Department. The Bank applied and received approval for cash dividends during 1996.

    The Bank had an incentive stock option plan which expired on January 15, 1993 and provided options to purchase 440,698 shares as of January 15, 1993 of the Bank's common stock.

    Options were granted at prices at least equal to the fair market value at the time of the grant and were exercisable over periods of up to ten years.

    The following is a summary of the transactions under the stock option plan:

                                                                     1996                          1995
                                                         ----------------------------  ----------------------------
                                                          NUMBER OF       OPTION        NUMBER OF       OPTION
                                                           SHARES          PRICE         SHARES          PRICE
                                                         -----------  ---------------  -----------  ---------------
Options outstanding, beginning of period...............      19,905   $  21.12-$32.50      24,705   $   6.84-$32.50
Expired................................................      (3,681)                       (4,800)
                                                         -----------  ---------------  -----------  ---------------
Options outstanding, end of period.....................      16,224   $  21.12-$32.50      19,905   $  21.12-$32.50
                                                         -----------  ---------------  -----------  ---------------
                                                         -----------  ---------------  -----------  ---------------

11. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market

                               SANTA MONICA BANK

11. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                                                     DECEMBER 31,
                                                                    ----------------------------------------------
                                                                             1996                    1995
                                                                    ----------------------  ----------------------
                                                                     CARRYING   ESTIMATED    CARRYING   ESTIMATED
                                                                      AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                                    ----------  ----------  ----------  ----------
                                                                                    (IN THOUSANDS)
Assets:
  Cash and cash equivalents.......................................  $  100,535  $  100,535  $   90,302  $   90,302
  Investment securities available for sale........................     141,139     141,139     134,599     134,599
  Loans...........................................................     365,899     368,289     358,194     367,303
  Accrued interest receivable.....................................       3,496       3,496       3,403       3,403
  Off-balance-sheet instruments...................................       2,226       2,226       1,291       1,291

Liabilities:
  Noninterest-bearing deposits....................................  $  172,162  $  172,162  $  168,872  $  168,872
  Interest-bearing deposits.......................................     381,821     381,667     381,406     381,533
  Mortgage indebtedness...........................................       1,982       1,982       2,001       2,001

    The fair value of investment securities available for sale is based on quoted market prices, dealer quotes, and prices obtained from independent pricing services. The fair value of loans, time deposits, other financial instruments, commitments, and guarantees is estimated based on present values using applicable risk-adjusted spreads to the U.S. Treasury curve to approximate current entry-value interest rates applicable to each category of such financial instruments.

    No adjustment was made to the entry-value interest rates for changes in credit of performing commercial loans for which there are no known credit concerns. Management segregates loans in appropriate risk categories. Management believes that the risk factor embedded in the entry-value interest rates along with the general reserves applicable to the performing commercial loan portfolio for which there are no known credit concerns result in a fair valuation of such loans on an entry-value basis. The fair value of nonperforming loans with a recorded book value of approximately $6 million and $10 million in 1996 and 1995 were not estimated because it is not practicable to reasonably assess the credit adjustment that would be applied in the marketplace for such loans. Demand deposits are shown at their face value.

    The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996 and 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                               SANTA MONICA BANK

12. EMPLOYEE BENEFIT PLANS

POST-RETIREMENT BENEFITS OTHER THAN PENSIONS

    The Bank provides post-retirement health care benefits to eligible retirees as follows:

    Employees hired before January 1, 1992 are eligible for retiree medical and dental benefits when they reach age 65 or at age 62 with 15 years of service.

    Employees hired during calendar year 1992 are eligible for retiree medical and dental benefits when they reach age 62 with at least 15 years of service.

    Employees hired on or after January 1, 1993 are not eligible for retirement benefits.

    A person with a title of Director for 5 years immediately before the date of retirement will automatically qualify for benefits regardless of the person's age at retirement.

    The health care benefits for retirees and eligible dependents are the same as for active employees and subject to the same limitations and exclusions. The maximum monthly employer contribution for single retirees is $300 and retirees with dependents is $600.

    The cost of such benefits, which are primarily health care, is recognized in the financial statements throughout an employee's active working career. The cumulative effect of the adoption of this accounting method in 1993 of $2,624,885 is being amortized over 20 years.

    The periodic expenses for post-retirement benefits using a discount factor of 7% for both 1996 and 1995 includes the following:

                                                              1996        1995        1994
                                                             HEALTH      HEALTH      HEALTH
                                                           CARE PLAN   CARE PLAN   CARE PLAN
                                                           ----------  ----------  ----------
Service cost.............................................  $   81,000  $   96,400  $  119,100
Interest cost............................................     168,000     190,000     183,400
Amortization of transition obligation....................     131,244     131,244     131,244
Amortization of unrecognized gains.......................     (56,244)    (47,700)     (1,500)
                                                           ----------  ----------  ----------
    Total expense........................................  $  324,000  $  369,944  $  432,244
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

                               SANTA MONICA BANK

12. EMPLOYEE BENEFIT PLANS (CONTINUED)
    The actuarial and recorded liabilities for post-retirement benefits were as follows:

                                                                                            1996          1995
                                                                                        HEALTH CARE   HEALTH CARE
                                                                                            PLAN          PLAN
                                                                                        ------------  ------------
Accumulated post-retirement benefit obligation:
  Retirees............................................................................  $  1,863,912  $  1,359,000
  Fully eligible active plan participants.............................................       273,245       604,000
  Other active plan participants......................................................       788,025       853,000
                                                                                        ------------  ------------
Accumulated post-retirement benefit obligation........................................  $  2,925,182  $  2,816,000
                                                                                        ------------  ------------
Funded status.........................................................................  $  2,925,182  $  2,816,000
Unrecognized cumulative gains.........................................................       284,658       365,515
Unrecognized transition obligation....................................................    (2,100,000)   (2,231,153)
                                                                                        ------------  ------------
Accrued post-retirement benefit cost..................................................  $  1,109,840  $    950,362
                                                                                        ------------  ------------
                                                                                        ------------  ------------

EMPLOYEE RETIREMENT PLANS

    The Bank maintains a funded non-contributory profit sharing retirement plan for all eligible employees with one year of continuous service. As of the last day of a Plan year, the Board of Directors may in its sole discretion determine whether the Bank shall make a contribution to the Plan. The extent of an employee's participation is determined by length of service and salary level. The Bank made a profit sharing contribution of $232,232 in 1996. No contributions were made to the retirement plan in the years 1995 and 1994.

    On September 1, 1995, the Bank introduced a 401(K) plan to its employees meeting the eligibility requirements set forth above. Based on the provisions set forth in the plan, employees can contribute up to 15% of their salaries for a maximum contribution of $9,250. As of January 1, 1996, this amount was increased to $9,500. Furthermore, the Board of Directors reserves the right to approve matching of contributions based on its sole discretion. The Bank's matching 401(K) plan contributions were made in 1996 amounting to $157,768.

13. REGULATORY EXAMINATIONS AND REGULATORY AGREEMENTS

    All Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

                               SANTA MONICA BANK

13. REGULATORY EXAMINATIONS AND REGULATORY AGREEMENTS (CONTINUED)
    As of December 31, 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. No conditions or events have occurred since this notification that management believes will change the institution's classification. The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                                WELL CAPITALIZED
                                                                                               REQUIREMENTS UNDER
                                                                                                     PROMPT
                                                                        FOR CAPITAL            CORRECTIVE ACTION
                                           ACTUAL                    ADEQUACY PURPOSES             PROVISIONS
                                        -------------             ------------------------  ------------------------
                                           AMOUNT        RATIO       AMOUNT        RATIO       AMOUNT        RATIO
                                        -------------  ---------  -------------  ---------  -------------  ---------
As of December 31, 1996:
Total Capital
  (to Risk-Weighted Assets)...........  $  77,350,227      19.84% $  31,191,000       8.00% $  38,989,000      10.00%
Tier 1 Capital
  (to Risk-Weighted Assets)...........     72,426,227      18.58     15,595,000       4.00     23,393,000       6.00
Tier 1 Capital
  (to Adjusted Assets)................     72,426,227      11.41     25,380,000       4.00     31,725,000       5.00
                                        -------------  ---------  -------------  ---------  -------------  ---------
As of December 31, 1995:
Total Capital
  (to Risk-Weighted Assets)...........  $  68,854,000      17.54% $  31,408,000       8.00% $  39,260,000      10.00%
Tier 1 Capital
  (to Risk-Weighted Assets)...........     63,871,000      16.27     15,704,000       4.00     23,556,000       6.00
Tier 1 Capital
  (to Adjusted Assets)................     63,871,000      10.27     24,755,000       4.00     30,943,000       5.00
                                        -------------  ---------  -------------  ---------  -------------  ---------

                               SANTA MONICA BANK

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following is a summary of quarterly results of operations for the years ended December 31, 1996 and December 31, 1995:

                                           FIRST         SECOND          THIRD         FOURTH
1996                                      QUARTER        QUARTER        QUARTER        QUARTER         YEAR
-------------------------------------  -------------  -------------  -------------  -------------  -------------
Total interest income................  $  11,121,442  $  10,981,626  $  11,392,554  $  11,818,836  $  45,314,458
Total interest expense...............      3,471,854      3,252,482      3,338,921      3,435,089     13,498,346
                                       -------------  -------------  -------------  -------------  -------------
Net interest income..................      7,649,588      7,729,144      8,053,633      8,383,747     31,816,112
Provision for loan losses............
                                       -------------  -------------  -------------  -------------  -------------
Net interest income after provision
  for loan losses....................      7,649,588      7,729,144      8,053,633      8,383,747     31,816,112
Total other operating income.........      1,717,114      1,700,398      1,684,112      1,922,905      7,024,529
Total other operating expense........      6,876,962      6,599,328      6,060,095      6,221,067     25,757,452
                                       -------------  -------------  -------------  -------------  -------------
Income before income taxes...........      2,489,740      2,830,214      3,677,650      4,085,585     13,083,189
Applicable income taxes..............        519,252        694,416      1,033,184      1,220,077      3,466,929
                                       -------------  -------------  -------------  -------------  -------------
Net income...........................  $   1,970,488  $   2,135,798  $   2,644,466  $   2,865,508  $   9,616,260
                                       -------------  -------------  -------------  -------------  -------------
Net income per share.................  $         .28  $         .30  $         .37  $         .41  $        1.36
                                       -------------  -------------  -------------  -------------  -------------

                                           FIRST         SECOND          THIRD         FOURTH
1995                                      QUARTER        QUARTER        QUARTER        QUARTER         YEAR
-------------------------------------  -------------  -------------  -------------  -------------  -------------
Total interest income................  $  11,192,019  $  11,567,279  $  11,425,359  $  11,493,688  $  45,678,345
Total interest expense...............      3,446,885      3,574,124      3,553,984      3,630,602     14,205,595
                                       -------------  -------------  -------------  -------------  -------------
Net interest income..................      7,745,134      7,993,155      7,871,375      7,863,086     31,472,750
Provision for loan losses............        600,000        800,000        600,000       --            2,000,000
                                       -------------  -------------  -------------  -------------  -------------
Net interest income after provision
  for loan losses....................      7,145,134      7,193,155      7,271,375      7,863,086     29,472,750
Total other operating income.........      1,788,247      1,709,846      1,807,421      1,903,512      7,209,026
Total other operating expense........      8,073,279      7,031,396      6,781,320      6,487,095     28,373,090
                                       -------------  -------------  -------------  -------------  -------------
Income before income taxes...........        860,102      1,871,605      2,297,476      3,279,503      8,308,686
Applicable income taxes..............        236,944        701,703        847,160      1,255,539      3,041,346
                                       -------------  -------------  -------------  -------------  -------------
Net income...........................  $     623,158  $   1,169,902  $   1,450,316  $   2,023,964  $   5,267,340
                                       -------------  -------------  -------------  -------------  -------------
Net income per share.................  $         .09  $         .16  $         .20  $         .29  $         .74
                                       -------------  -------------  -------------  -------------  -------------

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Santa Monica Bank

    We have audited the statement of condition of Santa Monica Bank (the "Bank") as of December 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Santa Monica Bank as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                          /s/ Deloitte & Touche, LLP

                                          Deloitte & Touche, LLP

Los Angeles, California
January 19, 1996

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Santa Monica Bank

    We have audited the statement of condition of Santa Monica Bank as of December 31, 1996 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Santa Monica Bank as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                          /s/ Arthur Andersen LLP

                                          Arthur Andersen LLP

Los Angeles, California
January 21, 1997

------------------------

This annual report is the Bank's annual disclosure statement required by Part 350, Sec. 350.1 et seq. of the Federal Deposit Insurance Corporation rules. However, this report has not been reviewed, or confirmed for accuracy or relevance, by the Federal Deposit Insurance Corporation.

                                  SANTA MONICA BANK
                  1251 FOURTH STREET, SANTA MONICA, CALIFORNIA 90401

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                    APRIL 17, 1997

To the Stockholders of Santa Monica Bank:

   NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Santa Monica Bank, a California corporation (the "Bank"), will be held in the Starlight Room of the Miramar Hotel, Ocean Avenue and Wilshire Boulevard, Santa Monica, California, on Thursday, April 17, 1997, at 3:00 p.m., for the following purposes:

   (1) To elect three Class III Directors to hold office for three years until the Annual Meeting of the Shareholders in 2000;

   (2) To approve the 1997 Incentive Stock Option Plan adopted by the Board of Directors of the Santa Monica Bank on January 22, 1997, subject to the approval of the stockholders. The details and description of the plan are set forth in the Proxy Statement, Exhibit C;

   (3) To approve the amendment to the Articles of Incorporation of the Bank to increase the authorized number of shares of capital stock from 10,000,000 shares to 50,000,000 shares;

   (4) To ratify the appointment of the accounting firm of Arthur Andersen, LLP as auditors of the Bank and as independent public accountants for the year 1996; and

   (5) To transact such other business as may properly come before the meeting.

   The Board of Directors of the Bank has fixed the close of business on March 3, 1997 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and at any adjournment thereof.

   Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the meeting.

                                  By Order of the Board of Directors,
                                  DARIO O. QUIROGA
                                  SECRETARY OF THE BANK
Dated: March 7, 1997

    THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT AND THE ENCLOSED PROXY WILL BE FIRST SENT OR GIVEN TO STOCKHOLDERS ON APPROXIMATELY MARCH 17, 1997.

         ________________________________________________________________

               PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU DO NOT EXPECT TO BE PERSONALLY PRESENT AND WISH YOUR STOCK TO BE VOTED. IF YOU LATER FIND THAT YOU MAY BE PRESENT OR FOR ANY REASON DESIRE TO REVOKE YOUR PROXY YOU MAY DO SO ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE BANK.
         ________________________________________________________________

   The disclosure statement requirements of Part 350, Sec. 350.1 et seq. of the Federal Deposit Insurance Corporation Rules and specifically Sec. 350.4(a) are met and satisfied by delivering a copy of the Santa Monica Bank Annual Report with this "Notice of Annual Meeting of Stockholders"; further copies of the Bank's Annual Report may be obtained at any time on request of Dario O. Quiroga --Secretary of the Bank, P.O. Box 550, 1251 Fourth Street, Santa Monica, California 90406, telephone (310) 394-9611, and further copies will be available during the year as posted in lobby notices in all branch offices of the Santa Monica Bank until superceded by the following year's disclosure statement.

                                  SANTA MONICA BANK
                  1251 FOURTH STREET, SANTA MONICA, CALIFORNIA 90401

                                   PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Santa Monica Bank (the "Bank") of proxies for use at the annual meeting of stockholders to be held Thursday, April 17, 1997, as set forth in the accompanying notice, and will be mailed on or about March 17, 1997.

                         PROXIES, REVOCATION AND SOLICITATION

   Shares of Capital Stock of the Bank represented by properly executed proxies will be voted by the persons named as "proxies" in the election of Directors and in transacting such other business as may properly come before the meeting. Any stockholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised, (a) by filing with Dario O. Quiroga, Secretary of the Bank, an instrument revoking it, or (b) by executing a proxy bearing a later date, or (c) by attending the meeting and voting in person. So far as the management is aware, no matters other than those described in the Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

   Expenses in connection with the solicitation of proxies will be paid by the Bank. Solicitation of proxies will be done principally by mail. In addition, several of the officers or employees of the Bank may solicit proxies, either personally, by telephone, or by letter, from some of the stockholders. The Bank will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and will reimburse them for their expenses in so doing.

                   STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

   Stockholders' proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received in writing by the Secretary of the Bank no later than December 8, 1997 for inclusion in the Bank's Proxy Statement and form of proxy relating to that meeting.

                         OUTSTANDING STOCK AND VOTING RIGHTS

          Stockholders of record at the close of business March 3, 1997 will be entitled to vote at the meeting.

   On that date, there were 7,077,332 shares of Capital Stock of the Bank outstanding, and each share is entitled to one vote on all matters including the election of Directors. Stockholders may not cumulate their votes. Each Stockholder, including any proxy holders of Stockholders who have given proxies, may vote as many votes as the Stockholder's shares are entitled for each Class III Director.

   The affirmative vote of the holders of a majority of the shares entitled to vote by proxy or present at the Annual Meeting of the Stockholders is required to approve any matter proposed, including the election of each Class III Director. Votes withheld from any Director nominee are counted for purposes of determining the presence or absence of a quorum and the total number of votes cast with respect to the election of Directors. Broker non-votes will not be counted for purposes of determining the number of votes cast for the election of Directors.

                           PRINCIPAL HOLDERS OF SECURITIES

   The following table sets forth the shares of Capital Stock owned beneficially, by the persons known to the Bank as holding 5% or more of the outstanding shares of Capital Stock of the Bank:





                                                                                     PERCENT OF
                                                                                     SHARES OF
                                                                       TOTAL          CAPITAL
                                                                     BENEFICIAL        STOCK
       NAME                                      ADDRESS             OWNERSHIP      OUTSTANDING
       -----                                     -------             ----------     -----------
Doris J. Carver                             1324 5th Street             981,690(1)       13.87
                                            Santa Monica, CA 90401

W. Paul Carver                              1235 4th Street             849,942(2)       12.01
                                            Santa Monica, CA 90401   ----------     ----------
Total beneficial ownership of
  W. Paul Carver and Doris J. Carver                                  1,831,632          25.88

------------
(1) Consists of 930,872 shares held as Trustee under the Aubrey E. Austin, Jr. and Doris J. Austin 1987 Trust, of which 818,260 shares are held as Trustee with a life estate interest under a Marital Trust, and 112,612 shares are held as Trustee and Beneficiary under a Survivor's Trust. In addition 33,401 shares are held as Trustee of an irrevocable trust for Mrs. Carver's two daughters who are associates, 16,322 shares are held as Trustee under the Herman Klabunde Trust, and 1,095 shares are held by Doris J. Carver as an individual.

(2) Consists of 812,995 shares which are held as Trustee with a life estate interest under the W. Paul Carver Trust, and 4,282 shares which are held by Wendell Paul Carver as Trustee of the Wendell Paul Carver 1990 Trust. In addition 32,665 shares are also held as Trustee for Mr. Carver's stepdaughter who is an associate.

                             CLASSIFICATION OF DIRECTORS

    The authorized number of Directors of the Bank is nine. The Board of Directors is divided into three classes, consisting of Class I Directors (3 in number) to serve three years until the 1998 Annual Meeting of the Shareholders of the Bank, Class II Directors (3 in number) to serve three years until the 1999 Annual Meeting, and Class III Directors (3 in number) to serve three years until the 1997 Annual Meeting. Each nominee for Director of each class will stand for election for a three-year term when his or her term expires. The successor to a Director who leaves the Board prior to the end of his or her term will serve for the remainder of the term of the Director he or she replaces. Only nominees for Class III Directors will be elected at the 1997 annual meeting of the Shareholders of the Bank.

    On January 22, 1997, the Board of Directors adopted a resolution fixing the number of directors at nine. Directors Lawrence Wayne Harding and Charles F. Hathaway retired from the Board on December 31, 1996. The California Corporations Code requires that one-third of the directors, or as close an approximation as possible, shall be elected at each Annual Meeting of Shareholders. For that reason, Dorothy Menzies, who is now serving as a Class III Director, has been elected by the Board to fill the vacancy in Class II created by the retirement of Lawrence Wayne Harding. The Board will now have three directors in each of the three classes.

   The following persons have been elected by the Shareholders of the Bank as Class I Directors, Class II Directors (except for Dorothy F. Menzies who was elected by the Board of Directors to fill a vacancy on the Board created by the retirement of Lawrence Wayne Harding and to serve for the balance of his term), and Class III Directors respectively:

    CLASS I:                                     Joe Crail
    (Term expires 1998)                          Donald E. Dickerson
                                                 William B. Fritzsche

    CLASS II:                                    John W. Garacochea
    (Term expires 1999)                          Dorothy F. Menzies
                                                 Willard L. Cummings, Jr.

    CLASS III:                                   Aubrey L. Austin
    (Term expires 1997)                          Doris J. Carver
                                                 W. Paul Carver

                     INFORMATION REGARDING NOMINEES FOR DIRECTORS

    Information regarding the three nominees for election to the Board of Directors (Class III Directors) and the remaining Class I and Class II Directors of the Bank and the number of shares of Capital Stock of the Bank beneficially owned March 3, 1997 is set forth below.


                                                                                      CAPITAL
                                                                                       STOCK
                                                                          FIRST       HELD OF        PERCENT OF
                                       PRESENT PRINCIPAL OCCUPATION      ELECTED     RECORD AND       CAPITAL
                                       AND PRINCIPAL OCCUPATION            AS        BENEFICIALLY      STOCK
    NAME                        AGE    DURING THE PAST FIVE YEARS        DIRECTOR      OWNED(d)     OUTSTANDING
    ----                        ---    ----------------------------      ---------   ------------   -----------
Aubrey L. Austin (a)*           49     President and Chief Executive       1985         30,961            .44
                                       Officer, Santa Monica Bank.

Doris J. Carver (a)*            67     Personal investments in             1988      981,690(b)         13.87
                                       banking and real estate.

W. Paul Carver (a)*             84     Oil and gas developer and           1986      849,942(c)         12.01
                                       consultant.

Joe Crail                       53     Chairman of the Board, Presi-       1991          1,300            .02
                                       dent and Chief Executive
                                       Officer of Western Mutual In-
                                       surance Company and Resi-
                                       dence Mutual Insurance
                                       Company. Associated with
                                       such firms since 1974.

Willard L. Cummings,            64     Chairman of the Board of            1995         11,256            .16
   Jr.                                 Cummings Leasing and Presi-
                                       dent of South West Coach,
                                       since 1962.

Donald E. Dickerson,            64     Ophthalmologist and Presi-          1992          1,345            .02
   MD                                  dent of Santa Monica Eye
                                       Medical Group. Associated
                                       with this firm since 1965.

                                          3

                                                                                    CAPITAL
                                                                                     STOCK
                                                                          FIRST      HELD OF      PERCENT OF
                                       PRESENT PRINCIPAL OCCUPATION     ELECTED    RECORD AND       CAPITAL
                                       AND PRINCIPAL OCCUPATION            AS     BENEFICIALLY       STOCK
      NAME                     AGE     DURING THE PAST FIVE YEARS      DIRECTOR     OWNED(d)      OUTSTANDING
      ----                     ---     --------------------------      --------   ------------    -----------
William B. Fritzsche           66      President of Aqua-0 Corpora-        1994          1,500            .02
                                       tion which operates Rayne
                                       Water Systems, Santa Monica
                                       since 1960. Partner in Rayne
                                       Water Conditioning, Long
                                       Beach since 1984.

John W. Garacochea             60      President and Co-Owner of the       1987          3,843            .05
                                       Pioneer French Baking Co.,
                                       Inc. Associated with such firm
                                       since 1969.

Dorothy F. Menzies             51      Headmistress of Carlthorp           1994            368            .01
                                       School since 1982.
All Directors and policy                                                             1,959,042          27.68
   making officers as a
   group (15 persons)

------------
* Class III Directors nominated for three year term to serve until 2000.

(a) Doris J. Carver is the wife of W. Paul Carver and the stepmother of Aubrey L. Austin.

(b) Consists of 930,872 shares held as Trustee under the Aubrey E. Austin, Jr. and Doris J. Austin 1987 Trust, of which 818,260 shares are held as Trustee with a life estate interest under a Marital Trust, and 112,612 shares are held as Trustee and Beneficiary under a Survivor's Trust. In addition 33,401 shares are held as Trustee of an irrevocable trust for Mrs. Carver's two daughters who are associates, 16,322 shares are held as Trustee under the Herman Klabunde Trust and 1,095 shares are held by Doris J. Carver as an individual.

(c) Consists of 812,995 shares which are held as Trustee with a life estate interest under the W. Paul Carver Trust, and 4,282 shares which are held by Wendell Paul Carver as Trustee of the Wendell Paul Carver 1990 Trust. In addition 32,665 shares are also held as Trustee for one stepdaughter who is an associate.

(d) Except as disclosed on footnotes (b) and (c), all shares held by Directors are with sole voting and/or investment power, except as follows: William B.
    Fritzsche: 1,500 shares are held jointly with his spouse as an associate; Willard L. Cummings, Jr.: 3,500 shares are held by his spouse as an associate; John W. Garacochea: 1,750 shares are held jointly with his spouse as an associate and 172 shares are held by his spouse as an associate.

                              BOARD OF DIRECTORS COMMITTEES

Executive Committee:    The committee function is to have and exercise such
                        powers of the Board of Directors in the management of the business and affairs of the Bank as may be required between the meetings of the Board of Directors, but shall not adopt, amend or repeal the Bylaws, shall not declare dividends or fill vacancies in the Board's membership and as further limited by California
                        Corporation Code Sec. 311.

                        The committee members for 1996, were Aubrey L. Austin, Lawrence Wayne Harding, W. Paul Carver, Joe Crail, John
                        W. Garacochea, and Charles F. Hathaway.

                        The number of committee meetings held in 1996 was four.

Audit Committee:        The committee function is to establish internal audit
                        procedures and to be responsible for reviewing operations so as to assure compliance with such audit procedures.

                        The committee members for 1996 were Joe Crail, Willard
                        L. Cummings, Jr., William B. Fritzsche, Lawrence Wayne Harding, and Charles F. Hathaway.

                        The number of committee meetings held in 1996 was twelve.

Loan Review             The committee function is to review and report to
   Committee:           the Board of Directors all loans brought to its
                        attention which for any reason may not be worthy of credit from the Bank and/or may be or result in an unsound banking lending practice.

                        The committee members for 1996 were W. Paul Carver, Willard L. Cummings, Jr., William B. Fritzsche, John W. Garacochea, Lawrence Wayne Harding, and Donald E. Dickerson.

                        The number of committee meetings held in 1996 was twelve.

Loan Committee:         The committee function is to review and approve new
                        loans over certain dollar amounts established by the Bylaws of the Bank and to review past due loans over certain dollar amounts in order to determine and recommend for charge-off uncollectible loans.

                        The committee members for 1996 were Aubrey L. Austin,
                        W. Paul Carver, Willard L. Cummings, Jr., Donald E. Dickerson, William B. Fritzsche, John W. Garacochea, and Lawrence Wayne Harding.

                        The number of committee meetings held in 1996 was twelve.

Trust Executive         The committee function is to review and approve
   Committee            the administration of the fiduciary responsibilities of
                        the corporation under the banking laws in the operations of the Trust Department.

                        The committee members for 1996 were Aubrey L. Austin, Doris J. Carver, W. Paul Carver, Willard L. Cummings, Jr., William B. Fritzsche, John W. Garacochea, Charles
                        F. Hathaway, and Dorothy F. Menzies.

                        The number of committee meetings held in 1996 was twelve.

Human Resources         The committee function is to review personnel policies,
   Committee:           procedures and benefits in all major areas of the Bank.

                        The committee members for 1996 were Aubrey L. Austin, Joe Crail, Doris J. Carver, W. Paul Carver, John W. Garacochea, Lawrence Wayne Harding, and Dorothy F. Menzies.

                        The number of committee meetings held in 1996 was four.

Nominating Committee:   The Bank does not have a formal nominating committee.

    During 1996, the Bank's Board of Directors held twelve meetings. Each of the Directors attended at least 75% of the total number of Board of Directors meetings and meetings held by committees of the board on which he or she served during 1996.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

   The following table sets forth certain summary information concerning compensation paid or accrued by the Bank to or on behalf of the Bank's Chief Executive Officer and each of the four other highest paid executive officers of the Bank (determined as of December 31, 1996) for each of the fiscal years ended December 31, 1996, 1995 and 1994:

                              SUMMARY COMPENSATION TABLE


                                                                ANNUAL COMPENSATION
                                                 ---------------------------------------------
                                                                                    OTHER ANNUAL     ALL OTHER
         NAME AND                                                                   COMPEN-           COMPEN-
    PRINCIPAL POSITIONS                 YEAR        SALARY($)       BONUS($)(3)     SATION($)(2)     SATION($)(1)
    -------------------                 ----        --------        -----------     -----------      ------------
Aubrey L. Austin                        1996        237,748            96,162           -              11,454
President/Chief                         1995        224,200            17,840           -                 348
Executive Officer                       1994        224,200              -              -                 348

Dan T. Atkins                           1996        189,000            17,010           -               9,862
Executive Vice President/               1995        180,000            14,400           -                 900
Chief Credit Administrator              1994        180,000              -              -                 900

Richard Ratkovic                        1996        167,604            16,760           -               9,860
Senior Vice President/                  1995        167,604            13,408           -                 900
Trust Manager                           1994        167,604              -              -                 900

Dario O. Quiroga                        1996        139,860            11,189           -               8,071
Senior Vice President/Cashier           1995        135,780            10,862           -                 576
Chief Financial Officer                 1994        135,780              -              -                 576

Ron D. Makela                           1996        115,740             9,259           -               6,286
Senior Vice President                   1995        110,940             8,875           -                 576
Operations Administrator                1994        110,940              -              -                 576

------------
(1) Represents amount contributed by the Bank to the Profit Sharing and 401k Plans and allocated to the Named Executives' vested or unvested account under such plan. Term life insurance premiums are also included in this column.

(2) No Named Executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus. The Bank supplied automobiles to five of the named officers, but records any personal use as taxable income to them. These personal benefits were less than $11,500 and are not disclosed.

(3) Bonus paid in the current year based on the previous year's performance are shown on this table. Refer to page 7 "Compensation Committee Report on Executive Compensation" for additional information.


                             SUMMARY OF STOCK OPTION PLAN

    On January 17, 1983, the Bank's Board of Directors adopted, and on March 17, 1983, the Bank's shareholders approved, the 1983 Incentive Stock Option Plan. Options were granted to key personnel of the Bank, with the exception of Directors, and 440,698 shares of Capital Stock, as adjusted for stock dividends, were available for this purpose at the expiration of the Plan on January 15, 1993.

    The Board of Directors administered and interpreted the stock option plan and made decisions as to the number of shares, the length of time and the individuals receiving the grant. Options were granted at prices at least equal to the fair market value at the time of the grant and were exercisable over periods of up to ten years. The Incentive Stock Option Plan expired on January 15, 1993 and it was not renewed.

      No option shares were granted, exercised, or outstanding to any Executive Officer in 1996.

   The Bank has never granted share appreciation rights (SARs) or other grants to its employees which fluctuate depending upon the value of its Capital Stock.

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Bank's executive compensation is determined by the Human Resources Committee of the Board of Directors. Aubrey L. Austin, President and Chief Executive Officer serves on this Committee. Mr. Austin did not and does not participate in, and is absent from, those portions of any meeting of the Board of Directors or Human Resources Committee in which his compensation was or is discussed or established.

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   During the years 1993, 1994, and 1995, Aubrey L. Austin, President & Chief Executive Officer did not receive any merit increases to his base compensation as a result of the Bank's performance during those years. A 1996 Officer Merit Increase Plan approved by the Human Resources Committee and the Board of Directors granted Mr. Austin a 5% merit increase retroactive to October 1996 and payable in February 1997. Mr. Austin also received a $200 per month promotional increase in recognition of his promotion to Chief Executive Officer in October 1993.

   In February 1996, the Human Resources Committee and the Board of Directors recommended and approved an Incentive Bonus Plan for Mr. Aubrey L. Austin, President & Chief Executive Officer. Mr. Austin was eligible to receive 1% of the Bank's 1996 net (after tax) profit. The Bank's net profit in 1996 was $9,616,246. Based on the performance of the Bank the Board of Directors approved the payment of this bonus to Mr. Austin in the amount of $96,162 in February 1997.

   Also, during the first quarter of 1996, the Human Resources Committee and the Board approved an Incentive Bonus Plan for other officers to be paid in 1997 if the Bank made a pre-tax profit of $11,870,000 and attained a Return on Assets of 1.22% in the year 1996. The Bank accrued $240,000 in 1996 for this purpose. The actual 1996 pre-tax profit was $13,083,169 and Return on Assets was 1.52%. These bonuses were paid in February 1997 and amounted to $224,000. The bonuses for senior executives ranged from 8% to 10% of base salary. The bonuses for the five most highly compensated executive officers are disclosed under the Summary Compensation Table located on page six of this proxy statement. Highly compensated executive officers' compensation did not increase during 1993, 1994 or 1995. They were also eligible for the 1996 Officer Merit Plan.

   Historically, the Human Resources Department conducts industry surveys of peer group banks for executive officers and all officers as a group. In addition, established and reputable consulting firms such as Wyatt Data Services, Findley Reports, the Hay Group and the State Banking Department publish annual compensation surveys to which the Bank subscribes. These sources provide valuable comparison data and market rates for key positions which are then used when recruiting the most highly qualified officers. Compensation for all new officers is approved by senior management and ratified by the Board of Directors.

   The base salary compensation for each executive was determined by first establishing a range of base salary compensation for each executive. This salary range is predicated on the industry data mentioned above. In addition, the range is further determined by the executive's ability, experience, past/potential performance and contribution to the Bank.

   The Human Resources Committee is provided with and relies on the above mentioned information which assists them in evaluating and approving compensation for the Chief Executive Officer and all highly compensated executive officers. This analysis is based on current industry information, salary market rates, officer's individual performance, and the performance of the Bank.

   The Bank's Incentive Stock Option Plan expired in 1993. None of the highly compensated executive officers, including the Chief Executive Officer, have any outstanding options under this Plan.

                                       Human Resources Committee

                                       Joe Crail, CHAIRMAN
                                       W. Paul Carver
                                       Doris J. Carver
                                       L. Wayne Harding
                                       John W. Garacochea
                                       Dorothy Menzies


                                       Aubrey L. Austin
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

PERFORMANCE GRAPH

   The following graph compares the stock performance of the Bank to the performance of a specific industry index over the past five year calendar period. The price performance compares the Bank to the S&P 500 and Montgomery Securities "WESTERN BANK MONITOR" Southern California Proxy. However, the "Western Bank Monitor" Southern California Proxy Index is no longer available and it will be replaced by the SNL $500 Million to $1 Billion Bank Asset-Size Index provided by SNL Securities L.P. Both indices are shown on this chart. This graph assumes $100 invested on December 31, 1991 in each of the Bank's Capital Stock, The S&P 500 Composite Stock Index, the Southern California Proxy Index and the SNL $500 Million to $1 Billion Bank Asset-Size Index. Total return assumes reinvestment of dividends.

                      SANTA MONICA BANK STOCK PRICE PERFORMANCE

Index Value                    TOTAL RETURN PERFORMANCE

                              12/31/91  12/31/92  12/31/93  12/31/94   12/31/95   12/31/96
Santa Monica Bank               100      57.14      46.82     46.03      87.30     109.15

S & P 500                       100     107.62     118.47    120.03     165.13     202.89

Southern California Proxy       100      99.53     121.69    138.83     176.08     265.81

SNL Banks ($500M to $1B) Index  100     141.98     178.12    190.16     252.46     315.61

                      INTEREST OF DIRECTORS, NOMINEES, OFFICERS
                        AND ASSOCIATES IN CERTAIN TRANSACTIONS

   A member of the Board of Directors, John W. Garacochea, is the president and principal stockholder of Pioneer French Baking Co., Inc. (Pioneer). During the year 1996, in the ordinary course of business, the Bank has made loans to Pioneer on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by the Bank with other persons that are not executive officers, directors or principal stockholders of the Bank and do not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, the Bank expects to have future banking transactions with this entity as well as other directors of the Bank and their associates on the same basis.

   The following is year end and the highest possible aggregate of extensions of credit, direct and indirect, at any time since the beginning of the year 1996 to the foregoing named entity:

                                                                PERCENTAGE OF
         NAME                  DEC. 31, 1996      HIGHEST      EQUITY CAPITAL
         ----                  -------------      -------      --------------
Pioneer French Baking
    Co., Inc..............   Loan Paid 9/9/96   $5,500,172         7.59%

   The aggregate extensions of credit, direct and indirect, to all directors and policymaking officers, as a group, totaled $2,501,877 at year end, with the highest aggregate extensions of credit being at $8,227,901 since the beginning of the year 1996.

                PROPOSED ADOPTION OF 1997 INCENTIVE STOCK OPTION PLAN

   The Board of Directors adopted on January 22, 1997, subject to the approval of the stockholders, the 1997 Incentive Stock Option Plan (the "Plan"). The Plan is intended to promote the growth and profitability of the Bank by providing a means of attracting and retaining highly talented persons as key employees and giving them an additional incentive to assert their best efforts on behalf of the Bank. The Plan is designed to take advantage of the opportunities afforded by the Internal Revenue Code of 1986, which permits favorable tax treatment for incentive stock options ("ISOs") granted to employees in accordance with that Act. Non-employee Directors will not be eligible for the same favorable tax treatment as the recipients of ISOs. The Board of Directors believes that the Plan will help the Bank secure and retain valuable personnel while offering them flexibility in tax and financial planning.

ADMINISTRATION

   The Plan is to be administered by the Board of Directors of the Bank, which will designate from time to time the officers and key employees of the Bank who are to be granted options under the Plan.

   Interpretation of the Plan, as well as the adoption of rules and regulations for administration of the Plan, will be the responsibility of the Board; its decisions shall be final and binding upon all participants.

   A grant of option to a Director will be authorized by a committee of disinterested Directors in compliance with 17 CFR Section 240.16b-3.

ELIGIBILITY

   The persons eligible to receive options are the Directors (see Stock Options for Directors), officers, and other key employees of the Bank. The Bank had approximately 35 eligible employees as of January 22, 1997. No options have been granted, nor have any optionees been designated.

NUMBER OF OPTIONS

   The maximum number of options to be granted under the Plan is 350,000. The fair market value of the Bank's Capital Shares on January 22, 1997 was $17.875 per share. If all 350,000 ISOs were granted and exercised, the total market value as of January 22, 1997 of the Bank's Capital Shares to be sold pursuant to the Plan would be $6,256,250. Each ISO entitles the holder to purchase one Capital Share. The maximum number of options to be granted to an individual participant is to be established from time to time by the Board. Limitations on the number of shares to be granted under the Plan and the number and price of outstanding ISOs are subject in all cases to adjustment in the event of changes made in the Bank's Capital Shares on account of any recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, reorganization, liquidation or any other change in the corporate structure or shares of the Bank.

   Any Capital share subject to an ISO which for any reason expires, lapses, is forfeited or is terminated unexercised as to such share may again be subjected to an option under the Plan.

PRICE AND TERMS OF OPTIONS

   The option price to be paid for each Capital Share issued upon exercise of an ISO is determined by the Board but in no event may the price be less than 100% of the fair market value of the stock on the date the option is granted. Fair market value for this purpose is determined by the Board, acting in good faith, using such information and advice as it deems necessary. Each option is exercisable for such terms as may be fixed in the grant thereof, but no option may be exercised more than ten years from the date of the grant. The Plan also provides that if at the time of grant the employee owns more than 10% of the Bank's Capital Shares, the price of such option must be at least 110% of the fair market value of the stock at the date of grant and the option may not be exercisable more than five years after the date of the grant.

NO RIGHTS AS STOCKHOLDER

   No optionee has the rights of a stockholder as to the shares subject to an ISO until the certificate representing the shares purchased by him upon exercise of the option has been delivered to him or for his account.

NONTRANSFERABILITY

   The rights and interests of a participant under the Plan in an ISO may not be assigned or transferred other than by will or the laws of descent and distribution and are exercisable, during his lifetime, only by the optionee.

DURATION OF PLAN

   Unless terminated prior thereto by the Board of Directors, the authority to grant options under the Plan expires on January 21, 2007. Options granted prior to that date may be exercisable in accordance with their terms as long as ten years from the date of grant.

RIGHTS ON DEATH OR TERMINATION OF EMPLOYMENT

   In the event an optionee ceases to be employed by the Company for any reason other than his death or disability, his ISOs will be exercisable only within the three-month period from the date of termination of employment (unless by its terms it sooner expires). If an optionee dies while employed by the Bank, his exercisable ISOs may be exercised within one year after his death (but in no event after the normal expiration date of the option) by the person or persons to whom his rights under the ISO shall pass by will or by the applicable laws of descent and distribution. All ISOs not exercisable on the date of death or disability or date of termination of employment shall be cancelled and may not be exercised.

ADJUSTMENTS AND AMENDMENTS

   The number and kind of securities available under the Plan and subject to outstanding options granted under the Plan, as well as the applicable purchase prices under the ISOs, are subject to equitable adjustment in the event of a recapitalization, stock dividend, stock split, combination or exchange of shares, merger, consolidation, reorganization or liquidation or any other change in the corporate structure or shares of the Bank.

   The Board of Directors of the Bank may amend, modify, alter, or terminate the Plan, except that no amendment may be made without prior approval of the stockholders of the Bank if that amendment would materially (i) increase the benefits accruing to participants under the Plan, (ii) increase the number of securities which may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan, other than the adjustments referred to in the preceding paragraph.

   The Board of Directors may insert into any options granted under the Plan any other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board of Directors, and shall include such terms, provisions and conditions as are necessary to qualify the Plan as an Incentive Stock Option Plan.

PAYMENT FOR STOCK

   The Plan permits, in the discretion of the Board, optionees to pay, in whole or in part, for Capital Shares acquired on the exercise of the ISOs by delivery of stock of the Bank already owned by the optionee. The stock used to exercise ISOs will be valued at its fair market value on the day preceding the exercise date.

FEDERAL INCOME TAX CONSEQUENCES OF INCENTIVE STOCK OPTIONS

   An employee will not recognize any income on the grant or exercise of an ISO. An employee will recognize long-term capital gain on the sale of shares acquired upon exercise of ISOs ("ISO Shares") if the employee (a) does not dispose of the ISO Shares within two years from the date the ISO was granted and (b) holds the ISO Shares for more than one year from the date the ISO was exercised. The long-term capital gain will be an amount equal to the difference between the net proceeds of the sale and the option price.

   If an employee sells or makes certain other dispositions of ISO Shares within two years from the date the option was granted, or within one year from the date the option was exercised, the employee will realize ordinary income. Except as described in the following paragraph, the ordinary income will be in an amount equal to the difference between the fair market value of the ISO Shares on the date the option was exercised and the option price. In addition, the employee will realize capital gain or loss in an amount equal to the difference between the net proceeds of the sale and the fair market value of the ISO Shares on the date the option was exercised. The capital gain or loss will be long-term if the ISO Shares were held for more than one year before sale, and short-term if the ISO Shares were held for one year or less before sale.

   If an employee sells or disposes of ISO Shares within two years from the date the ISO was granted, and the fair market value of the ISO Shares on the date of the sale is LESS than their fair market value on the date the ISO was exercised, the employee will realize ordinary income on the sale or other disposition of ISO Shares. The ordinary income will be in an amount equal to the difference between the net proceeds of the sale and the option price for such ISO Shares.

   The amount by which the fair market value of the shares on the date of exercise of an ISO exceeds the exercise price of the ISO is treated as a tax preference item. Accordingly, an employee who exercises an ISO must include that amount in determining whether he is subject to the alternative minimum tax in the year of exercise.

   The Bank is not entitled to a tax deduction on either its grant of an ISO or an employee's exercise of an ISO. In addition, the Bank is not entitled to a tax deduction as a result of an employee's disposition of the shares if the employee does not sell or otherwise dispose of ISO Shares within two years from the date the ISO was granted or within one year after the date the ISO was exercised. The Bank will be entitled to a tax deduction, in an amount equal to the amount of ordinary income reportable by the employee, if the employee sells or makes certain other dispositions of ISO Shares within two years from the date the ISO was granted or fails to hold the ISO Shares for more than one year from the date the ISO was exercised, provided the amount of compensation is reasonable.

STOCK OPTIONS FOR DIRECTORS

   Stock options granted under the Plan to Directors who are not employees do not qualify as ISOs and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will generally recognize ordinary income for federal income tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income tax withholding by the Bank out of the current earnings paid to the optionee. If such earnings are insufficient to pay the tax, the optionee will be required to make a direct payment to the Bank for the tax liability.

   Upon a sale of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will generally be treated as a capital gain or loss and will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the date of their sale. The optionee's basis for determination of gain or loss upon any subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.

   In general, there will be no federal income tax consequences to the Bank upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Bank will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided the Bank has satisfied its reporting obligations under the Code for the compensation comprising such income.

PERMIT FROM THE CALIFORNIA SUPERINTENDENT OF BANKS

   Prior to the granting of any options under the Plan, the Bank must obtain from the California Superintendent of Banks an appropriate permit or exemption. The permit or exemption has not yet been obtained, and it is possible that the California Superintendent of Banks may require amendments to the Plan as a condition to issuing the permit.

                 PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
               TO INCREASE AUTHORIZED NUMBER OF SHARES OF CAPITAL STOCK

   Attached as Exhibit A is the proposed amendment to the Articles of Incorporation to increase the authorized shares from 10,000,000 to 50,000,000. The Board of Directors approved the amendment and directed that it be submitted to the stockholders for their approval subject to the approval of the State Banking Department. The purpose of the amendment is that it is desirable to have additional authorized shares of Capital Stock available for possible future financing and acquisitions, stock dividends or splits and other general corporate purposes. The common stockholders do not have preemptive rights. While the Board of Directors has no present intention of issuing any additional shares of Capital Stock of the Bank in any such transaction, the Board of Directors recommends that the stockholders of the Bank vote in favor of the proposal.

                                  AUDITORS' APPROVAL

   FDIC rules and regulations require that "If a change or changes in accountants have taken place since the date of the proxy statement for the most recent annual meeting of shareholders, and if in connection with such change(s) a disagreement between the accountant and bank has been reported on Form F-3 or in the accountants letter filed as an exhibit thereto, the disagreement shall be described" in the proxy statement.

   A disagreement arose between the Bank's former accountants Deloitte & Touche LLP and Bank management in connection with identification and disclosure of impaired loans under Statement of Financial Accounting Standards No. 114 "Accounting by Creditors from Impairment of the Loan." (FAS 114)

   Under Bank management's interpretation of FAS 114, the Bank had no impaired loans to report as of December 31, 1995. Deloitte & Touche LLP disagreed. After an investigation, the Bank agreed with Deloitte & Touche LLP's interpretation of FAS 114. The appropriate disclosures of impaired loans were made on the 1995 financial statements of the Bank. Deloitte & Touche LLP then rendered their opinion on the 1995 financial statements of the Bank without exception.

   The Bank has employed a team of three internal auditors on a full-time basis and has employed independent accountants for an audit of the Bank's accounts. In 1996, the Bank contracted with Arthur Andersen LLP, an independent public accounting firm, to perform the following accounting services: examination of the financial statements of the Bank; examination of the financial statements of each of the Common Trust Funds; preparation and signing of the tax returns; and preparation of a Single Audit Letter for the Trust Department for a set yearly fee.

   The Bank's contract, entered into with Arthur Andersen LLP in 1996, was approved by the Audit Committee of the Board of Directors. Arthur Andersen LLP continues to perform as the Bank's outside auditors pending approval of a formal contract for the year 1997 by the Audit Committee of the Board of Directors. A representative of Arthur Andersen LLP will be present at the stockholders' meeting and will be available to respond to appropriate questions.

   The stockholders are requested to ratify the appointment of the accounting firm of Arthur Andersen LLP as the auditors and as independent public accountants for the Bank for the year 1996.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Bank's Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Bank's equity securities, to file with the Federal Deposit Insurance Corporation initial reports of ownership and reports of changes in ownership of common stock of the Bank. Officers, Directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulation to furnish the Bank with copies of all Section 16(a) forms they file.

   To the Bank's knowledge, based solely on review of the copies of such reports furnished to the Bank and written representations that no other reports were required during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten-percent beneficial owners were completed.

                           OTHER BUSINESS TO BE TRANSACTED

   The Board of Directors of the Bank knows of no other matters which may come before the meeting. However, if any matters other than those listed herein should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on such matters.

                                       By Order of the Board of Directors
                                       DARIO O. QUIROGA
                                       SECRETARY OF THE BANK

MARCH 7, 1997

   ANY STOCKHOLDER OF RECORD MAY RECEIVE WITHOUT CHARGE A COPY OF THE BANK'S 1996 ANNUAL REPORT AS FILED WITH THE FEDERAL DEPOSIT INSURANCE CORPORATION (FORM F-2). IF YOU DESIRE TO RECEIVE A COPY OF THE REPORT DIRECT YOUR REQUEST TO:

    SANTA MONICA BANK
    CASHIER'S DEPARTMENT
    P. O. BOX 550
    SANTA MONICA, CALIFORNIA 90406

                                      EXHIBIT A

                       AMENDMENT TO ARTICLES OF INCORPORATION
                         RELATING TO INCREASE IN AUTHORIZED
                          NUMBER OF SHARES OF CAPITAL STOCK

   The Articles of Incorporation of the Company shall be amended to adopt a new Article Sixth which will read as follows:

          ARTICLE SIXTH: The total number of shares which this corporation is authorized to issue is 50,000,000 shares. The aggregate par value of said shares is $150,000,000 and the par value of each share is $3.00.

          The common shares of stock of this corporation shall be subject to assessment by the Board of Directors upon order of the Superintendent of Banks of the State of California for the purpose of correcting an impairment of contributed capital in the manner provided by Financial Code Section 600.2 of the State of California.

                                      EXHIBIT B
                 RESOLUTION ADOPTING 1997 INCENTIVE STOCK OPTION PLAN

   WHEREAS, there has been presented to and considered at this meeting a proposed Incentive Stock Option Plan (the "Option Plan") which provides the grant, at the discretion of the Board or Stock Option Committee described therein, of options to purchase an aggregate of not to exceed 350,000 shares of Common Stock of this corporation all upon the terms and subject to the provision of the Option Plan; and

   WHEREAS, it is deemed to be in the best interests of this corporation and its stockholders that the Option Plan be approved and adopted;

   NOW, THEREFORE, BE IT RESOLVED, that the stockholders approve and adopt the Option Plan, in the form presented in Exhibit C.

                                      EXHIBIT C

                                  SANTA MONICA BANK
                           1997 INCENTIVE STOCK OPTION PLAN


1. PURPOSE.

   The purpose of the 1997 Santa Monica Bank Incentive Stock Option Plan (the "Plan") is to provide a means whereby Directors, Officers and key employees of Santa Monica Bank, a California corporation (the "Company"), or any parent or subsidiary thereof may be given an opportunity to purchase stock in the Company under options which are intended to qualify as Incentive Stock Options under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

   The underlying objectives which the Plan seeks to accomplish are to retain the services of the key employees of the Company and its subsidiaries, and to grant to such employees an opportunity to acquire a proprietary interest in the business and thereby provide an added incentive to increase the Company's earnings.

2. ADMINISTRATION.

   The Plan shall be administered by the Board of Directors of the Company. Subject to the express provisions of the Plan, the Board of Directors shall have the authority to construe and interpret the Flan and to define the terms used therein, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to determine the duration and purpose of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, to grant the options and to make all other determinations necessary or advisable for the administration of the Plan. The Board of Directors may insert into any options granted under the Plan any other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board of Directors, and shall include such terms, provisions and conditions as are necessary to qualify the Plan as an Incentive Stock Option Plan. The determination of the Board of Directors on the matters referred to in this paragraph shall be conclusive.

   The Board of Directors may appoint a committee consisting of not less than three Directors who shall serve at the pleasure of the Board of Directors to administer the Plan. Such committee shall have all or such part of the authority of the Board of Directors with respect to the Plan, as provided in the resolution establishing the committee or in resolutions adopted form time to time thereafter. As used herein, the term "Stock Option Committee" shall mean such committee or, if no such committee has been appointed, shall mean the Board of Directors.

3. STOCK SUBJECT TO THE PLAN.

   The stock to be offered under the Plan shall be shares of the Company's authorized but unissued Capital Stock, par value $3 per share, or any shares of authorized but unissued shares of such class into which share shares are changed, reclassified or converted ("Common Stock"). Subject to adjustment as provided in Paragraph 13 hereof, the aggregate number of shares to be issued upon exercise of all options granted under the Plan shall not exceed 350,000, less the amount of shares subject to options under all other employee stock option plans of the Company.

   If any options shall expire or terminate for any reason without having been exercised, the shares subject thereto shall revert to the Plan and again be available for the purposes of the Plan.

   No options may be granted under the Plan to any participant if such grant would cause the "Option Stock Value" (as defined below), of all Incentive Stock Options exercisable by such participant during any calendar year to exceed the sum of $100,000. In the event an employee receives an option which is subsequently determined to have violated the provisions of the previous sentence, such option shall be amended, if necessary, in accordance with applicable Treasury Regulations and rulings, to preserve to the maximum possible extent the status of the option as an Incentive Stock Option. As used herein, the term "Option Stock Value" shall be the market value of one share of Common Stock on the date of grant multiplied by the number of shares purchasable under Incentive Stock Options granted to the participant on that date.

4. OBLIGATION OF COMPANY TO ISSUE SHARES.

   The Plan, and the grant and exercise of options thereunder, and the Company's obligation to issue and deliver shares of Common Stock under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory agencies as may be required or advisable. In no event shall the Company be required to issue fractional shares upon the exercise of an option.

5. ELIGIBILITY.

   Directors, officers and other key employees of the Company or of any parent or subsidiary corporation (as that term is defined in Section 424 of the Code) shall be eligible for selection to participate in the Plan. No key employee shall be disqualified from participation in the Plan because he is already a shareholder of the Company or because he is a member of the Board of Directors of the Company. The Stock Option Committee shall determine the individuals to whom options shall be granted, the terms and provisions of the respective stock option agreements (which need not be identical), the time at which such options shall be granted, and the number of shares subject to each option, and the Stock Option Committee shall grant such options. An individual who has been granted an option may, if otherwise eligible, be granted an additional option or options if the Stock Option Committee shall so determine.

   If options are granted to any person owning, at the time of the grant of the option, ten percent (10%) or more of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries (if any), the option price must be at least one hundred and ten percent (110%) of the fair market value (computed at the time of the grant of the option) of the stock subject to the option, and such option by its terms must expire not later than the day of the fifth anniversary of the date on which the option is granted.

6. OPTION PRICE.

   The option price per share of stock purchasable under options granted pursuant to the Plan shall be determined by the Stock Option Committee. In every case the option price shall not be less than one hundred percent (100%) of fair market value of the Common Stock of the Company on the day the option is granted, unless the provisions of Paragraph 5 of the Plan require that the price be at least one hundred and ten percent (110%) of fair market value of such stock. For the purposes hereof the fair market value of the Common Stock shall be determined in good faith by the Stock Option Committee each time an option is granted hereunder, acting upon such information and advice as it shall deem necessary, which determination shall be conclusive.

7. OPTION PERIOD.

   Each option and all right or obligations thereunder by its terms shall expire on such date as the Stock Option Committee may determine, but not later than the day of the tenth anniversary of the date on which the option is granted, and shall be subject to earlier termination as hereinafter provided; provided, that if the provisions of Paragraph 5 hereof so require, such option shall expire not later than the day of the fifth anniversary of the date on which the option is granted.

8. CONTINUATION OF EMPLOYMENT.

   Nothing contained in the Plan (or in any option granted pursuant to the Plan) shall confer upon any Director and/or employee any right to continue in the employ of the Company or any parent or subsidiary corporation or interfere in any way with the right of the Company or any parent or subsidiary corporation to terminate his employment at any time or to increase or decrease his compensation from the rate in existence at the time of the granting of an option, and nothing contained herein or in any option agreement shall affect any contractual rights of any employee.

9. EXERCISE OF OPTIONS.

   Each option shall be exercisable, and the total number of shares of Common Stock subject thereto shall be purchasable, in such installments, which need not be equal, as the Stock Option Committee shall determine. Except as required by the provisions of Paragraph 5 hereof or unless otherwise provided for by the Stock Option Committee on the grant of the option, any option granted hereunder shall be exercisable in four equal annual installments, commencing one year after the date of the grant of the option. Unless otherwise determined by the Stock Option Committee, (i) no option or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded, and (ii) not less than ten shares may be purchased at any one time unless the number purchased is the total number at the time available for purchase under the option.

   Options may be exercised only by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full of the option price for the number of shares being purchased by (1) cash, (2) a certified or bank cashier's check, or (3) Common Stock of the Company with a fair market value at least equal to the aggregate exercise price under the option.

10. NON-TRANSFERABILITY OF OPTIONS.

   Options granted under the Plan shall, by their terms, be nontransferable by the grantee other than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by the grantee.

11. TERMINATION OF EMPLOYMENT.

   If the grantee of any option granted under the Plan ceases to be employed by the Company or any parent or subsidiary corporation for any reason other than his death or disability, his option shall, subject to earlier termination pursuant to Paragraph 7, expire three months thereafter (or after such shorter period as may be provided in the Incentive Stock Option Agreement), and during such period after he ceases to be an employee such option shall be exercisable only as to that number of shares which the grantee could have purchased as of the date of such termination of employment.

12. DEATH OR DISABILITY OF EMPLOYEE OR DIRECTOR.

   If any grantee of any option granted under the Plan dies or becomes disabled while employed by the Company or any parent or subsidiary, or during the three month period after termination referred to in Paragraph 11 hereof, his option shall, subject to earlier termination pursuant to Paragraph 7, expire one year after the option holder ceases to be an employee or Director of the Company (or after such shorter period as may be provided in the Incentive Stock Option Agreement). During such one year period the grantee, or if the grantee has died the person or person to whom the grantee's rights under the option have passed by will or by the applicable laws of descent and distribution, may, to the extent of the number of shares exercisable as of the date of the termination of his employment, exercise such option.

13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

   If the outstanding shares of Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof, which options shall have been granted prior to any such change, shall likewise be made. Any such adjustment in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share covered by the option.

   Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all of the property of the Company to another corporation, the Plan shall terminate, and any option theretofore granted hereunder shall terminate, unless, in connection with such transaction, the Company provides for the substitution of options, as defined below. In the event that provision is not made for the substitution of options in connection with a reorganization, merger or consolidation in which the Company is not the surviving corporation, or a sale of substantially all of the Company's assets, option holders shall have the right, immediately prior to or concurrently with such transaction, to exercise any unexpired option rights granted hereunder to the full extent theretofore not exercised and regardless of any installment provisions for the exercise of such option rights which may be provided in any stock option agreement entered into hereunder but in any event subject to the expiration date of the option under the option agreement. The phrase "provides for the substitution of options" as used in this paragraph shall mean either the reissuance of a new option or the assumption of the Company's option by the surviving corporation or its parent or subsidiary in such form and on such terms and conditions that the substituted option shall meet the requirements of
Section 424 of the Code; and the phrase "parent or subsidiary" shall have the meaning assigned in Section 424 of the Code. A substituted option shall not be less favorable to the option holder than his prior option except to the extent required so as to qualify the same under Section 424 of the Code.

   Adjustments under this Paragraph 13 shall be made by the Stock Option Committee of the Company, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

14. AMENDMENT AND TERMINATION.

   The Board of Directors of the Company may at any time suspend, amend or terminate the Plan without further action on the part of the shareholders of the Company, provided that, except as set forth in Paragraph 13 above, no amendment may be adopted without further approval of the shareholders of the Company which will:

     (a) increase the number of shares which are to be reserved for options under the Plan;

     (b) decrease the minimum option price;

     (c) extend the maximum term of an option;

     (d) change the designation of the class of employees eligible to receive options.

   In the event the Plan is terminated by the Board of Directors, no option may be granted after such termination. The amendment or termination of the Plan shall not, without the consent of the grantee of any option granted under the Plan, affect the grantee's rights under an option theretofore granted to him.

15. TIME OF GRANTING OF OPTIONS.

   The granting of an option pursuant to the Plan shall take place at the time of the Stock Option Committee's action, as described herein; provided, however, that if the appropriate resolutions of the Stock Option Committee indicate than an option is to be granted as of and at some future date, the date of grant shall be such future date.

16. PRIVILEGES OF STOCK OWNERSHIP; PURCHASE FOR INVESTMENT.

   The holder of an option granted under the Plan shall not be entitled to the privilege of stock ownership as to any shares of stock not actually issued and delivered to him. No shares of Common Stock shall be issued upon the exercise of any option unless and until there has been full compliance with any then applicable requirements of the Securities and Exchange Commission, the California Commissioner of Corporations, the Federal Deposit Insurance Corporation, the California Superintendent of Banks, any other regulatory agencies having jurisdiction, and of any securities exchanges upon which stock of the Company may be listed.

17. DURATION OF THE PLAN AND OPTION PROVISIONS.

   Unless previously terminated by the Board of Directors the Plan shall terminate at the close of business on January 21, 2007 (which is before the tenth anniversary of the adoption of this Plan by the Board of Directors), and no options shall be granted under it thereafter, but such termination shall not affect any option holder's rights under an option theretofore granted to him.

18. EFFECTIVE DATE OF THE PLAN.


   The Plan shall become effective and options may be granted hereunder upon its adoption by the Company's Board of Directors; provided, however, that the Plan shall be approved within twelve months thereafter by the shareholders of the Company, and any options granted under the Plan after the Plan's adoption by the Board of Directors, but prior to the Plan's approval by the shareholders, shall not be exercisable until such shareholder approval has been obtained, and shall be subject to such approval.

Item 7.  Financial Statements and Exhibits.

    (c)  Exhibits.

    The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number                  Description

23.1     Consent of Arthur Andersen LLP
23.2     Consent of Deloitte & Touche LLP

                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: September 30, 1997

                             WESTERN BANCORP


                             By:  /s/ Arnold C. Hahn
                                  ------------------------------
                                  Name:     Arnold C. Hahn
                                  Title:    Executive Vice President and
                                            Chief Financial Officer

                                    EXHIBIT INDEX


Exhibit
Number                  Description

23.1     Consent of Arthur Andersen LLP
23.2     Consent of Deloitte & Touche LLP